_______________________________________________________________
LOAN AGREEMENT
Dated as of November 30, 2018
By and Among
Borrowers (as defined herein)
and
LOANCORE CAPITAL CREDIT REIT LLC,
 as Lender
_________________________________________________________________

TABLE OF CONTENTS
1.	DEFINITIONS; PRINCIPLES OF CONSTRUCTION
1.1	Specific Definitions
1.2	Index of Other Definitions
1.3	Principles of Construction
2.	GENERAL LOAN TERMS
2.1	The Loan
2.2	Interest; Monthly Payments
2.2.1	Generally
2.2.2	Default Rate
2.2.3	Unavailability or Illegality of LIBOR
2.2.4	Taxes
2.2.5	Change in Law; Additional Costs
2.2.6	Breakage Indemnity
2.2.7	New Payment Date
2.3	Loan Repayment.
2.3.1	Repayment
2.3.2	Mandatory Prepayments
2.3.3	Optional Prepayments
2.3.4	Prepayments; Generally
2.4	Release of the Properties
2.4.1	Release on Payment in Full
2.4.2	Sale of Properties
2.5	Payments and Computations
2.5.1	Making of Payments
2.5.2	Computations
2.5.3	Late Payment Charge
2.6	Interest Rate Protection Agreements
2.6.1	Interest Rate Protection Agreement
2.6.2	Execution of Documents
2.6.3	No Obligation of Lender
2.6.4	Receipts from Interest Rate Protection Agreements
2.6.5	Failure to Provide Interest Rate Protection Agreement
2.6.6	Non-Availability of LIBOR; Substitute IRPA
2.7	Fees; Spread Maintenance Premium.
2.7.1	Exit Fee
2.7.2	Spread Maintenance Premium
2.7.3	Origination Fee
2.8	Extension Option
3.	CASH MANAGEMENT AND RESERVES
3.1	Cash Management Arrangements
3.2	Required Repairs.
3.2.1	Completion of Required Repairs
3.2.2	Required Repairs Reserves
3.3	Property Taxes
3.4	Insurance
3.5	Capital Expense Reserves
3.6	Rollover Reserves
3.6.1	Rollover Reserve.
3.6.2	Special Rollover Reserve
3.7	Intentionally Omitted
3.8	Casualty/Condemnation Subaccount
3.9	Security Deposits
3.10	Cash Collateral Subaccount
3.11	Raider Park Fee Acquisition Reserve
3.12	Ground Lease Reserve
3.13	Intentionally Omitted
3.14	Grant of Security Interest; Application of Funds
3.15	Property Cash Flow Allocation
4.	REPRESENTATIONS AND WARRANTIES
4.1	Organization; Special Purpose
4.2	Proceedings; Enforceability
4.3	No Conflicts
4.4	Litigation
4.5	Agreements
4.6	Title
4.7	No Bankruptcy Filing
4.8	Full and Accurate Disclosure
4.9	Tax Filings
4.10	ERISA; No Plan Assets
4.11	Compliance
4.12	Major Contracts
4.13	Federal Reserve Regulations; Investment Company Act; Bank Holding Company
4.14	Easements; Utilities and Public Access
4.15	Physical Condition
4.16	Leases
4.17	Fraudulent Transfer
4.18	Ownership of Borrowers
4.19	Purchase Options
4.20	Management Agreement
4.21	Hazardous Substances
4.22	Name; Principal Place of Business
4.23	Other Debt
4.24	Assignments of Leases and Rents
4.25	Insurance
4.26	FIRPTA
4.27	Fiscal Year
4.28	Intellectual Property/Websites
4.29	Operations Agreements
4.30	Illegal Activity
4.31	Ground Lease
5.	COVENANTS
5.1	Existence
5.2	Property Taxes and Other Charges
5.3	Access to Properties
5.4	Repairs; Maintenance and Compliance; Alterations
5.4.1	Repairs; Maintenance and Compliance
5.4.2	Alterations
5.5	Performance of Other Agreements
5.6	Cooperate in Legal Proceedings
5.7	Further Assurances
5.8	Environmental Matters
5.8.1	Hazardous Substances
5.8.2	Environmental Monitoring
5.8.3	O & M Program
5.9	Title to the Properties
5.10	Leases
5.10.1	Generally
5.10.2	Material Leases
5.10.3	Minor Leases
5.10.4	Additional Covenants with respect to Leases
5.11	Estoppel Statement
5.12	Property Management
5.12.1	Management Agreement
5.12.2	Termination of Manager
5.13	Special Purpose Bankruptcy Remote Entity
5.14	Assumption in Non-Consolidation Opinion
5.15	Change in Business or Operation of Properties
5.16	Debt Cancellation
5.17	Affiliate Transactions
5.18	Zoning
5.19	No Joint Assessment
5.20	Principal Place of Business
5.21	Change of Name, Identity or Structure
5.22	Indebtedness
5.23	Licenses; Intellectual Property; Website
5.23.1	Licenses
5.23.2	Intellectual Property
5.23.3	Website
5.24	Compliance with Restrictive Covenants.
5.25	ERISA
5.26	Prohibited Transfers
5.27	Liens
5.28	Dissolution
5.29	Expenses
5.30	Indemnity
5.31	Patriot Act Compliance
5.32	Approval of Major Contracts
5.33	Ground Lease
5.34	Raider Park Ground Lease Fee Acquisition
6.	NOTICES AND REPORTING
6.1	Notices
6.2	Borrower Notices and Deliveries
6.3	Financial Reporting
6.3.1	Bookkeeping
6.3.2	Annual Reports
6.3.3	Monthly/Quarterly Reports
6.3.4	Compliance Certificates
6.3.5	Other Reports
6.3.6	Annual Budget
6.3.7	Additional Operating Expenses
6.3.8	Intentionally Omitted
6.3.9	Breach
7.	INSURANCE; CASUALTY; AND CONDEMNATION
7.1	Insurance
7.1.1	Coverage
7.1.2	Policies
7.2	Casualty
7.2.1	Notice; Restoration
7.2.2	Settlement of Proceeds
7.3	Condemnation
7.3.1	Notice; Restoration
7.3.2	Collection of Award
7.4	Application of Proceeds or Award.
7.4.1	Application to Restoration
7.4.2	Application to Debt
7.4.3	Procedure for Application to Restoration
8.	DEFAULTS
8.1	Events of Default
8.2	Remedies
8.2.1	Acceleration
8.2.2	Remedies Cumulative
8.2.3	Severance
8.2.4	Delay
8.2.5	Lender's Right to Perform
9.	SECONDARY MARKET PROVISIONS
9.1	Sale of Note and Secondary Market Transaction
9.1.1	General; Borrower Cooperation
9.1.2	Use of Information
9.1.3	Borrowers Obligations Regarding Disclosure Documents
9.1.4	Borrower Indemnity Regarding Filings
9.1.5	Indemnification Procedure
9.1.6	Contribution
9.1.7	Survival
9.2	Severance of Loan
9.3	Costs and Expenses
10.	MISCELLANEOUS
10.1	Exculpation
10.2	Brokers and Financial Advisors
10.3	Retention of Servicer
10.4	Survival
10.5	Lender's Discretion; Rating Agency Review Waiver
10.6	Governing Law
10.7	Modification, Waiver in Writing
10.8	Trial by Jury
10.9	Headings/Schedules
10.10	Severability
10.11	Preferences
10.12	Waiver of Notice
10.13	Remedies of Borrower
10.14	Prior Agreements
10.15	Offsets, Counterclaims and Defenses
10.16	Publicity
10.17	No Usury
10.18	Conflict; Construction of Documents; Reliance
10.19	No Joint Venture or Partnership; No Third Party Beneficiaries
10.20	Spread Maintenance Premium
10.21	Assignments and Participations
10.22	Intentionally Omitted
10.23	Waiver of Marshalling of Assets
10.24	Joint and Several Liability
10.25	Creation of Security Interest
10.26	Cross Default; Cross Collateralization
10.27	Contribution Among Borrowers.
10.28	Certain Additional Rights of Lender
10.29	Set-Off
10.30	Intentionally Omitted
10.31	Counterparts
10.32	Negation of Implied Right to Cure Events of Default
10.33	Acknowledgement and Consent to Bail-In of EEA Financial Institutions
10.34	Registered Obligations

Loan Agreement Schedules

Schedule 1 Location of Properties
Schedule 2 Required Repairs
Schedule 3 Exceptions to Representations and Warranties
Schedule 4 Organization of Borrowers
Schedule 5 Definition of Special Purpose Bankruptcy Remote Entity
Schedule 6 Allocated Loan Amounts
Schedule 7 Rent Roll
Schedule 8 Intellectual Property/Websites
Schedule 9 REA
Schedule 10 Schedule of Up-Front Reserves
Schedule 11-1 Annual Reports Officer's Certificate
Schedule 11-2 Monthly/Quarterly Reports Officer's Certificate
Schedule 11-3 Compliance Certificate

LOAN AGREEMENT
LOAN AGREEMENT dated as of November 30, 2018 (as the same may be modified, supplemented, amended or otherwise changed, this "Agreement") by and among (i) MVP HAWAII MARKS GARAGE, LLC, a Delaware limited liability company ("MVP Hawaii"), (ii) MVP INDIANAPOLIS CITY PARK GARAGE, LLC, a Delaware limited liability company ("MVP City Park"), (iii) MVP INDIANAPOLIS WASHINGTON STREET LOT, LLC, a Delaware limited liability company ("MVP Washington Street"), (iv) MVP NEW ORLEANS RAMPART, LLC, a Delaware limited liability company ("MVP New Orleans"), (v) MVP RAIDER PARK GARAGE, LLC, a Delaware limited liability company ("MVP Raider Park"), (vi) MVP MILWAUKEE WELLS LLC, a Nevada limited-liability company ("MVP Milwaukee"; each of MVP Hawaii, MVP City Park, MVP Washington Street, MVP New Orleans, MVP Raider Park and MVP Milwaukee are, together with their respective permitted successors and assigns, a "Borrower" and collectively, "Borrowers"), and LOANCORE CAPITAL CREDIT REIT LLC, a Delaware limited liability company (together with its successors and assigns, "Lender").
1. DEFINITIONS; PRINCIPLES OF CONSTRUCTION
1.1 Specific Definitions.  The following terms have the meanings set forth below:
"Acceptable Counterparty" shall mean a bank or other financial institution which has:  (i) a long-term unsecured debt rating of "A" or higher by S&P; and (ii) a long-term unsecured debt rating of not less than "A2" by Moody's; provided however, that SMBC Capital Markets, Inc. (with an Acceptable SMBC Credit Support Party as its credit support party) will be an Acceptable Counterparty so long as the rating of its credit support party (provided such credit support party shall be an Acceptable SMBC Credit Support Party) is not downgraded, withdrawn or qualified by S&P or Moody's from the long and short term ratings issued by such rating agencies below the lesser of the above rating (as applicable) or its ratings as of the date hereof.  As used herein, an "Acceptable SMBC Credit Support Party" shall mean (a) Sumitomo Mitsui Banking Corporation or a replacement guarantor that meets the foregoing rating requirements and provides a guaranty on substantially the same form as the guaranty provided by Sumitomo Mitsui Banking Corporation on the date hereof and (b) provided any such credit support party guaranty guaranties all current and future obligations under the Interest Rate Cap Agreement or Replacement Interest Rate Cap Agreement, as applicable.
"Affiliate" shall mean, as to any Person (for purposes of this definition, the "Subject Person"), any other Person:  (i) which, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the Subject Person; (ii) which, directly or indirectly, beneficially owns or holds twenty percent (20%) or more of any class of stock or any other ownership interest in the Subject Person; (iii) twenty percent (20%) or more of the direct or indirect ownership of which is beneficially owned or held by the Subject Person; (iv) which is a member of the family (as defined in Section 267(c)(4) of the Code) of the Subject Person or which is a trust or estate, the beneficial owners of which are members of the family (as defined in Section 267(c)(4) of the Code) of the Subject Person; or (v) which, directly or indirectly, is a general partner, controlling shareholder, managing member, officer, director, trustee or employee of the Subject Person.
"Allocated Loan Amount" shall mean with respect to each Property, the amount set forth with respect to such Property on Schedule 6 hereto.
"Alternative Index" shall mean a substitute source and/or date for determining LIBOR or a substitute index for non-consumer loans which, in any case, is (i) readily available and verifiable, (ii) beyond the control of Lender, (iii) used by Lender with respect to other credit facilities which used LIBOR (except those credit facilities, which by the terms of their loan documents, specify the use of another index in such event), and (iv) an index approximating or is expected to approximate the behavior of LIBOR or an annual rate that is being used by a major segment of the United States and/or international banking community as a replacement benchmark for LIBOR in commercial real estate loans, while being as economically neutral to the Borrowers as possible.  The parties hereto acknowledge and agree that the Alternative Index may be an index that does not yet exist and/or is not commonly being used as of the Closing Date.
"Alternative Spread" shall mean the number of basis points determined as the sum of (i) LIBOR on the Index Change Date immediately prior to the date on which Lender has determined that the Alternative Index is in effect with respect to the Loan, plus (ii) the then-applicable LIBOR Spread, less (iii) the Alternative Index on the Index Change Date immediately prior to the date on which Lender has determined that the Alternative Index is in effect with respect to the Loan; provided that, (a) if such sum is a negative number, then the Alternative Spread shall be zero and (b) the "Alternative Spread" during the Extension Period shall be calculated (or recalculated if the Index Change Date occurred prior to such Extension Period) based on the LIBOR Spread applicable to such Extension Period (whether or not the Index Change Date occurred during or prior to such Extension Period).
"Appraised Value" shall mean the fair market value of each Property that will remain subject to the Liens of the Loan Documents after giving effect to the release of a Property pursuant to Section 2.4.2 hereof reflected in an appraisal paid for by Borrowers that is (i) dated not more than ninety (90) days prior to the date of anticipated the sale of any Property pursuant to Section 2.4.2 hereof, (ii) signed by a qualified, independent MAI appraiser selected or approved by Lender, (iii) addressed to Lender and its successors and assigns, (iv) made in compliance with the requirements of the Federal National Mortgage Association Company or Federal Home Loan Mortgage Corporation, or any successor thereto, and Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, and (v) otherwise reasonably satisfactory to Lender in all material respects.
"Approved Capital Expenses" shall mean Capital Expenses incurred by a Borrower, which Capital Expenses shall either be (i) included in the Approved Capital Expense Budget for the Property owned by such Borrower for the current calendar month or (ii) approved by Lender.
"Approved Lease Sweep Lease Leasing Expenses" shall mean actual out-of-pocket expenses incurred by Borrowers and payable to third parties that are not Affiliates of Borrowers or Guarantor in re-leasing space demised under a Lease Sweep Lease at a Property pursuant to replacement Leases entered into in accordance with the Loan Documents, including brokerage commissions and tenant improvements, which expenses (i) are (a) specifically approved by Lender in connection with approving the applicable Lease, or (b) otherwise approved by Lender, which approval shall not be unreasonably withheld or delayed, and (ii) are substantiated by executed documents and contracts evidencing the same, including Lease documents and brokerage agreements.
"Approved Leasing Expenses" shall mean the actual out-of-pocket expenses incurred by a Borrower and payable to third parties that are not Affiliates of any Borrower or Guarantor in leasing space at a Property pursuant to Leases entered into in accordance with the Loan Documents, including brokerage commissions and tenant improvements, which expenses (i) are (a) specifically approved by Lender in connection with approving the applicable Lease, (b) incurred in the ordinary course of business and on market terms and conditions in connection with Leases which do not require Lender's approval under the Loan Documents, and Lender shall have received (and approved, if applicable) a budget for such tenant improvement costs and a schedule of leasing commission payments payable in connection therewith, or (c) otherwise approved by Lender, which approval shall not be unreasonably withheld or delayed, and (ii) are substantiated by executed documents and contracts evidencing the same, including Lease documents and brokerage agreements.
"Approved Operating Expenses" shall mean during a Cash Management Period, operating expenses incurred by a Borrower which (i) are included in the Approved Operating Budget for the Property owned by such Borrower for the current calendar month, (ii) are for Real Estate Taxes, Insurance Premiums, electric, gas, oil, water, sewer or other utility service to such Property, (iii) are Emergency Expenditures or (iv) have been approved by Lender.
"Available Cash" shall mean, as of each Payment Date during the continuance of a Cash Management Period, the amount of Rents, if any, remaining in the Cash Management Account after the application of all of the payments required under clauses (i) through (vii) of Section 3.15(a) hereof.
"Bankruptcy Code" shall mean Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors' rights.
"Business Day" shall mean any day other than a Saturday, Sunday or any day on which commercial banks in New York, New York are authorized or required to close.
"Calculation Date" shall mean the last day of each calendar quarter during the Term.
"Capital Expenses" shall mean expenses that are capital in nature or required under GAAP to be capitalized.
"Cash Management Bank" shall mean Wells Fargo Bank, National Association, or such other bank or depository selected by Lender.
"Cash Management Period" shall mean a period that:
(i) commences upon the date on which a Default or Event of Default occurs, and ends on the next Payment Date following the date upon which such Default or Event of Default has been cured and such cure has been accepted by Lender (which acceptance shall not be unreasonably withheld or delayed), or such Default or Event of Default has been waived by Lender (provided that in no event shall Lender have any obligation to accept such a cure of, or waive, any Default or Event of Default), and no other Default or Event of Default is then continuing;
(ii) commences upon Lender's determination that the Debt Yield is less than seven and three-fourths percent (7.75%) as of any Calculation Date, and ends on the next Payment Date following the date upon which Lender has reasonably determined that the Debt Yield equals or exceeds seven and three-fourths percent (7.75%) for the two (2) most recent Calculation Dates (and if the Debt Yield calculation required under Section 6.3.4 hereof is not delivered to Lender as and when required hereunder, a Cash Management Period shall be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no Cash Management Period is ongoing under this clause (ii) and a Cash Management Period is not otherwise ongoing under this definition of "Cash Management Period"); or
(iii) commences upon the commencement of a Lease Sweep Period, and ends on the next Payment Date following the date upon which such Lease Sweep Period is no longer continuing (and no other Lease Sweep Period is then continuing).
Notwithstanding the foregoing, in no event shall a Cash Management Period be deemed to have ended (a) if the Stated Maturity Date has occurred or (b) if any other Cash Management Period is continuing.
"Closing Date" shall mean the date hereof.
"Code" shall mean the Internal Revenue Code of 1986, as amended and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.
"Construction Consultant" shall mean one or more third party construction consultants, construction loan administration or servicing firms or comparable firms as may be retained by Lender, at Borrowers' sole cost and expense, from time to time to monitor the scope and status of any Material Alteration or Restoration.
"Control" shall mean, with respect to any Person, either (i) ownership directly or indirectly of forty-nine percent (49%) or more of all equity interests in such Person or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, by contract or otherwise, and the terms Controlled, Controlling and Common Control shall have correlative meanings, provided that the mere granting of commercially typical major decision consent rights to a third party direct or indirect owner in Borrower shall not, in it of itself, be deemed to constitute Control of such Borrower by such third party owner.
"Debt" shall mean the unpaid Principal, all interest accrued and unpaid thereon, all Exit Fees, any Spread Maintenance Premium, all transaction costs, all late fees and all other sums due to Lender in respect of the Loan or under any Loan Document.
"Debt Service" shall mean, with respect to any particular period, the scheduled interest payments due under the Note in such period.
Debt Yield" shall mean, as of any date, the ratio (expressed as a percentage) calculated by Lender of (i) the Net Operating Income for the twelve (12)‑month period ending with the most recently completed calendar month preceding the date of calculation to (ii) the outstanding Principal balance of the Loan as of such date.
"Default" shall mean the occurrence of any event under any Loan Document which, with the giving of notice or passage of time, or both, would be an Event of Default.
"Default Rate" shall mean a rate per annum equal to the lesser of (i) the maximum rate permitted by applicable law, or (ii) five percent (5%) above the Interest Rate, compounded monthly.
"Eligible Account" shall mean a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts (or subaccounts thereof) (a) maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) if a Securitization has occurred, as to which Lender has received a Rating Comfort Letter from each of the applicable Rating Agencies with respect to holding funds in such account, or (ii) a segregated trust account or accounts (or subaccounts thereof) maintained with the corporate trust department of a federal depository institution or state chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations §9.10(b), having in either case corporate trust powers, acting in its fiduciary capacity, and a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authorities.  An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.
"Eligible Institution" shall mean a depository institution insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by S&P, P-1 by Moody's and F-1+ by Fitch, in the case of accounts in which funds are held for thirty (30) days or less or, in the case of Letters of Credit or accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least  (i) "AA" by S&P, (ii) "AA" and/or "F1+" (for securities) and/or "AAAmmf" (for money market funds), by Fitch and (iii) "Aa2" by Moody's; provided, however, for the purposes of the Cash Management Bank, the definition of Eligible Institution shall have the meaning set forth in the Cash Management Agreement.
"Emergency Expenditures" shall mean expenses that are necessary in order (i) to avoid imminent bodily injury, harm or damage to individuals or a Property, (ii) to avoid the suspension of any necessary service to a Property, or (iii) to comply with Legal Requirements, and, in each such case, with respect to which it would be impractical, in Borrowers' reasonable judgment, under the circumstances, to obtain Lender's prior written consent; provided that Borrowers shall give Lender notice of such Emergency Expenditures as soon as practicable.
"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.
"ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which is a member of the same controlled group of corporations or group of trades or businesses under common control with a Borrower and/or Guarantor, or is treated as a single employer together with a Borrower and/or Guarantor under Section 414 of the Code or Title IV of ERISA.

"Excluded Taxes" shall mean any of the following Taxes imposed on or with respect to Lender or required to be withheld or deducted from a payment to Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal  withholding Taxes imposed on amounts payable to or for the account of Lender with respect to an applicable interest in the Loan pursuant to a law in effect on the date on which (i) Lender acquires such interest in the Loan or (ii) Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.2.4 hereof, amounts with respect to such Taxes were payable either to Lender's assignor immediately before Lender became a party hereto or to Lender immediately before it changed its lending office, (c) Taxes attributable to Lender's failure to comply with Section 2.2.4(e) hereof and (d) any U.S. federal withholding Taxes imposed under FATCA.

"Exit Fee" shall mean with respect to any repayment or prepayment of Principal (except as otherwise expressly provided herein), an amount equal to one-fourth of one percent (0.25%) of the amount of Principal being repaid or prepaid; provided, however, if the Loan is repaid with the proceeds of a mortgage loan from LCC (or any successor to LCC by merger), the Exit Fee that would otherwise be payable with respect to the portion of the Loan refinanced by LCC (or any successor to LCC by merger) shall be waived, provided that LCC (or any successor to LCC by merger) shall have no obligation to offer to provide such financing.
"FATCA" shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.
"Fiscal Year" shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the Term.
"GAAP" shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.
"Governmental Authority" shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, commonwealth, county, district, municipal, city or otherwise) now or hereafter in existence.
"Ground Lease" shall mean, individually and collectively, as required by context, (i) that certain Lease Agreement dated as of January 15, 2013, as it may be amended from time to time in accordance with this Agreement, by and between MVP New Orleans, as successor‑in‑interest, as lessee, and New Orleans Ground Lessor, as lessor (the "New Orleans Ground Lease"), and (ii) that certain Standard Lease Agreement dated as of September 1, 2017, as it may be amended from time to time in accordance with this Agreement, by and between MVP Raider Park, as successor‑in‑interest, as lessee, and Raider Park Ground Lessor, as lessor (the "Raider Park Ground Lease").
"Ground Lessor" shall mean, individually and collectively, as required by context, (i) M. J. Falgoust, Inc., a Louisiana corporation ("New Orleans Ground Lessor"), the ground lessor with respect to the New Orleans Ground Lease, and (ii) the State of Texas acting through the Texas Department of Transportation ("Raider Park Ground Lessor"), the ground lessor with respect to the Raider Park Ground Lease.
"Ground Rent" shall mean any and all rent, additional rent and other charges or amounts payable by any Borrower under the Ground Lease.
"Guarantor" shall mean The Parking REIT, Inc., a Maryland corporation, or any other Person that now or hereafter guarantees any of Borrowers' obligations hereunder or any other Loan Document.
"Indemnified Taxes" shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower or Guarantor under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
"Initial Maturity Date" shall mean December 9, 2020, as such date may be changed in accordance with Section 2.2.7 hereof.
"Interest Period" shall mean (i) the period from the date hereof through the first day thereafter that is the 8th day of a calendar month (the "Initial Interest Period") and (ii) each period thereafter from the 9th day of each calendar month through the 8th day of the following calendar month (even if such Interest Period extends beyond the Maturity Date).  Notwithstanding the foregoing, if Lender exercises its right to change the Payment Date to a New Payment Date in accordance with Section 2.2.7 hereof, then from and after such election, each Interest Period shall be the period from the New Payment Date in each calendar month through the day in the next succeeding calendar month immediately preceding the New Payment Date in such calendar month.
"Interest Rate" shall mean (x) the LIBOR Rate or (y) following the Index Change Date, the Alternative Index plus the Alternative Spread, in each case, subject to Section 2.2.3 hereof (or, when applicable pursuant to this Agreement or any other Loan Document, the Default Rate).
"IRS" means the United States Internal Revenue Service.
"Isom Office Space" shall mean that certain 3,000 square foot premises at the Raider Park Property leased by MVP Raider Park to Isom for use as office space pursuant to Section 32(k) of the Isom Non-TTU Lease.
"Key Principal" shall mean Michael V. Shustek, an individual or the successor Chief Executive Officer or President of Guarantor.
"LCC" shall mean LoanCore Capital Credit REIT LLC, a Delaware limited liability company.
"Lease Sweep Lease" shall mean (i) that certain Lease dated as of January ___, 2018, as it may be amended from time to time, by and between MVP Hawaii, as landlord, and SP Plus Corporation, a Delaware corporation, as tenant, (ii) that certain Lease dated as of August 19, 2015, as it may be amended from time to time, by and between MVP City Park, as landlord, and ABM Onsite Services – Midwest, Inc., a Delaware corporation, as tenant, (iii) that certain Lease dated as of February 1, 2018, as it may be amended from time to time, by and between MVP New Orleans, as landlord, and 342 N. Rampart, L.L.C., a Louisiana limited liability company, as tenant (the "New Orleans Lease"), (iv) that certain Master Commercial Lease with Respect to TTU Sublease and TTU Premises dated as of November 16, 2017, as it may be amended from time to time, by and between MVP Raider Park, as landlord, and Isom Maintenance Company, LLC, a Texas limited liability company, as tenant, (v) that certain Master Commercial Lease Excluding the TTU Sublease and TTU Premises dated as of November 16, 2017 (the "Isom Non‑TTU Lease"), as it may be amended from time to time, by and between MVP Raider Park, as landlord, and Isom Maintenance Company, LLC, a Texas limited liability company ("Isom"), as tenant, and (vi) any other Lease which has a gross annual rent of more than fifteen percent (15.0%) of the aggregate total annual Rents of the Properties.
"Lease Sweep Period" shall mean a period that:
(a) shall commence on the first Payment Date following the occurrence of any of the following:
(i)	the date that is twelve (12) months prior to the end of the term of any Lease Sweep Lease (including any renewal terms), or
(ii)
the date required under a Lease Sweep Lease by which the applicable Lease Sweep Tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); or

(iii)	any Lease Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date; or
(iv)	any Lease Sweep Tenant shall discontinue its business at its premises (i.e., "goes dark") or give notice that it intends to discontinue its business; or
(v)	the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Lease Sweep Lease by the applicable Lease Sweep Tenant thereunder; or
(vi)	the occurrence of a Lease Sweep Tenant Insolvency Proceeding; and
(b) shall end upon the occurrence of any of the following:
(i)
with respect to a Lease Sweep Period caused by a matter described in clauses (a)(i), (ii), (iii) or (iv) above, upon the earlier to occur of (A) the date on which the subject tenant(s) irrevocably exercise its/their renewal or extension option(s) (or otherwise enters into an extension agreement(s) with the applicable Borrowers and acceptable to Lender) with respect to all of the space demised under the subject Lease(s), and in Lender's judgment, sufficient funds have been accumulated in the Special Rollover Reserve Subaccount (during the continuance of the subject Lease Sweep Period) to pay for all anticipated Approved Lease Sweep Lease Leasing Expenses or Approved Leasing Expenses (as the case may be) for such Lease(s) and any other anticipated expenses in connection with such renewal(s) or extension(s), or (B) the date on which all of the space demised under the subject Lease(s) (or portion thereof) that gave rise to the subject Lease Sweep Period has been fully leased pursuant to a replacement Lease or replacement Leases approved by Lender, and entered into in accordance with Section 5.10 hereof, and all Approved Lease Sweep Lease Leasing Expenses or Approved Leasing Expenses (as the case may be) (and any other expenses in connection with the re-tenanting of such space(s)) have been paid in full;

(ii)
with respect to a Lease Sweep Period caused by a matter described in clause (a)(v) above, if the subject Lease Sweep Tenant default has been cured, and no other Lease Sweep Tenant default has occurred for a period of six (6) consecutive months following such cure; or

(iii)
with respect to a Lease Sweep Period caused by a matter described in clause (a)(vi) above, either (a) the applicable Lease Sweep Tenant Insolvency Proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner satisfactory to Lender or (b) the applicable Lease has been assumed and assigned to a third party in a manner reasonably satisfactory to Lender.

"Lease Sweep Tenant" shall mean any tenant under either a Lease Sweep Lease, or under one or more Leases (leased by such tenant and/or its Affiliates), which when taken together have a gross annual rent of more than fifteen percent (15.0%) of the aggregate total annual Rents of the Properties.
"Lease Sweep Tenant Guarantor" shall mean the lease guarantor under any Lease Sweep Lease.
"Lease Sweep Tenant Insolvency Proceeding" shall mean (i) the admission in writing by any Lease Sweep Tenant or Lease Sweep Tenant Guarantor of its inability to pay its debts generally, or the making of a general assignment for the benefit of creditors, or the instituting by any Lease Sweep Tenant or Lease Sweep Tenant Guarantor of any proceeding seeking to adjudicate it insolvent or seeking a liquidation or dissolution, or the taking advantage by any Lease Sweep Tenant or Lease Sweep Tenant Guarantor of any Insolvency Law (as hereinafter defined), or the commencement by any Lease Sweep Tenant of a case or other proceeding naming it as debtor under any Insolvency Law or the instituting of a case or other proceeding against or with respect to any Lease Sweep Tenant or Lease Sweep Tenant Guarantor under any Insolvency Law or (ii) the instituting of any proceeding against or with respect to any Lease Sweep Tenant or Lease Sweep Tenant Guarantor seeking liquidation of its assets or the appointment of (or if any Lease Sweep Tenant or Lease Sweep Tenant Guarantor shall consent to or acquiesce in the appointment of) a receiver, liquidator, conservator, trustee or similar official in respect of it or the whole or any substantial part of its properties or assets or the taking of any corporate, partnership or limited liability company action in furtherance of any of the foregoing.  As used herein, the term "Insolvency Law" shall mean Title 11 of the United States Code (11 U.S.C. §§ 101 et seq.) as the same has been or may be amended or superseded from time to time, or any other applicable domestic or foreign liquidation, conservatorship, bankruptcy, receivership, insolvency, reorganization, or any similar debtor relief laws affecting the rights, remedies, powers, privileges and benefits of creditors generally.
"Lease Termination Payments" shall mean (i) all fees, penalties, commissions or other payments made to any Borrower in connection with or relating to the rejection, buy-out, termination, surrender or cancellation of any Lease (including in connection with any bankruptcy proceeding), (ii) any security deposits or proceeds of letters of credit held by any Borrower in lieu of cash security deposits, which such Borrower is permitted to retain pursuant to the applicable provisions of any Lease and (iii) any payments made to any Borrower relating to unamortized tenant improvements and leasing commissions under any Lease.
"Leases" shall mean all leases and other agreements or arrangements heretofore or hereafter entered into affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, a Property or the Improvements, including any guarantees, extensions, renewals, modifications or amendments thereof and all additional remainders, reversions and other rights and estates appurtenant thereunder.  As used herein, the term "Leases" shall not include the Ground Lease.
"Legal Requirements" shall mean statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities (including those regarding fire, health, handicapped access, sanitation, ecological, historic, zoning, environmental protection, wetlands and building laws and the Americans with Disabilities Act of 1990, Pub. L. No. 89-670, 104 Stat. 327 (1990), as amended, and all regulations promulgated pursuant thereto) affecting any Borrower, any Loan Document or all or part of any Property or the construction, ownership, use, alteration or operation thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instrument, either of record or known to any Borrower, at any time in force affecting all or part of any Property.
"LIBOR" shall mean, with respect to any Interest Period, a floating interest rate per annum (expressed as a percentage per annum rounded upwards, if necessary, to the nearest one sixteenth (1/16th) of one percent (1%)) for deposits in U.S. Dollars for a one (1) month period that appears on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on the related LIBOR Determination Date.  If such rate does not appear on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on the applicable LIBOR Determination Date, Lender shall request the principal London office of any four (4) prime banks in the London interbank market selected by Lender to provide such banks' quotations of the rates at which deposits in U.S. Dollars are offered by such banks at approximately 11:00 a.m., London time, to prime banks in the London interbank market for a one (1) month period commencing on the first day of the related Interest Period and in a principal amount that is representative for a single transaction in the relevant market at the relevant time. If at least two (2) such offered quotations are so provided, LIBOR will be the arithmetic mean of such quotations (expressed as a percentage and rounded upwards, if necessary, to the nearest one sixteenth (1/16th) of one percent (1%)).  If fewer than two (2) such quotations are so provided, Lender will request major banks in New York City selected by Lender to quote such banks' rates for loans in U.S. Dollars to leading European banks as of approximately 11:00 a.m., New York City time, on the applicable LIBOR Determination Date for a one (1) month period commencing on the first day of the related Interest Period and in an amount that is representative for a single transaction in the relevant market at the relevant time.  If at least two (2) such rates are so provided, LIBOR will be the arithmetic mean of such rates (expressed as a percentage and rounded upwards, if necessary, to the nearest one sixteenth (1/16th) of one percent (1%)).  If fewer than two (2) rates are so provided, then LIBOR will be LIBOR used to determine the LIBOR rate during the immediately preceding Interest Period.  For purposes hereof:  (i) "Eurodollar Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in the City of London, England are closed for interbank or foreign exchange transactions and (ii) "LIBOR Determination Date" shall mean, (a) with respect to the Initial Interest Period, the date which is two (2) Eurodollar Business Days prior to the date hereof and (b) with respect to any other Interest Period, the date which is two (2) Eurodollar Business Days prior to the fifteenth (15th) day of the calendar month in which such Interest Period commenced.  In no event shall LIBOR be less than one and ninety‑five hundredths percent (1.95%) per annum (the "LIBOR Floor").
"LIBOR Rate" shall mean the sum of (i) LIBOR and (ii) the LIBOR Spread.
"LIBOR Spread" shall mean three and sixty-five hundredths percent (3.65%).
"Lien" shall mean any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest, PACE Loan or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting all or any part of any Property or any interest therein, or any direct or indirect interest in any Borrower or any Sole Member, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.
"Loan Documents" shall mean this Agreement and all other documents, agreements and instruments now or hereafter evidencing, securing or delivered to Lender in connection with the Loan, including the following, each of which is dated as of the date hereof:  (i) the Promissory Note made by Borrowers to Lender in the aggregate principal amount equal to the Loan (the "Note"); (ii) (a) the Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by MVP Hawaii in favor of Lender which covers the Hawaii Property, (b) the Mortgage, Assignment of Leases and Rents and Security Agreement made by MVP City Park in favor of Lender which covers the City Park Property, (c) the Mortgage, Assignment of Leases and Rents and Security Agreement made by MVP Washington Street in favor of Lender which covers the Washington Street Property, (d) the Fee and Leasehold Mortgage, Pledge of Leases and Rents, Security Agreement and Fixture Filing made by MVP New Orleans in favor of Lender which covers the New Orleans Property, (e) the Fee and Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by MVP Raider Park to a trustee for the benefit of Lender which covers the Raider Park Property and (f) the Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by MVP Milwaukee in favor of Lender which covers the Milwaukee Property (each, a "Mortgage" and collectively, the "Mortgages"); (iii) each Assignment of Leases and Rents or Pledge of Leases and Rents from a Borrower to Lender (each, an "Assignment of Leases and Rents" and collectively, the "Assignments of Leases and Rents"); (iv) each Assignment of Agreements, Licenses, Permits and Contracts from a Borrower to Lender; (v) the Deposit Account Control Agreement (the "Clearing Account Agreement") among Borrowers, Lender and the Clearing Bank; (vi) the Cash Management Agreement (the "Cash Management Agreement") among Borrowers, Lender and the Cash Management Bank; (vii) the Guaranty of Recourse Obligations made by Guarantor (the "Guaranty") for the benefit of Lender; (viii) the Collateral Assignment of Interest Rate Protection Agreement from Borrowers to Lender; and (ix) the Consent and Subordination of Manager from Colliers to Lender with respect to the Hawaii Property (the "Manager Consent"), as each of the foregoing may be (and each of the foregoing defined terms shall refer to such documents as they may be) amended, restated, replaced, severed, split, supplemented or otherwise modified from time to time (including pursuant to Section 9.2 hereof).
"LTV Percentage" shall mean the ratio calculated by Lender (expressed as a percentage) of (i) the outstanding Principal balance of the Loan to (ii) the Appraised Value of the Properties remaining subject to the Liens of the Loan Documents after giving effect to the release of the Property in question to the extent applicable.
"Major Contract" shall mean (i) any management, brokerage or leasing agreement, (ii) any cleaning, maintenance, service or other contract or agreement of any kind (other than Leases) of a material nature (materiality for these purposes to include contracts which extend beyond one year (unless cancelable on thirty (30) days or less notice without requiring the payment of termination fees or payments of any kind)), in either case, relating to the ownership, leasing, management, use, operation, maintenance, repair or restoration of a Property, whether written or oral or (iii) any management, brokerage, leasing, cleaning, maintenance, service or other contract or agreement of any kind (other than Leases) that is between any Borrower and an Affiliate of such Borrower.
"Management Agreement" shall mean, individually and collectively, as required by context, (i) that certain Property Management Agreement dated as of June 20, 2018, by and between MVP Hawaii and Colliers International Real Estate Management Services (HI), LLC, a Delaware limited liability company ("Colliers"), pursuant to which Manager is to manage the Hawaii Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with Section 5.12 hereof, and (ii) any other property management agreement by and between a manager and a Borrower entered into in accordance with Section 5.12 hereof, pursuant to which such manager is to provide property management services to a Property.
"Manager" shall mean, individually and collectively, (i) with respect to the Hawaii Property, Colliers or any successor, assignee or replacement manager appointed by Borrowers in accordance with Section 5.12 hereof and (ii) with respect to any other Property, the Borrower that owns such Property or any successor, assignee or replacement manager appointed by such Borrower in accordance with Section 5.12 hereof.
"Material Adverse Effect" shall mean a material adverse effect on (i) any Property, (ii) the business, profits, prospects, management, operations or condition (financial or otherwise) of any Borrower, Guarantor or any Property, (iii) the enforceability, validity, perfection or priority of the lien of any Mortgage or the other Loan Documents, (iv) the ability of any Borrower to perform its obligations under the Mortgage to which it is a party or the other Loan Documents, or (v) the ability of Guarantor to perform its obligations under the Guaranty.
"Material Alteration" shall mean any individual alteration affecting a Property the cost of which exceeds $250,000; provided, however, that in no event shall any of the following constitute a Material Alteration:  (1) any Required Repairs, (2) any tenant improvement work performed pursuant to any Lease existing on the date hereof or entered into hereafter in accordance with the provisions of this Agreement or (3) alterations performed as part of a Restoration.
"Material Lease" shall mean any Lease which (i) individually or in the aggregate with respect to the same tenant and its Affiliates has a gross annual rent of more than ten percent (10.0%) of the total annual Rents of any Property, (ii) provides the tenant thereunder with an option or other preferential right to purchase all or any portion of any Property or (iii) is entered into with a tenant who is an Affiliate of any Borrower.
"Maturity Date" shall mean the date on which the final payment of principal of the Note becomes due and payable as therein provided, whether at the Stated Maturity Date, by declaration of acceleration, or otherwise.
"Minor Lease" shall mean any Lease that is not a Material Lease.
"Monthly Operating Expense Budgeted Amount" shall mean the monthly amount set forth in the Approved Operating Budget incurred or to be incurred for or as of the calendar month in which such Payment Date occurs; provided that, management fees payable to any Manager as part of the Monthly Operating Expense Budgeted Amount shall not exceed three percent (3.0%) of the Rents of the subject Property (the "Management Fee Cap").
"Net Operating Income" shall mean for any period, the net operating income (reflecting Rents received less Property Taxes and direct Property-level expenses) of the Properties determined by Lender in its sole but reasonable discretion and on a cash basis of accounting, after (i) deducting therefrom (a) deposits to (but not withdrawals from) any reserves required under this Agreement, (b) any Rents from tenants operating under bankruptcy protection or from tenants that are not open for business (i.e., have "gone dark"), and (c) non-recurring extraordinary items of income, and (ii) making adjustments for market vacancies, leasing costs and capital items.
"Officer's Certificate" shall mean a certificate delivered to Lender which is signed by an authorized senior officer or authorized representative of the Person on behalf of whom the certificate is delivered, which officer or representative is most knowledgeable with respect to the subject matter set forth in the applicable Officer's Certificate.
"Operations Agreements" shall mean the REA, and any other covenants, restrictions, easements, declarations or agreements of record relating to the construction, operation or use of a Property, together with all amendments, modifications or supplements thereto.
"Other Charges" shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Property, now or hereafter levied or assessed or imposed against any Property or any part thereof.
"Other Connection Taxes" shall mean, with respect to Lender, Taxes imposed as a result of a present or former connection between Lender and the jurisdiction imposing such Tax (other than connections arising from Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
"Other Taxes" shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
"PACE Loan" shall mean (i) any "Property-Assessed Clean Energy loan" or (ii) any other indebtedness, without regard to the name given to such indebtedness, which is (a) incurred  for improvements to any Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (b) repaid through multi-year assessments against any Property.
"Payment Date" shall mean the 9th day of each calendar month or, upon Lender's exercise of its right to change the Payment Date in accordance with Section 2.2.7 hereof, the New Payment Date (in either case, if such day is not a Business Day, the Payment Date shall be the immediately preceding Business Day).  The first Payment Date hereunder shall be January 9, 2019.
"Permitted Encumbrances" shall mean:  (i) the Liens created by the Loan Documents; (ii) all Liens and other matters disclosed in the Title Insurance Policies; (iii) Liens, if any, for Real Estate Taxes or Other Charges not yet due and payable and not delinquent; (iv) any workers', mechanics' or other similar Liens on a Property provided that any such Lien is bonded or discharged within thirty (30) days after a Borrower first receives notice of such Lien and  (v) such other title and survey exceptions as Lender approves in writing.
"Permitted Transfers" shall mean:
(i)	a Lease entered into in accordance with the Loan Documents; or
(ii)	a Permitted Encumbrance; or
(iii)	the Transfer of a Property pursuant to Section 2.4.2 hereof; or
(iv)	provided that no Default or Event of Default shall then exist, a Transfer of a direct or indirect interest in any Sole Member to any Person provided that:
(A)
such Transfer shall not (y) cause the transferee (other than Key Principal), together with its Affiliates, to acquire Control of any Borrower or any Sole Member or to increase its direct or indirect interest in any Borrower or in any Sole Member to an amount which equals or exceeds forty-nine percent (49%) or (z) result in any Borrower or any Sole Member no longer being Controlled by Key Principal;

(B)	after giving effect to such Transfer, Key Principal shall continue to Control the day to day operations of Borrowers and each Sole Member;
(C)
if such Transfer would cause the transferee to increase its direct or indirect interest in any Borrower or in any Sole Member to an amount which equals or exceeds twenty percent (20%), Lender shall have approved in its reasonable discretion such proposed transferee, which approval shall be based upon Lender's satisfactory determination as to the reputable character and creditworthiness of such proposed transferee, as evidenced by credit and background checks performed by Lender and such other financial statements and other information reasonably requested by Lender;

(D)
Borrowers shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer not less than ten (10) days prior to the date of such Transfer (other than a Transfer by devise or descent or by operation of law upon the death or as a result of the legal incapacity of a natural person of such Person's interest in such Borrower to the person or persons lawfully entitled thereto, provided Borrowers deliver written notice to Lender as soon as practicable thereafter); and

(E)
the legal and financial structure of Borrowers and their members and the single purpose nature and bankruptcy remoteness of Borrowers and their members after such Transfer, shall satisfy Lender's then current applicable underwriting criteria and requirements.

"Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other person or entity, and any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.
"Physical Conditions Reports" shall mean, collectively, (i) that certain Property Condition Report with respect to the Hawaii Property, prepared by Partner Engineering and Science, Inc. (Partner Project Number 18‑224361.1) and dated as of September 6, 2018, (ii) that certain Property Condition Report with respect to the Washington Street Property, prepared by AEI Consultants (AEI Project Number 393137) and dated as of August 23, 2018, and (iii) that certain Property Condition Report with respect to the Raider Park Property, prepared by Partner Engineering and Science, Inc. (Partner Project Number 18‑224466.1) and dated as of September 7, 2018.
"Plan" shall mean an employee benefit or other plan established or maintained by any Borrower, Guarantor or any ERISA Affiliate or to which any Borrower, Guarantor or any ERISA Affiliate makes or is obligated to make contributions and which is subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code.
"Pooling and Servicing Agreement" shall mean any pooling and servicing agreement or similar agreement entered into as a result of a Secondary Market Transaction.
"Principal" shall mean the unpaid principal balance of the Loan at the time in question.
"Properties" shall mean, collectively, the parcels of real property (including that portion of the New Orleans Property leased pursuant to the Ground Lease) and Improvements thereon owned by Borrowers and encumbered by the Mortgages, together with all rights pertaining to such real property and Improvements, and all other collateral for the Loan as more particularly described in the Granting Clauses of the Mortgages and referred to therein as the Mortgaged Property or the Trust Property, as applicable.  The location of each Property is identified on Schedule 1 hereto.
"Property Taxes" shall mean all (i) real estate taxes, assessments, water rates or sewer rents, maintenance charges, impositions, vault charges and license fees ("Real Estate Taxes"), or (ii) personal property taxes, in each case, now or hereafter levied or assessed or imposed against all or part of any of the Properties.  In no event shall any PACE Loan be considered a Property Tax for purposes of this Agreement.
"Rating Agency" shall mean, prior to the final Securitization of the Loan (or if a Securitization has not occurred), each of Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Fitch, Inc., a division of Fitch Ratings Ltd. ("Fitch"), DBRS, Inc., Morningstar, Inc., Kroll Bond Rating Agency or any other nationally-recognized statistical rating organization which has been designated by Lender, and after the final Securitization of the Loan, any of the foregoing that have rated any of the securities issued in connection with the Securitization.
"Rating Comfort Letter" shall mean a letter issued by each of the applicable Rating Agencies which confirms that the taking of the action referenced to therein will not result in any qualification, withdrawal or downgrading of any existing ratings of Securities created in a Secondary Market Transaction.
"Raider Park Fee Interest" shall mean the fee interest owned by the Raider Park Ground Lessor as of the date hereof with respect to the Raider Park Ground Lease.
"Raider Park Fee Purchase Price" shall mean the purchase price to be paid by MVP Raider Park for purchase of the Raider Park Fee Interest.
"REA" shall mean collectively, those certain agreements more particularly described on Schedule 9 attached hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.
"Regulatory Change" shall mean any change effective after the date of this Agreement in any statute, treaty, rule, regulation, ordinance, executive order or administrative or judicial precedents or authorities (including Regulation D of the Board of Governors of the Federal Reserve System of the United States (or any successor)) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including any Lender, of or under any statute, treaty, rule, regulation, ordinance, executive order or administrative or judicial precedents or authorities (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by Lender with any request or directive regarding capital adequacy.  Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a "Regulatory Change", regardless of the date enacted, adopted or issued.
"Release Amount" shall mean with respect to any Property released pursuant to Section 2.4.2 hereof, the greater of (i) 100% of the Net Sales Proceeds with respect to such Property and (ii) 125% of the Allocated Loan Amount for such Property.
"REMIC Trust" shall mean a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code that holds the Note.
"Rents" shall mean all rents, rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a Bankruptcy Proceeding) or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of each Borrower, Manager or any of their agents or employees from any and all sources arising from or attributable to each Property and the Improvements, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of each Property or rendering of services by a Borrower, Manager or any of their agents or employees and proceeds, if any, from business interruption or other loss of income insurance.
"Restoration Threshold" shall mean an amount equal to two percent (2.0%) of the outstanding Principal.
"Servicer" shall mean a servicer selected by Lender to service the Loan, including any "master servicer" or "special servicer" appointed under the terms of any Pooling and Servicing Agreement.
"Sole Members" shall mean, collectively, (i) MVP Real Estate Holdings, LLC, a Nevada limited-liability company, the sole member of each of MVP City Park, MVP Washington Street and MVP Milwaukee, and (ii) MVP REIT II Operating Partnership, LP, a Delaware limited partnership, the sole member of each of MVP Hawaii, MVP New Orleans and MVP Raider Park, each of which is referred to herein as a "Sole Member".
"Spread Maintenance Date" shall mean the twenty-fourth (24th) Payment Date after the closing of the Loan.
"Spread Maintenance Premium" shall mean, with respect to any payment or prepayment of Principal (or acceleration of the Loan) prior to the Spread Maintenance Date, an amount equal to the product of the following: (i) the amount of such prepayment (or the amount of Principal so accelerated), multiplied by (ii) the LIBOR Spread, multiplied by (iii) a fraction (expressed as a percentage) having a numerator equal to the number of days from the commencement of the next succeeding Interest Period (which may also be the prepayment date) through and including the end of the Interest Period at the Spread Maintenance Date and a denominator equal to 360.  For the avoidance of doubt, if a LIBOR Unavailability Notice has been delivered to Borrower, the LIBOR Spread set forth in clause (ii) above for the purposes of calculating the Spread Maintenance Premium shall continue to be the LIBOR Spread as of the date hereof.
"State" shall mean as to any Property, the state in which such Property is located.
"Stated Maturity Date" shall mean the Initial Maturity Date, as the same may be extended pursuant to Section 2.8 hereof and as such date may be changed in accordance with Section 2.2.7 hereof.
"Surveys" shall mean the surveys of the Properties prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Insurance Policies and containing a certification of such surveyor satisfactory to Lender.
"Taxes" shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
"Term" shall mean the entire term of this Agreement, which shall expire upon repayment in full of the Debt and full performance of each and every obligation to be performed by Borrowers pursuant to the Loan Documents.
"Title Insurance Policies" shall mean the ALTA mortgagee title insurance policies in the form acceptable to Lender issued with respect to each Property and insuring the Liens of the Mortgages.
"Transfer" shall mean:
(i)
any sale, conveyance, transfer, encumbrance, pledge, hypothecation, lease or assignment, or the entry into any agreement to sell, convey, transfer, encumber, pledge, hypothecate, lease or assign, whether by law or otherwise, of, on, in or affecting (a) all or part of any Property (including any legal or beneficial direct or indirect interest therein), (b) any direct or indirect interest in any Borrower (including any profit interest), or (c) any direct or indirect interest in any Sole Member;

(ii)	entering into or subjecting any Property to a PACE Loan;
(iii)
any surrender, termination, cancellation, change, material amendment, supplementation or other material modification of the Ground Lease entered into without Lender's consent in accordance with the terms and conditions of the Loan Documents;

(iv)
with respect to any Borrower or any Sole Member or any Person that has a direct or indirect interest in any Borrower, the division of any assets and liabilities of such entity amongst one or more new or existing entities; or

(v)	any change of Control of any Borrower or any Sole Member.
For purposes hereof, (A) a Transfer of an interest in a Borrower or a Sole Member shall be deemed to include (y) with respect to a corporation, the voluntary or involuntary sale, conveyance or transfer of such corporation's stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock in one or a series of transactions by which an aggregate of more than twenty percent (20%) of such corporation's stock shall be vested in a party or parties who are not now stockholders or any change in the control of such corporation and (z) with respect to a limited or general partnership, joint venture or limited liability company, the change, removal, resignation or addition of a general partner, managing partner, limited partner, joint venturer or member or the transfer of the partnership interest of any general partner, managing partner or limited partner or the transfer of the interest of any joint venturer or member and (B) a change of Control of a Borrower or a Sole Member shall be deemed to have occurred if (y) there is any change in the identity of any individual or entity or any group of individuals or entities who have the right, by virtue of any partnership agreement, articles of incorporation, by-laws, articles of organization, operating agreement or any other agreement, with or without taking any formative action, to cause a Borrower (or a Sole Member) to take some action or to prevent, restrict or impede such Borrower (or such Sole Member) from taking some action which, in either case, such Borrower (or such Sole Member) could take or could refrain from taking were it not for the rights of such individuals or (z) the individual or entity or group of individuals or entities that Control a Borrower (and a Sole Member) as described in clause (y) ever cease to Control the day to day operations of such Borrower and such Sole Member.
"UCC" shall mean the Uniform Commercial Code as in effect in the State or the state in which any of the Cash Management System Accounts are located, as the case may be.
"Welfare Plan" shall mean an employee welfare benefit plan, as defined in Section 3(1) of ERISA.
1.2 Index of Other Definitions.  The following terms are defined in the sections or Loan Documents indicated below:
"Acceptable Blanket Policy" – 7.1.2
"Acceptable SMBC Credit Support Party" - 1.1 (Definition of Acceptable Counterparty)
"Additional Operating Expense" - 6.3.7(a)
"Annual Budget" - 6.3.6
"Approved Additional Operating Expense" - 6.3.7(a)
"Approved Annual Budget" - 6.3.6
"Approved Capital Expense Budget" - 6.3.6
"Approved Operating Budget" - 6.3.6
"Assignments of Leases and Rents" - 1.1 (Definition of Loan Documents)
"Auto Liability Insurance" - 7.1.1
"Award" - 7.3.2
"Bail-In Action" - 10.33
"Bail-In Legislation" - 10.33
"Bankruptcy Proceeding" - 4.7
"Borrower Obligation" - 10.34(c)
"Borrower's Recourse Liabilities" - 10.1
"Breakage Costs" - 2.2.6
"Broker" - 10.2
"Capital Expense Reserve Subaccount" - 3.4
"Cash Collateral Subaccount" - 3.10
"Cash Management Account" - 3.1
"Cash Management System Accounts" - 3.14
"Cash Management Agreement" - 1.1 (Definition of Loan Documents)
"Casualty" - 7.2.1
"Casualty/Condemnation Prepayment" - 2.3.2
"Casualty/Condemnation Subaccount" - 3.8
"Cause" - Schedule 5
"Change in Law" - 2.2.5
"City Park Property" - Schedule 1
"Clearing Account" - 3.1
"Clearing Account Agreement" - 1.1 (Definition of Loan Documents)
"Clearing Bank" - 3.1
"Colliers" - 1.1 (Definition of Management Agreement)
"Condemnation" - 7.3.1
"Delaware Act" - Schedule 5
"Disclosure Document" - 9.1.2
"Dishonesty Insurance" - 7.1.1
"Easements" - 4.14
"EEA Financial Institution" - 10.33
"EEA Member Country" - 10.33
"EEA Resolution Authority" - 10.33
"Embargoed Person" - 5.31(c)
"Environmental Laws" - 4.21
"Equipment" - Mortgage
"EU Bail-In Legislation Schedule" - 10.33
"Eurodollar Business Day" - 1.1 (Definition of LIBOR)
"Event of Default" - 8.1
"Exchange Act" - 9.1.2
"Extended Maturity Date" - 2.8
"Extension Period" – 2.8
"Fitch" - 1.1 (Definition of Rating Agency)
"Government Lists" - 5.31
"Ground Rent Subaccount" - 3.12
"Guaranty" – 1.1 (Definition of Loan Documents)
"Hawaii Property" - Schedule 1
"Hazardous Substances" - 4.21
"Improvements" - Mortgage
"Indemnified Liabilities" - 5.30
"Indemnified Party" - 5.30
"Independent Director" - Schedule 5
"Index Change Date" - 2.2.3
"Initial Interest Period" - 1.1 (Definition of Interest Period)
"Initial Maturity Date" - 1.1 (Definition of Stated Maturity Date)
"Insolvency Law" - (Definition of Lease Sweep Tenant Insolvency Proceeding)
"Insurance Premiums" - 7.1.2
"Insurance Subaccount" - 3.4
"Insured Casualty" - 7.2.2
"Intellectual Property" - 4.28
"Interest Rate Protection Agreement" - 2.6.1
"Isom" - 1.1 (Definition of Lease Sweep Lease)
"Isom Non-TTU Lease" - 1.1 (Definition of Lease Sweep Lease)
"Issuer" - 9.1.3
"Late Payment Charge" - 2.5.3
"Lender Group" - 9.1.3
"Lender's Consultant" - 5.8.1
"Liabilities" - 9.1.3
"LIBOR Determination Date" - 1.1 (Definition of LIBOR)
"LIBOR Floor" - 1.1 (Definition of LIBOR)
"LIBOR Unavailability Condition" – 2.2.3
"LIBOR Unavailability Notice" - 2.2.3
"Licenses" - 4.11
"Loan" - 2.1
"Management Fee Cap" - 1.1 (Definition of Monthly Operating Expense Budgeted Amount)
"Manager Consent" - 1.1 (Definition of Loan Documents)
"Milwaukee Property" - Schedule 1
"Moody's" - 1.1 (Definition of Rating Agency)
"Mortgages" - 1.1 (Definition of Loan Documents)
"Nationally Recognized Service Company" - Schedule 5
"New Orleans Ground Lease" - 1.1 (Definition of Ground Lease)
"New Orleans Ground Lessor" - 1.1 (Definition of Ground Lessor)
"New Orleans Lease" - 1.1 (Definition of Lease Sweep Lease)
"New Orleans Property" - Schedule 1
"New Payment Date" - 2.2.7
"Note" - 1.1 (Definition of Loan Documents)
"Notice" - 6.1
"O & M Program" - 5.8.3
"OFAC" - 5.31
"Participant Register" - 10.34(b)
"Patriot Act" - 5.31
"Patriot Act Offense" - 5.31
"Permitted Indebtedness" - 5.22
"Permitted Investments" - Cash Management Agreement
"Policies" - 7.1.2
"Proceeds" - 7.2.2
"Proposed Material Lease" - 5.10.2
"Provided Information" - 9.1.1
"Qualified Carrier" - 7.1.1
"Raider Park Ground Lease" - 1.1 (Definition of Ground Lease)
"Raider Park Ground Lessor" - 1.1 (Definition of Ground Lessor)
"Raider Park Property" - Schedule 1
"Real Estate Taxes" - 1.1 (Definition of Property Taxes)
"Register" - 10.34(c)
"Registration Statement" - 9.1.3
"Remedial Work" - 5.8.2
"Renovation" - 1.1 (Definition of Approved Renovation Expenses)
"Rent Roll" - 4.16
"Required Records" - 6.3.9
"Required Repairs" - 3.2.1
"Required Repairs Subaccount" - 3.2.2
"Restoration" - 7.4.1
"Review Waiver" - 10.5
"Rollover Reserve Subaccount" - 3.6.1(a)
"S&P" - 1.1 (Definition of Rating Agency)
"Secondary Market Transaction" - 9.1.1
"Securities" - 9.1.1
"Securities Act" - 9.1.2
"Securitization" - 9.1.1
"Security Deposit Subaccount" - 3.9
"Servicing Agreement" - 10.3
"Significant Casualty" - 7.2.2
"Single Member Bankruptcy Remote LLC" - Schedule 5
"Sole Member" - 1.1 (Definition of Sole Members)
"Special Member"- Schedule 5
"Special Purpose Bankruptcy Remote Entity" - 5.13
"Special Rollover Reserve Subaccount" - 3.6.2
"Springing Recourse Event" - 10.1
"Subaccounts" - 3.1
"Subject Person" - 1.1 (Definition of Affiliate)
"Substitute IRPA" - 2.6.6
"Tax Subaccount" - 3.3
"Toxic Mold" - 4.21
"Underwriter Group" - 9.1.3
"Underwriters" - 9.1.3
"Washington Street Property" - Schedule 1
"Worker's Compensation Insurance" - 7.1.1
"Write-Down and Conversion Powers" - 10.33
1.3 Principles of Construction.  Unless otherwise specified, (i) all references to sections and schedules are to those in this Agreement, (ii) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision, (iii) all definitions are equally applicable to the singular and plural forms of the terms defined, (iv) the word "including" means "including but not limited to," and (v) accounting terms not specifically defined herein shall be construed in accordance with GAAP.
2. GENERAL LOAN TERMS
2.1 The Loan.  Subject to and upon the terms and conditions set forth herein, Lender is making a loan (the "Loan") to Borrowers on the date hereof, in the original principal amount of Thirty-Nine Million Five Hundred Thousand and No/100 Dollars ($39,500,000.00), which shall mature on the Stated Maturity Date.  Each Borrower acknowledges receipt of the Loan, the proceeds of which are being and shall be used to (i) repay and discharge existing loans relating to the Properties, (ii) fund certain of the Subaccounts, and (iii) pay transaction costs.  Any excess proceeds may be used for any lawful purpose.  Borrowers shall receive only one borrowing hereunder in respect of the Loan and no amount repaid in respect of the Loan may be reborrowed.  The Loan shall be evidenced by the Note and shall be repaid in accordance with the terms of this Agreement, the Note and the other Loan Documents.
2.2 Interest; Monthly Payments.
(a) Generally.  From and after the date hereof, interest on the unpaid Principal shall accrue at the Interest Rate and be due and payable as hereinafter provided.  On the date hereof, Borrowers shall pay interest on the unpaid Principal at the Interest Rate from the date hereof through and including December 8, 2018.  On January 9, 2019, and each Payment Date thereafter through and including the Maturity Date, Borrowers shall pay interest on the unpaid Principal which has accrued through the last day of the Interest Period immediately preceding such Payment Date.  All accrued and unpaid interest and unpaid Principal shall be due and payable on the Maturity Date.  If the Loan is repaid on any date other than on a Payment Date (whether prior to or after the Stated Maturity Date), Borrowers shall also pay interest that would have accrued on such repaid Principal at the Interest Rate through and including the last day of the Interest Period in which such payment is made.
2.2.2 Default Rate.  After the occurrence and during the continuance of an Event of Default, the entire unpaid Debt shall bear interest at the Default Rate, calculated from the date such payment was due or such underlying Default shall have occurred without regard to any grace or cure periods contained herein, and shall be payable upon demand from time to time, to the extent permitted by applicable law.
2.2.3 Unavailability or Illegality of LIBOR.  Notwithstanding the foregoing or anything to the contrary contained in this Agreement, if at any time Lender determines (which determination shall be conclusive and binding upon Borrowers absent manifest error) that a LIBOR Unavailability Condition exists (or is expected to exist within the then ensuing sixty (60) days), Lender shall give notice of such fact to Borrowers (a "LIBOR Unavailability Notice"), and upon and from the expiration of the then-current Interest Period (the "Index Change Date"), the Interest Rate shall be the rate equal to the Alternative Index plus the Alternative Spread until the Maturity Date or such earlier date that the conditions referred to in this Section 2.2.3 no longer exist (as determined by Lender, Lender agreeing to give prompt notice to Borrower if such conditions no longer exist).  As used herein, "LIBOR Unavailability Condition" means (a) Dollar deposits in an amount approximately equal to the then outstanding principal amount of the Loan are not generally available at such time in the London interbank Eurodollar market for deposits in Eurodollars, (b) adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because LIBOR is not available or published on a current basis and such circumstances are unlikely to be temporary, (c) the LIBOR Rate would be in excess of the maximum interest rate that Borrowers may by law pay, (d) the administrator of LIBOR or a governmental authority having jurisdiction over the Lender has made a public statement identifying a specific date after which LIBOR shall no longer be made available or used for determining the interest rate of loans or (e) it has become illegal for Lender to maintain the Loan on the basis of the LIBOR Rate.  If Lender shall determine (which determination shall be conclusive and binding upon Borrowers absent manifest error) that a LIBOR Unavailability Condition shall no longer exist, Lender shall give notice by telephone of such determination, confirmed in writing, to Borrowers at least one (1) day prior to the last day of the related Interest Period.  If such notice is given, the Interest Rate shall be converted to the LIBOR Rate on the last day of the then current Interest Period.  Borrowers shall promptly pay to Lender, upon demand, any additional amounts necessary to compensate Lender for any costs incurred by Lender in making any conversion in accordance with this Agreement, including any interest or fees payable by Lender to lenders of funds obtained by it in order to make or maintain the LIBOR Rate.  Lender's notice of such costs, as certified to Borrowers, shall be conclusive absent manifest error.  Borrowers agree to pay any Breakage Costs in connection with the conversion (for any reason whatsoever, whether voluntary or involuntary) of the Interest Rate.
2.2.4 Taxes.
(a) Any and all payments by or on account of any obligation of Borrowers or Guarantor hereunder and under the other Loan Documents shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law requires the deduction or withholding of any Tax from any such payment by Borrowers or Guarantor, then Borrowers or Guarantor, as applicable, shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Borrowers or Guarantor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b) Borrowers and Guarantor shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Lender timely reimburse it for the payment of, any Other Taxes.
(c)   Each Borrower and Guarantor shall jointly and severally indemnify Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by Lender or required to be withheld or deducted from a payment to Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, however, that if Lender receives any refund of such Indemnified Taxes paid to it by any Borrower or Guarantor, Lender shall promptly pay to the applicable Borrower or Guarantor an amount equal to such refund.  A certificate as to the amount of such payment or liability delivered to Borrowers by a Lender shall be conclusive absent manifest error.
(d) As soon as practicable after any payment of Taxes by Borrowers or Guarantor to a Governmental Authority pursuant to this Section 2.2.4, Borrowers or Guarantor, as applicable, shall deliver to Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Lender.
(e) If Lender is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document, Lender shall deliver to Borrowers, at the time or times reasonably requested by Borrowers, such properly completed and executed documentation reasonably requested by Borrowers as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, if reasonably requested by Borrowers, Lender shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrowers as will enable Borrowers to determine whether or not Lender is subject to backup withholding or information reporting requirements.
(f) Each party's obligations under this Section 2.2.4 shall survive any assignment of rights by, or the replacement of, Lender, and the repayment, satisfaction or discharge of all obligations under any Loan Document.
2.2.5 Change in Law; Additional Costs.  If any Regulatory Change or any other change in the interpretation or application of any requirement of law, or compliance by Lender with any request or directive (whether or not having the force of law) hereafter issued from any central bank or other Governmental Authority shall hereafter:
(a) impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of LIBOR hereunder;
(b) have the effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy) by any amount deemed by Lender to be material; or
(c) impose on Lender any other condition and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder (collectively, the "Change in Law");
then, in any such case, Borrowers shall promptly pay Lender, upon demand, any additional amounts necessary to compensate Lender for such additional cost or reduced amount receivable which Lender deems to be material as reasonably determined by Lender, provided that such demand by Lender shall apply to all loans similarly affected by such change.  Payments pursuant to this Section 2.2.5 shall be made within ten (10) days after the date Lender makes written demand therefor.  Borrowers' obligations under this Section 2.2.5 shall survive the payment of the Debt.  Notwithstanding anything to the contrary contained herein, Borrowers shall not be required to compensate Lender pursuant to this Section 2.2.5 for any additional costs incurred or reductions suffered more than nine (9) months prior to the date that Lender notifies Borrowers of the Change in Law giving rise to such additional costs incurred or reductions suffered, and of Lender's intention to claim compensation therefor (except that, if the Change in Law giving rise to such additional costs incurred or reductions suffered is retroactive, then the nine (9)-month period referred to above shall be extended to include the period of retroactive effect thereof).
2.2.6 Breakage Indemnity.  Borrowers shall indemnify Lender against any loss or expense which Lender may actually sustain or incur in liquidating or redeploying deposits from third parties acquired to effect or maintain the Loan or any part thereof as a consequence of (i) any payment or prepayment of the Loan or any portion thereof made on a date other than a Payment Date, (ii) any payment or prepayment of the Loan or any portion thereof made on a date that is a Payment Date if Borrowers did not give the prior written notice of such prepayment required pursuant to the terms of this Agreement and/or (iii) any default in payment or prepayment of the Principal or any part thereof or interest accrued thereon, as and when due and payable (at the date thereof or otherwise, and whether by acceleration or otherwise) (collectively, "Breakage Costs").  Lender shall deliver to Borrowers a statement for any such sums which it is entitled to receive pursuant to this Section 2.2.6, which statement shall be binding and conclusive absent manifest error.  Borrowers' obligations under this Section 2.2.6 are in addition to Borrowers' obligations to pay any Exit Fee and Spread Maintenance Premium applicable to a payment or prepayment of Principal and shall survive the payment of the Debt.
2.2.7 New Payment Date.  Lender shall have the right, to be exercised not more than once during the term of the Loan, to change the Payment Date to a date other than the ninth  (9th) day of each month (but in no event earlier than the sixth (6th) day of each month) (a "New Payment Date"), on thirty (30) days' written notice to Borrowers; provided, however, that any such change in the Payment Date:  (a) shall not modify the amount of regularly scheduled monthly principal, if applicable, and interest payments, except that the first payment of principal, if applicable, and interest payable on the New Payment Date shall be accompanied by interest at the interest rate herein provided for the period from the Payment Date in the month in which the New Payment Date first occurs to the New Payment Date, (b) shall change the Stated Maturity Date to the New Payment Date occurring in the month set forth in the definition of Stated Maturity Date and (c) shall change the Initial Maturity Date to the New Payment Date occurring in the month set forth in the definition of Initial Maturity Date.
2.3 Loan Repayment.
2.3.1 Repayment.  Borrowers shall pay to Lender on the Maturity Date the entire outstanding principal balance of the Loan, all accrued and unpaid interest and all other amounts due and owing under the Loan Documents, including all interest that would accrue on the outstanding principal balance of the Loan through and including the end of the Interest Period in which the Maturity Date occurs (even if such Interest Period extends beyond the Maturity Date).  Borrowers shall have no right to prepay all or any portion of the Principal except in accordance with Sections 2.3.2, 2.3.3 and 2.4.2 hereof.  Except during the continuance of an Event of Default, all proceeds of any repayment, including any prepayments of the Loan, shall be applied by Lender as follows in the following order of priority:  First, accrued and unpaid interest at the Interest Rate; Second, to Principal; and Third, to the Exit Fee and any other amounts then due and owing under the Loan Documents, including the Spread Maintenance Premium (if such repayment or prepayment occurs prior to the Spread Maintenance Date).  If prior to the Stated Maturity Date the Debt is accelerated by reason of an Event of Default, then Lender shall be entitled to receive, in addition to the unpaid Principal and accrued interest and other sums due under the Loan Documents, an amount equal to the Spread Maintenance Premium and Exit Fee applicable to such Principal so accelerated.  During the continuance of an Event of Default, all proceeds of repayment, including any payment or recovery on one or more of the Properties (whether through foreclosure, deed-in-lieu of foreclosure, or otherwise) shall, unless otherwise provided in the Loan Documents, be applied in such order and in such manner as Lender shall elect.
2.3.2 Mandatory Prepayments.  The Loan is subject to mandatory prepayment in certain instances of Insured Casualty or Condemnation (each a "Casualty/Condemnation Prepayment"), in the manner and to the extent set forth in Section 7.4.2 hereof.  Each Casualty/Condemnation Prepayment, after deducting Lender's costs and expenses (including reasonable attorneys' fees and expenses) actually incurred in connection with the settlement or collection of the Proceeds or Award, shall be applied in the same manner as repayments under Section 2.3.1 hereof, and if such Casualty/Condemnation Prepayment is made on any date other than a Payment Date, then such Casualty/Condemnation Prepayment shall include interest that would have accrued on the Principal prepaid through and including the last day of the Interest Period in which such payment is made.  Provided that no Event of Default is continuing, any such mandatory prepayment under this Section 2.3.2 shall be without the payment of the Spread Maintenance Premium, but subject to the payment of the Exit Fee.  Notwithstanding anything to the contrary contained herein, each Casualty/Condemnation Prepayment shall be applied in inverse order of maturity and shall not extend or postpone the due dates of the monthly installments due under the Note or this Agreement, or change the amounts of such installments.
2.3.3 Optional Prepayments.  Provided no Event of Default has occurred and is continuing, Borrowers shall have the right to prepay all or any portion of the Principal on any Payment Date provided that Borrowers give Lender at least thirty (30) days prior written notice thereof and such prepayment is accompanied by (a) the Spread Maintenance Premium applicable thereto (if such prepayment occurs prior to the Spread Maintenance Date) and (b) the Exit Fee applicable thereto.  Borrowers may modify, revoke or cancel any such prepayment notice so long as (i) Borrowers provide written notice to Lender of such modification, revocation or cancellation on or before the date that is two (2) Business Days prior to the prepayment date set forth in such prepayment notice and (ii) Borrowers pay a processing fee equal to all out-of-pocket costs and expenses actually incurred by Lender as a result of such revocation, cancellation or modification, including any amounts pursuant to Section 2.2.6 hereof.  If any such prepayment is not made on a Payment Date, Borrowers shall also pay interest that would have accrued on such prepaid Principal through and including the last day of the Interest Period in which such payment is made.
2.3.4 Prepayments; Generally.  Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document (a) no prepayment shall be permitted on any date during the period commencing on the first calendar day immediately following a Payment Date to, but not including, the LIBOR Determination Date in such calendar month, unless consented to by Lender, which consent shall not be unreasonably withheld or delayed,  and (b) regardless of whether any prepayment is made on a Payment Date or a date that is not a Payment Date (but subject to the restrictions set forth in foregoing clause (a) and any other prepayment restrictions and conditions set forth in the Loan Documents), in connection with such prepayment Borrowers shall pay to Lender, simultaneously with such prepayment, all interest on the principal balance of the Loan then being prepaid which would have accrued through and including the last day of such Interest Period then in effect notwithstanding that such Interest Period extends beyond the prepayment date.  Any prepayment received by Lender on a date other than a Payment Date shall be held by Lender as collateral security for the Loan and shall be applied to the Debt on the next Payment Date.
2.4 Release of the Properties.
2.4.1 Release on Payment in Full.  Lender shall, upon the written request and at the expense of Borrowers, upon payment in full of the Debt in accordance herewith, release or, if requested by Borrowers, assign to Borrowers' designee (without any representation or warranty by and without any recourse against Lender whatsoever) the Liens of the Loan Documents if not theretofore released.  In connection with the releases of the Liens, Borrowers shall submit to Lender, not less than fifteen (15) days prior to the date of repayment (or such shorter time as is acceptable to Lender in its sole discretion), releases of Liens (and related Loan Documents) for execution by Lender.  Such releases shall be in a form appropriate in the jurisdiction in which the Properties are located and contain standard provisions protecting the rights of the releasing lender.  In addition, Borrowers shall provide all other documentation Lender reasonably requires to be delivered by Borrowers in connection with such releases, together with an Officer's Certificate certifying that such documentation (a) is in compliance with all Legal Requirements, and (b) will effect such releases in accordance with the terms of this Agreement.  Borrowers shall pay all costs, Taxes and expenses actually incurred associated with the releases of the Liens of the Mortgages, including Lender's reasonable attorneys' fees.
2.4.2 Sale of Properties.  On or after the twelfth (12th) Payment Date of the Term, any Borrower may obtain the release of the Property owned by it from the Lien of the Mortgage encumbering such Property (and related Loan Documents) thereon upon a bona fide third-party sale of such Property, provided each of the following conditions are satisfied:
(a) The sale of such Property is pursuant to an arms' length agreement to a third party not Affiliated with any Borrower or Guarantor, and in which no Borrower and no Affiliate of any Borrower and/or Guarantor has any beneficial interest;
(b) Borrowers shall:
(i) make a prepayment of Principal in an amount equal to the applicable Release Amount;
(ii) in the event that, after taking into account the prepayment of Principal pursuant to subclause (i) above, the loan-to-value ratio of the Properties remaining subject to the Lien of the Loan Documents (such value to be determined by the Lender in its reasonable discretion based on a commercially reasonable valuation method permitted to a REMIC Trust and which shall exclude the value of personal property or going concern value, if any) is greater than one hundred and twenty five percent (125%), the Principal balance of the Loan must be paid down by an amount such that the loan-to-value ratio (such value to be determined by the Lender in its reasonable discretion based on a commercially reasonable valuation method permitted to a REMIC Trust and which shall exclude the value of personal property or going concern value, if any) is no more than one hundred and twenty five percent (125%);
(iii) pay to Lender the Spread Maintenance Premium (if such prepayment occurs prior to the Spread Maintenance Date) and Exit Fee on the Principal being prepaid pursuant to subclause (i) and, if applicable, subclause (ii) of this clause (b); and
(iv) pay all accrued and unpaid interest on the Principal being prepaid pursuant to subclause (i) and, if applicable, subclause (ii) of this clause (b) (including, if such prepayment is not made on a Payment Date, interest that would have accrued on such prepaid Principal through and including the last day of the Interest Period in which such payment is made);
(c) Both immediately before such sale and immediately thereafter, no Default or Event of Default shall be continuing;
(d) After giving effect to such release, each remaining Borrower shall remain a Special Purpose Bankruptcy Remote Entity;
(e) The representations and warranties made by Borrowers and/or Guarantor in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such sale (and after giving effect to such sale);
(f) Borrowers shall have given Lender at least twenty (20) days' prior written notice of such sale, accompanied by a copy of the applicable contract of sale and all related documents (including, without limitation, any consent that may be required from the Redevelopment Authority of the City of Milwaukee with respect to a sale of the Milwaukee Property), and drafts of any applicable release documents (which shall be subject to Lender's approval);
(g) Borrowers shall have delivered to Lender a copy of the final closing settlement statement for such sale at least two (2) Business Days prior to the closing of such sale;
(h) Borrowers shall have paid to Lender all costs and expenses (including reasonable attorneys' fees) actually incurred by Lender in connection with such sale and the release of such Property from the Lien of the Loan Documents;
(i) Borrowers and Guarantor shall execute and deliver such documents as Lender may reasonably request to confirm the continued validity of the unreleased Loan Documents and the Liens thereof;
(j) After giving effect to such release and prepayment, the Debt Yield for all of the Properties then remaining subject to the Liens of the Mortgages shall be no less than the greater of (i) the Debt Yield immediately preceding such release and (ii) 9.10%; and
(k) After giving effect to such release and prepayment, the unpaid Principal balance of the Loan shall not be less than Twenty Million and No/100 Dollars ($20,000,000.00).
2.5 Payments and Computations.
2.5.1 Making of Payments.  Each payment by a Borrower or Borrowers shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 1:00 p.m., New York City time, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice (which notice may be sent by email) to Borrowers.  Whenever any such payment shall be stated to be due on a day that is not a Business Day, such payment shall be made on the immediately preceding Business Day (notwithstanding such adjustment of due dates, Borrowers shall not be entitled to any deduction of interest due under this Agreement, the Note or any of the other Loan Documents).  All such payments shall be made irrespective of, and without any deduction, set-off or counterclaim whatsoever and are payable without relief from valuation and appraisement laws and with all costs and charges incurred in the collection or enforcement thereof, including attorneys' fees and court costs.
2.5.2 Computations.  Interest payable under the Loan Documents shall be computed on the basis of the actual number of days elapsed over a 360-day year.
2.5.3 Late Payment Charge.  If any Principal, interest or other sum due under any Loan Document is not paid by Borrowers on the date on which it is due, Borrowers shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law (the "Late Payment Charge"), in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment.  Such amount shall be secured by the Loan Documents.
2.6 Interest Rate Protection Agreements.
2.6.1 Interest Rate Protection Agreement.  As of the date hereof, Borrowers have entered into, made all payments required under, and satisfied all conditions precedent to the effectiveness of  an interest rate protection agreement that satisfies all of the following conditions (such interest rate protection agreement together with (i) any extension thereof or (ii) any other interest rate protection agreement entered into pursuant to Section 2.8 hereof, being referred to herein as the "Interest Rate Protection Agreement"):
(a) the Interest Rate Protection Agreement (i) is with an Acceptable Counterparty, (ii) has a term ending no earlier than the Stated Maturity Date, (iii) is an interest rate cap (A) in respect of a notional amount not less than the maximum principal amount of the Loan and (B) that shall have the effect of capping LIBOR at three and one‑half percent (3.50%) per annum and (iv) provides that the only obligation of Borrowers thereunder is the making of a single payment upon the execution and delivery thereof.
(b) Borrowers' interest in such Interest Rate Protection Agreement has been assigned to Lender pursuant to documentation satisfactory to Lender in form and substance, and  the counterparty to such Interest Rate Protection Agreement has executed and delivered to Lender an acknowledgment of such assignment, which acknowledgment includes such counterparty's agreement to pay directly into the Clearing Account all sums payable by such counterparty pursuant to the Interest Rate Protection Agreement and shall otherwise be satisfactory to Lender in form and substance.
(c) In connection with an Interest Rate Protection Agreement, Borrowers shall obtain and deliver to Lender an opinion of counsel from counsel (in-house or independent) for the issuer of the Interest Rate Protection Agreement (upon which Lender and its successors and assigns may rely) which shall provide in relevant part, that: (i) the issuer is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Interest Rate Protection Agreement; (ii) the execution and delivery of the Interest Rate Protection Agreement by the issuer, and any other agreement which the issuer has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by-laws (or equivalent organizational documents) or any law, regulation or contractual restriction binding on or affecting it or its property; (iii) all consents, authorizations and approvals required for the execution and delivery by the issuer of the Interest Rate Protection Agreement, and any other agreement which the issuer has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any Governmental Authority or regulatory body is required for such execution, delivery or performance; and (iv) the Interest Rate Protection Agreement, and any other agreement which the issuer has executed and delivered pursuant thereto, has been duly executed and delivered by the issuer and constitutes the legal, valid and binding obligation of the issuer, enforceable against the issuer in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
(d) In the event of any downgrade, withdrawal or qualification of the rating of the issuer of the Interest Rate Protection Agreement below (x) a long-term unsecured debt rating of "A-" by S&P or (y) a long-term unsecured debt rating of "A3" by Moody's, Borrowers shall either (i) replace (or cause the cap provider to replace) the Interest Rate Protection Agreement with a replacement Interest Rate Protection Agreement from an Acceptable Counterparty (with terms identical to the Interest Rate Protection Agreement being replaced, or otherwise approved by Lender in its reasonable discretion and the Rating Agencies) or (ii) if a guaranty was delivered in connection with the Interest Rate Protection Agreement from an Acceptable Counterparty at closing, cause the issuer to provide a replacement guaranty of its obligations under the Interest Rate Protection Agreement from another Acceptable Counterparty not later than thirty (30) days following receipt of notice from Lender or the Servicer of such downgrade, withdrawal or qualification.
2.6.2  Execution of Documents.  Borrowers shall promptly execute and deliver to the counterparty of the Interest Rate Protection Agreement such confirmations and agreements as may be requested by such counterparty in connection with such Interest Rate Protection Agreement.
2.6.3 No Obligation of Lender.  Borrowers agree that Lender shall not have any obligation, duty or responsibility to any Borrower or any other Person by reason of, or in connection with, any Interest Rate Protection Agreement (including any duty to provide or arrange any Interest Rate Protection Agreement, to consent to any mortgage or pledge of any Property or any portion thereof as security for Borrowers' performance of its obligations under any Interest Rate Protection Agreement, or to provide any credit or financial support for the obligations of Borrowers or any other Person thereunder or with respect thereto).  No Interest Rate Protection Agreement shall alter, impair, restrict, limit or modify in any respect the obligation of Borrowers to pay interest on the Loan as and when the same becomes due and payable in accordance with the provisions of the Loan Documents.
2.6.4 Receipts from Interest Rate Protection Agreements.  All payments made by the counterparty to the Interest Rate Protection Agreement shall be deposited into the Clearing Account and applied in the same manner as Rents are applied under Section 3.15 hereof.
2.6.5 Failure to Provide Interest Rate Protection Agreement.  If Borrowers breach their obligation to enter into an Interest Rate Protection Agreement (including any replacement thereof) to the extent required hereunder, Lender may, but shall have no obligation to, at Borrowers' sole cost and expense and on Borrowers' behalf, enter into an Interest Rate Protection Agreement as so required.  Lender is hereby irrevocably appointed the true and lawful attorney of Borrowers (coupled with an interest), in its name and stead, to execute such an Interest Rate Protection Agreement and all necessary documents ancillary thereto, and for that purpose Lender may execute all necessary agreements and instruments, Borrowers hereby ratifying and confirming all that its said attorney shall lawfully do by virtue hereof.  All fees, costs and expenses incurred by Lender (including reasonable attorneys' fees), together with interest thereon at the Default Rate until paid to Lender pursuant to this Section 2.6.5 shall be paid by Borrowers within five (5) days after Lender's demand and such sums and liabilities, including such interest, shall be deemed and shall constitute advances under this Agreement and be evidenced by the Note and be secured by the Loan Documents.
2.6.6 Non-Availability of LIBOR; Substitute IRPA.
(a) Notwithstanding anything to the contrary contained above in this Section 2.6, in Section 2.8(c) hereof or elsewhere in this Agreement, if, at any time, Lender gives Borrowers a LIBOR Unavailability Notice, then:
(i)
within 30 days after the giving of such LIBOR Unavailability Notice, Borrowers shall enter into, make all payments under, and satisfy all conditions precedent to the effectiveness of, a Substitute IRPA (and in connection therewith, but not prior to Borrowers taking all the actions described in this clause (i), Borrowers shall have the right to terminate any then existing Interest Rate Protection Agreement); and

(ii)
following the giving of such LIBOR Unavailability Notice, in lieu of satisfying the condition described in Section 2.8(c) hereof with respect to any Extension Period not then yet commenced, Borrowers shall instead enter into, make all payments under, and satisfy all conditions precedent to the effectiveness of a Substitute IRPA on or prior to the first day of such Extension Period.

(b) As used herein, "Substitute IRPA" means an interest rate protection agreement that satisfies all of the following requirements:
(i)	it has a term expiring no earlier than, in the case of clause (a)(i) above, the then Stated Maturity Date and, in the case of clause (a)(ii) above, the last day of the requested Extension Period;
(ii)	has a notional amount equal to the then outstanding Principal;
(iii)	it provides that the only obligation of Borrowers thereunder is the making of a single payment to the counterparty thereunder upon the execution and delivery thereof;
(iv)
it provides to Lender and Borrowers (as determined by Lender in its sole but good faith discretion), for the term of the Substitute IRPA, a hedge against rising interest rates that is no less beneficial to Borrowers and Lender than (A) in the case of clause (a)(i) above, that which was provided by the Interest Rate Protection Agreement being replaced by the Substitute IRPA and (B) in the case of clause (a)(ii) above, that which was intended to be provided by the Interest Rate Protection Agreement that, but for the operation of this Section 2.6.6, would have been required to have been delivered by Borrowers pursuant to Section 2.8(c) hereof as a condition to the requested Extension Period; and

(v)
without intending to limit any of the provisions of the preceding clauses (i) through (iv), it satisfies all of the requirements of Sections 2.6.1(a) (other than clause (iii)(B) thereof), (b), (c) and (d) hereof.

(c) From and after the date that Lender gives a LIBOR Unavailability Notice, all provisions in this Agreement that refer or relate to an "Interest Rate Protection Agreement" (other than the portion of Section 2.6.1 preceding Section 2.6.1(a), Section 2.6.1(a)(iii)(B), Section 2.6.6(a)(i), Section 2.6.6(b)(iv), this Section 2.6.6(c) and Section 2.8(c)) shall be deemed to refer or relate, as applicable, to a Substitute IRPA.
2.7 Fees; Spread Maintenance Premium.
2.7.1 Exit Fee.  Upon any repayment or prepayment of Principal, Borrowers shall pay to Lender on the date of such repayment or prepayment the Exit Fee applicable thereto.  Upon any acceleration or final repayment of the Loan, Borrowers shall immediately pay to Lender on account of the Exit Fee the amount by which (a) one-fourth of one percent (0.25%) of the original Principal amount of the Loan exceeds (b) the total amount of Exit Fees theretofore paid by Borrowers pursuant to this Section 2.7.1.  All Exit Fees hereunder shall be deemed to be earned by Lender upon the funding of the Loan.  Notwithstanding the foregoing, to the extent that the Loan is repaid with the proceeds of a mortgage loan from LCC (or any successor to LCC by merger), the Exit Fee that would otherwise be payable with respect to the portion of the Loan refinanced by LCC (or any successor to LCC by merger) shall be waived, provided that LCC (or any successor to LCC by merger) shall have no obligation to offer to provide such financing.
2.7.2 Spread Maintenance Premium.  Upon any repayment or prepayment of Principal (including in connection with an acceleration of the Loan) made prior to the Spread Maintenance Date, Borrowers shall pay to Lender on the date of such repayment or prepayment (or acceleration of the Loan) the Spread Maintenance Premium applicable thereto.  All Spread Maintenance Premium payments hereunder shall be deemed to be earned by Lender upon the funding of the Loan but, for the avoidance of doubt, shall only be payable in accordance with the express terms and conditions of this Agreement.
2.7.3 Origination Fee.  On the date hereof, Borrower shall pay Lender an origination fee equal to one percent (1.0%) of the original Principal amount of the Loan.
2.8 Extension Option.  Borrowers shall have the right, at their option, to extend the Term until December 9, 2021 (the "Extended Maturity Date"; and the period of time during such extension period being referred to herein as the "Extension Period"), by giving notice of such extension to Lender at least fifteen (15) days prior and not more than sixty (60) days prior to the commencement of the requested Extension Period.  Upon receipt of such request to extend the Term, Lender will confirm to Borrowers in writing whether or not the Stated Maturity Date will be so extended, which extension will be granted upon the satisfaction of the following conditions:
(a) no Event of Default exists at the time such request is made and on the then scheduled Stated Maturity Date;
(b) Borrowers deliver to Lender an Officer's Certificate confirming the accuracy of the information contained in clause (a) above and certifying that each of the representations and warranties of Borrower contained in the Loan Documents is true, complete and correct in all material respects as of the date of such Officer's Certificate to the extent such representations and warranties are not matters which by their nature can no longer be true and correct as a result of the passage of time;
(c) on or prior to the commencement of the Extension Period, Borrowers either (i) extend the term of the Interest Rate Protection Agreement to a date not earlier than the Extended Maturity Date or (ii) enter into a new interest rate protection agreement which expires no earlier than the Extended Maturity Date, and which extension or new agreement is in respect of a notional amount of the then outstanding Principal and is otherwise on the same terms set forth in Section 2.6.1 hereof (including the delivery of such documents as set forth therein) and has the effect of capping LIBOR at no more than three and one-half percent (3.50%) per annum;
(d) on or prior to the commencement of the Extension Period, the Debt Yield is at least nine percent (9.0%)%; provided that if the Debt Yield is less than such percentage Borrowers may prepay a portion of the unpaid Principal to a level such that the Debt Yield is equal to or greater than such percentage, and any such prepayment shall be subject to the payment of the Exit Fee;
(e) as of the commencement of the Extension Period, the LTV Percentage is no greater than sixty‑five percent (65.0%); provided that if the LTV Percentage is greater than such percentage, Borrowers may prepay a portion of the unpaid Principal to a level such that the LTV Percentage is no greater than such percentage, and any such prepayment shall be subject to the payment of the Exit Fee; and
(f) Borrowers pay to Lender no later than the commencement of the Extension Period, an extension fee in an amount equal to one-fourth of one percent (0.25%) of the then‑outstanding Principal.
If Borrowers are unable to satisfy all of the foregoing conditions within the applicable time frames for each, Lender shall have no obligation to extend the Stated Maturity Date hereunder.
3. CASH MANAGEMENT AND RESERVES
3.1 Cash Management Arrangements.  Each Borrower shall at all times cause all Rents relating to its Property to be transmitted directly into an Eligible Account (the "Clearing Account") established and maintained by Borrowers at a local bank selected by Borrowers and reasonably approved by Lender, which shall at all times be an Eligible Institution (the "Clearing Bank") as more fully described in the Clearing Account Agreement.  Without in any way limiting the foregoing, if Borrowers or Manager receive any Rents, then (a) such amounts shall be deemed to be collateral for the Loan and shall be held in trust for the benefit, and as the property, of Lender, (b) such amounts shall not be commingled with any other funds or property of Borrowers or Manager, and (c) Borrowers or Manager shall deposit such amounts into the Clearing Account within one (1) Business Day of receipt.  Funds deposited into the Clearing Account shall be swept by the Clearing Bank on a daily basis into an operating account designated by Borrowers, unless a Cash Management Period is continuing, in which event such funds shall be swept on a daily basis into an Eligible Account at the Cash Management Bank controlled by Lender (the "Cash Management Account") and applied and disbursed in accordance with this Agreement.  Funds in the Cash Management Account shall be invested at Lender's discretion only in Permitted Investments.  Lender will also establish subaccounts of the Cash Management Account which shall at all times be Eligible Accounts (and may be ledger or book entry accounts and not actual accounts) (such subaccounts are referred to herein as "Subaccounts").  The Cash Management Account and any Subaccounts will be under the sole control and dominion of Lender, and no Borrower shall have any right of withdrawal therefrom.  Borrowers shall pay for all expenses of opening and maintaining all of the above accounts.
3.2 Required Repairs.
3.2.1 Completion of Required Repairs.  Borrowers shall perform and complete each item of the repairs and environmental remedial work at the Properties described on Schedule 2 hereto (the "Required Repairs") within six (6) months of the date hereof or such shorter period of time for such item set forth on Schedule 2 hereto.
3.2.2 Required Repairs Reserves.  On the date hereof, Borrowers shall deposit with Lender the aggregate amount set forth on Schedule 2 hereto and Lender shall cause such amount to be transferred to a Subaccount (the "Required Repairs Subaccount").  Provided no Default or Event of Default shall have occurred and is continuing, Lender shall disburse funds held in the Required Repairs Subaccount to Borrowers, within fifteen (15) days after the delivery by Borrowers to Lender of a request therefor (but not more often than once per month), in increments of at least $5,000 (or such lesser amount equal to the remaining balance of the Required Repairs Subaccount), and, with respect to any particular disbursement for any portion of the Required Repairs, in an amount not to exceed the amount set forth on Schedule 2 with respect to such particular portion or item of the Required Repairs, accompanied by the following items (which items shall be in form and substance satisfactory to Lender):  (a) an Officer's Certificate (i) certifying that the Required Repairs or any portion thereof which are the subject of the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, (ii) identifying each Person that supplied materials or labor in connection with such Required Repairs or any portion thereof and (iii) stating that each such Person has been or, upon receipt of the requested disbursement, will be paid in full with respect to the portion of the Required Repairs which is the subject of the requested disbursement; (b) copies of appropriate lien waivers or other evidence of payment satisfactory to Lender; (c) at Lender's option, a title search for the applicable Property indicating that it is free from all Liens not previously approved by Lender; (d) a copy of each License required to be obtained with respect to the portion of the Required Repairs which is the subject of the requested disbursement; and (e) such other evidence as Lender shall reasonably request that the Required Repairs which are the subject of the requested disbursement have been completed and paid for.  Provided no Default or Event of Default shall have occurred and is continuing, upon Borrowers' completion of all Required Repairs in accordance with this Section 3.2, Lender shall release any funds remaining in the Required Repairs Subaccount, if any, to Borrowers.
3.3 Property Taxes.  Borrowers shall pay to Lender (a) $22,000.00 on the date hereof on account of Real Estate Taxes, and (b) on each Payment Date, one-twelfth (1/12) of the Real Estate Taxes that Lender estimates will be payable during the next twelve (12) months (initially $35,823.00 per month) in order to accumulate with Lender sufficient funds to pay all such Real Estate Taxes at least thirty (30) days prior to their respective due dates.  Such amounts will be transferred by Lender to a Subaccount (the "Tax Subaccount").  Provided that no Default or Event of Default has occurred and is continuing, Lender will (i) apply funds in the Tax Subaccount to payments of Real Estate Taxes required to be made by Borrowers pursuant to Section 5.2 hereof, provided that Borrowers have promptly supplied Lender with notices of all Real Estate Taxes due, or (ii) reimburse Borrowers for such amounts upon presentation of evidence of payment; subject, however, to Borrowers' right to contest Real Estate Taxes in accordance with Section 5.2 hereof.  In making any payment relating to Real Estate Taxes, Lender may do so according to any bill, statement or estimate procured from the appropriate public office, without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof.  If Lender determines in its reasonable judgment that the funds in the Tax Subaccount will be insufficient to pay (or in excess of) the Real Estate Taxes next coming due, Lender may increase (or decrease) the monthly contribution required to be made by Borrowers to the Tax Subaccount.
3.4 Insurance.  On each Payment Date, Borrowers shall pay to Lender one-twelfth (1/12) of the Insurance Premiums that Lender estimates will be payable (initially $6,464.00 per month) for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies.  Such amounts will be transferred by Lender to a Subaccount (the "Insurance Subaccount").  Provided that no Default or Event of Default has occurred and is continuing, Lender will (i) apply funds in the Insurance Subaccount to payments of Insurance Premiums required to be made by Borrowers pursuant to Section 7.1 hereof, provided that Borrowers have promptly supplied Lender with notices of all Insurance Premiums due, or (ii) reimburse Borrowers for such amounts upon presentation of evidence of payment.  In making any payment relating to Insurance Premiums, Lender may do so according to any bill, statement or estimate procured from the insurer or agent, without inquiry into the accuracy of such bill, statement or estimate.  If Lender determines in its reasonable judgment that the funds in the Insurance Subaccount will be insufficient to pay (or in excess of) the Insurance Premiums next coming due, Lender may increase (or decrease) the monthly contribution required to be made by Borrowers to the Insurance Subaccount.
3.5 Capital Expense Reserves.  On each Payment Date, Borrowers shall pay to Lender an amount initially equal to $6,307.50, and Lender will transfer such amounts into a Subaccount (the "Capital Expense Reserve Subaccount").  Additionally, upon thirty (30) days' prior notice to Borrowers, Lender may reassess and increase the amount of the monthly payment required under this Section 3.5 from time to time in its reasonable discretion (based upon its then current underwriting standards).  Provided that no Default or Event of Default has occurred and is continuing, Lender shall disburse funds held in the Capital Expense Reserve Subaccount to Borrowers, within fifteen (15) days after the delivery by Borrowers to Lender of a request therefor (but not more often than once per month), in increments of at least $10,000 provided that:  (i) such disbursement is for an Approved Capital Expense; (ii) Lender shall have (if it desires) verified (by an inspection conducted at Borrowers' expense) performance of the work associated with such Approved Capital Expense; and (iii) the request for disbursement is accompanied by (A) an Officer's Certificate certifying (1) that such funds will be used to pay or reimburse Borrowers for Approved Capital Expenses and a description thereof, (2) that all outstanding trade payables (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full, (3) that the same has not been the subject of a previous disbursement, and (4) that all previous disbursements have been used to pay the previously identified Approved Capital Expenses, and (B) lien waivers or other evidence of payment satisfactory to Lender unless the requested disbursement shall be used to pay for such Approved Capital Expense directly (and not reimburse Borrowers for the Approved Capital Expense previously paid for by Borrowers), in which case Borrowers shall be required to deliver such items with respect to the Approved Capital Expense which was the subject of the previous disbursement and conditional lien waivers with respect to the requested items to be paid for from the requested disbursement, (C) at Lender's option, a title search for the applicable Property or Properties indicating that such Property or Properties are free from all Liens, claims and other encumbrances not previously approved by Lender and (D) such other evidence as Lender shall reasonably request that the Approved Capital Expenses at the subject Property or Properties to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrowers.  Any such disbursement of more than $25,000 to pay (rather than reimburse) Approved Capital Expenses may, at Lender's option, be made by direct check payable to the payee on such Approved Capital Expenses.
3.6 Rollover Reserves.
3.6.1 Rollover Reserve.
(a) On December 31, 2018, Borrowers shall pay to Lender $105,000.00 (or such lesser amount reflecting the remaining tenant improvement allowance due and payable to Isom with respect to the Isom Office Space) on account of outstanding Approved Leasing Expenses with respect to the Isom Office Space, and Lender will transfer such amount into a Subaccount (the "Rollover Reserve Subaccount"); provided, however, that Borrowers shall not be required to make the foregoing payment if, on or before December 31, 2018, Borrowers have delivered to Lender evidence satisfactory to Lender in its reasonable discretion that the full amount of the tenant improvement allowance with respect to the Isom Office Space (i.e., $105,000.00) has been paid to Isom.  Additionally, other than as set forth in Section 3.6.2 with respect to Lease Termination Payments from any Lease Sweep Tenant, Borrowers shall also pay to Lender for transfer into the Rollover Reserve Subaccount all Lease Termination Payments received by Borrowers.
(b) Provided that no Default or Event of Default has occurred and is continuing, Lender shall disburse funds held in the Rollover Reserve Subaccount to Borrowers, within fifteen (15) days after the delivery by Borrowers to Lender of a request therefor (but not more often than once per month), in increments of at least $10,000, provided that:  (i) such disbursement is for an Approved Leasing Expense; (ii) Lender shall have (if it desires) verified (by an inspection conducted at Borrowers' expense) performance of any construction work associated with such Approved Leasing Expense; (iii) with respect to any tenant improvement work, Borrowers shall have furnished to Lender copies of all permits, licenses and approvals required by any Governmental Authority with regard to such work that is the subject of the requested disbursement, whether necessary for commencement, completion, use or otherwise; (iv) with respect to any tenant improvement work, the Retainage shall be retained by Lender and shall be paid over by Lender to Borrowers, provided that no lien claims are then filed against the applicable Property, when all of the requirements for the release of such applicable Retainage have been satisfied pursuant to the terms of the applicable construction contract; and (v) the request for disbursement is accompanied by (A) an Officer's Certificate certifying (1) that such funds will be used only to pay (or reimburse Borrowers for) Approved Leasing Expenses and a description thereof, (2) that all outstanding trade payables (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full, (3) that the same has not been the subject of a previous disbursement, (4) the aggregate amount disbursed (including the subject disbursement) with respect to any applicable Lease shall not exceed the Maximum Leasing Disbursement Amount applicable to such Lease and (5) that all previous disbursements have been used only to pay (or reimburse Borrowers for) the previously identified Approved Leasing Expenses, (B) lien waivers or other evidence of payment satisfactory to Lender unless the requested disbursement shall be used to pay for such Approved Leasing Expense directly (and not reimburse Borrowers for the Approved Leasing Expense previously paid for by Borrowers), in which case Borrowers shall be required to deliver such items with respect to the Approved Leasing Expense which was the subject of the previous disbursement and conditional lien waivers with respect to the requested items to be paid for from the requested disbursement and (C) reasonably detailed supporting documentation as to the amount, necessity and purpose therefor.  Any such disbursement of more than $25,000 to pay (rather than reimburse) Approved Leasing Expenses may, at Lender's option, be made by direct check payable to the payee of such Approved Leasing Expenses.
(c) Any Lease Termination Payments and any other funds deposited into the Rollover Reserve Subaccount shall be applied, at Lender's election, towards either (i) subject to the rights of Borrowers under the applicable Lease, rent arrearages under such Lease (or to cure any other tenant default under such Lease), (ii) debt service shortfalls that may arise as a result of a termination of such Lease (and Borrowers hereby authorize Lender to disburse to itself any such amounts without any request therefor by Borrowers) or (iii) funding any Approved Leasing Expenses (or Approved Lease Sweep Lease Leasing Expenses, if applicable) which are anticipated to occur in connection with the re-tenanting of the space under the Lease that was the subject of such termination (in accordance with the terms and conditions of Section 3.6.1(b) hereof or Section 3.6.2 hereof, if applicable).
3.6.2 Special Rollover Reserve.
(a) On each Payment Date occurring during the continuance of a Lease Sweep Period (provided that no Cash Management Period is then continuing other than a Cash Management Period triggered solely as a result of a Lease Sweep Period), all Available Cash (or such portion of Available Cash that shall be allocated by Lender for deposit into the Special Rollover Reserve Subaccount pursuant to Section 3.10 hereof) shall be paid to Lender.  Lender will transfer such amount into a Subaccount (the "Special Rollover Reserve Subaccount").  Borrowers shall also pay to Lender for transfer into the Special Rollover Reserve Subaccount any Lease Termination Payments received from any Lease Sweep Tenant.  Provided that no Default or Event of Default has occurred and is continuing, Lender shall disburse funds held in the Special Rollover Reserve Subaccount to Borrowers, within fifteen (15) days after the delivery by Borrowers to Lender of a request therefor (but not more often than once per month), in increments of at least $10,000, provided that:  (i) such disbursement is for an Approved Lease Sweep Lease Leasing Expense or Approved Leasing Expense (as the case may be); (ii) Lender shall have (if it desires) verified (by an inspection conducted at Borrowers' expense) performance of any construction work associated with such Approved Lease Sweep Lease Leasing Expense or Approved Leasing Expense (as the case may be); and (iii) the request for disbursement is accompanied by (A) an Officer's Certificate certifying (1) that such funds will be used only to pay (or reimburse Borrowers for) Approved Lease Sweep Lease Leasing Expenses or Approved Leasing Expenses (as the case may be) and a description thereof, (2) that all outstanding trade payables (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full, (3) that the same has not been the subject of a previous disbursement, (4) the aggregate amount disbursed (including the subject disbursement) with respect to any applicable Lease shall not exceed the Maximum Leasing Disbursement Amount applicable to such Lease and (5) that all previous disbursements have been used only to pay (or reimburse Borrowers for) the previously identified Approved Lease Sweep Lease Leasing Expenses or Approved Leasing Expenses (as the case may be), and (B) reasonably detailed supporting documentation as to the amount, necessity and purpose therefor.  Any such disbursement of more than $25,000 to pay (rather than reimburse) Approved Lease Sweep Lease Leasing Expenses or Approved Leasing Expenses (as the case may be) may, at Lender's option, be made by direct check payable to the payee of such Approved Lease Sweep Lease Leasing Expenses or Approved Leasing Expenses (as the case may be).
(b) Provided no Default or Event of Default is continuing, upon the termination of the subject Lease Sweep Period, and Lender's receipt of satisfactory evidence that all Approved Lease Sweep Lease Leasing Expenses or Approved Leasing Expenses (as the case may be) incurred in connection therewith (and any other expenses in connection with the re-tenanting of the applicable space) have been paid in full (which evidence may include (i) a letter or certification from the applicable broker, if any, that all brokerage commissions payable in connection therewith have been paid and (ii) an estoppel certificate executed by each applicable tenant which certifies that all contingencies under such Lease to the payment of full rent (including the applicable Borrower's contribution to the cost of any tenant improvement work) have been satisfied), any funds (if any) remaining in the Special Rollover Reserve Subaccount that have been deposited therein as a result of such Lease Sweep Period shall, provided that no other Lease Sweep Period shall then be continuing, be disbursed to Borrowers; provided, however, (A) if a Cash Management Period is then continuing, then no such funds shall be disbursed to Borrowers, and all such funds shall instead be deposited into the Cash Collateral Subaccount, to be applied in accordance with Section 3.10 hereof and (B) if a Lease Sweep Period is then continuing (provided no Cash Management Period is then continuing other than a Cash Management Period triggered solely as a result of another Lease Sweep Period), then no such funds shall be disbursed to Borrowers, and all such funds shall remain in the Special Rollover Reserve Subaccount, to be applied in accordance with this Section 3.6.2.
3.7 Intentionally Omitted.
3.8 Casualty/Condemnation Subaccount.  Borrowers shall pay, or cause to be paid, to Lender all Proceeds or Awards due to any Casualty or Condemnation to be transferred to a Subaccount (the "Casualty/Condemnation Subaccount") in accordance with the provisions of Article 7 hereof.  All amounts in the Casualty/Condemnation Subaccount shall be disbursed in accordance with the provisions of Article 7 hereof.
3.9 Security Deposits.  Each Borrower shall keep and hold all security deposits under Leases in accordance with applicable Legal Requirements and at a separately designated account under such Borrower's control at the Clearing Bank (and in the case of a letter of credit, assigned with full power of attorney and executed sight drafts to Lender) so that the security deposits shall not be commingled with any other funds of such Borrower.  During a Cash Management Period, Borrowers shall, upon Lender's request, if permitted by applicable Legal Requirements, turn over to Lender the security deposits (and any interest theretofore earned thereon) under Leases, to be held by Lender in a Subaccount (the "Security Deposit Subaccount") subject to the terms of the Leases.  Security deposits held in the Security Deposit Subaccount will be released by Lender upon notice from Borrowers together with such evidence as Lender may reasonably request that such security deposit is required to be returned to a tenant pursuant to the terms of a Lease or may be applied as Rent pursuant to the rights of Borrowers under the applicable Lease.  Any letter of credit or other instrument that any Borrower receives in lieu of a cash security deposit under any Lease entered into after the date hereof shall (a) be maintained in full force and effect in the full amount unless replaced by a cash deposit as hereinabove described and (b) if permitted pursuant to any Legal Requirements, name Lender as payee or mortgagee thereunder (or at Lender's option, be fully assignable to Lender).
3.10 Cash Collateral Subaccount.  If a Cash Management Period shall have commenced, then on the immediately succeeding Payment Date and on each Payment Date thereafter during the continuance of such Cash Management Period, all Available Cash shall be paid to Lender, which amounts shall be transferred by Lender into a Subaccount (the "Cash Collateral Subaccount") as cash collateral for the Debt.  Notwithstanding the foregoing, if such Cash Management Period has commenced and is continuing solely because a Lease Sweep Period has commenced and is continuing, Lender shall have the right (but not the obligation) to allocate any funds in the Cash Collateral Subaccount to the Special Rollover Reserve Subaccount to be applied in accordance with the terms and conditions of Section 3.6.2 hereof.  Any funds in the Cash Collateral Subaccount and not previously disbursed or applied shall, upon the termination of such Cash Management Period, be disbursed to Borrowers.  Lender shall have the right, but not the obligation, at any time during the continuance of an Event of Default to apply all sums then on deposit in the Cash Collateral Subaccount to the Debt, in such order and in such manner as Lender shall elect, including to make a prepayment of Principal (together with the applicable Exit Fee and Spread Maintenance Premium applicable thereto).
3.11 Raider Park Fee Acquisition Reserve.
(a) On the date hereof, Borrowers shall pay to Lender $40,900.00 (the "Fee Acquisition Funds"), the amount as estimated by Lender to equal to Raider Park Fee Purchase Price, and such amount will be transferred by Lender to a Subaccount (the "Raider Park Subaccount").
(b) Subject to the terms and conditions of this Section 3.11 and Section 5.34 hereof, Lender shall disburse the Fee Acquisition Funds, to be used solely to pay or reimburse Borrowers for MVP Raider Park's purchase of the Raider Park Fee Interest provided the following conditions precedent are satisfied:
(i)
Lender receives a request for disbursement of the Fee Acquisition Funds at least ten (10) days before the proposed date for MVP Raider Park's acquisition of the Raider Park Fee Interest, which shall also include a copy of the purchase agreement for the Raider Park Fee Interest and documentation confirming, to Lender's reasonable satisfaction, both the Raider Park Fee Purchase Price and that Borrowers have secured sufficient capital to fund the purchase of the Fee Interest;

(ii)	both at the time Borrowers deliver to Lender the request for disbursement of the Fee Acquisition Funds and on the date of the making of such disbursement, no Event of Default shall be continuing;
(iii)	after completing the purchase of the Raider Park Fee Interest, MVP Raider Park shall remain a Special Purpose Bankruptcy Remote Entity;
(iv)
the representations and warranties made by Borrowers and/or Guarantor in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of MVP Raider Park's purchase of the Raider Park Fee Interest (and after MVP Raider Park has completed the purchase of the Raider Park Fee Interest);

(v)
Borrowers shall pay on demand all of the actual costs and expenses incurred by Lender, including reasonable attorneys' fees and expenses, in connection with MVP Raider Park's acquisition of the Raider Park Fee Interest, and all title premiums and other title and survey charges shall have been (or contemporaneously are being) paid in full;

(vi)
Borrowers and Guarantor shall execute and deliver such documents as Lender may reasonably request to confirm the validity of the Loan Documents and the Liens thereof after disbursement of the Fee Acquisition Funds and MVP Raider Park's purchase of the Raider Park Fee Interest;

(vii)
Borrowers shall cause to be delivered to Lender a new Title Insurance Policy with respect to the Raider Park Property (or an endorsement to the existing Title Insurance Policy) (1) amending the legal description therein to reflect MVP Raider Park's ownership of all of the Raider Park Property in fee simple and (2) insuring that, after the subject release, the Mortgage covering the Raider Park Property remains a first priority lien on the Raider Park Property (including both the fee and leasehold interests therein), subject to no exceptions other than (x) those exceptions contained in the original Title Insurance Policy for the Raider Park Property and (y) those additional exceptions relating to the Raider Park Fee Interest as reasonably approved by Lender; and

(viii)
Not less than five (5) days prior to the scheduled closing date of MVP Raider Park's purchase of the Raider Park Fee Interest, Borrowers shall submit to Lender an updated Survey (including a metes and bounds description) of the Raider Park Property reflecting MVP Raider Park's ownership thereof in fee simple prepared by a surveyor licensed in the State and reasonably satisfactory to Lender and containing a certification of such surveyor reasonably satisfactory to Lender.

(c) If any or all conditions precedent to disbursing the Fee Acquisition Funds have not been satisfied on the date such disbursement was requested to be made, Lender may, at its option and in its sole discretion, waive so many of such conditions precedent as it may elect.
(d) Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right (but not the obligation) to disburse the Fee Acquisition Funds directly to any Person to whom payment is due with respect to the acquisition of the Raider Park Fee Interest.  The execution of this Agreement by Borrowers shall, and hereby does, constitute an irrevocable direction and authorization to so disburse the Fee Acquisition Funds.  No further direction or authorization from Borrowers shall be necessary or required for such direct disbursements and all such disbursements shall satisfy pro tanto the obligations of Lender hereunder and shall be secured by the applicable Loan Documents as fully as if made directly to Borrowers, regardless of the disposition thereof by the payee.
(e) Lender shall have the right (but not the obligation), by its own action (and without any request therefor by Borrowers), to disburse to itself (or retain from) any portion of the Fee Acquisition Funds to pay fees and any other sums then due and payable to Lender pursuant to this Section 3.11 (and Lender shall provide notice thereof to Borrowers).
3.12 Ground Lease Reserve.  If the New Orleans Lease shall terminate or any other event shall occur whereby MVP New Orleans is obligated to directly pay Ground Rent with respect to the New Orleans Ground Lease without any third-party reimbursement obligation or third-party liability therefor, on each Payment Date thereafter, Borrowers shall pay to Lender an amount equal to one‑twelfth (1/12th) of the Ground Rent with respect to the New Orleans Ground Lease that Lender estimates will be payable during the next twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Ground Rent at least thirty (30) days prior to the due date therefor.  Such amounts shall be transferred by Lender into a Subaccount (the "Ground Rent Subaccount").  Provided that no Event of Default has occurred and is continuing, Lender will (i) apply the funds in the Ground Rent Subaccount to payments of Ground Rent required to be made by MVP New Orleans under the New Orleans Ground Lease, or (ii) reimburse Borrowers for such amounts upon presentation of evidence of payment by Borrowers, reasonably satisfactory to Lender, of the same.  In making any payment of funds from the Ground Rent Subaccount in accordance with the immediately preceding sentence, Lender may do so according to any bill, statement or estimate procured from Ground Lessor, without inquiry into the accuracy of such bill, statement or estimate or into the validity of any claim by Ground Lessor.  If at any time Lender reasonably determines that the funds then on deposit in the Ground Rent Subaccount are not or will not be sufficient to pay the installments of Ground Rent with respect to the New Orleans Ground Lease as they come due, Lender shall notify Borrowers of such determination and shall increase the monthly deposit into the Ground Rent Subaccount by the amount that Lender reasonably estimates is sufficient to make up the deficiency.
3.13 Intentionally Omitted.
3.14 Grant of Security Interest; Application of Funds.  As security for payment of the Debt and the performance by Borrowers of all other terms, conditions and provisions of the Loan Documents, each Borrowers hereby pledges and assigns to Lender, and grants to Lender a security interest in, all such Borrower's right, title and interest in and to all Rents and in and to all payments to or monies held in the Clearing Account, the Cash Management Account, and all Subaccounts created pursuant to this Agreement (collectively, the "Cash Management System Accounts").  Each Borrower hereby grants to Lender a continuing security interest in, and agrees to hold in trust for the benefit of Lender, all Rents in its possession prior to the (a) payment of such Rents to Lender or (b) deposit of such Rents into the Cash Management System Account.  No Borrower shall, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Cash Management System Account, or permit any Lien to attach thereto, or any levy to be made thereon, or any UCC Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.  This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC.  Upon the occurrence and during the continuance of an Event of Default, Lender may apply any sums in any Cash Management System Account in any order and in any manner as Lender shall elect without seeking the appointment of a receiver and without adversely affecting the rights of Lender to foreclose the Lien of any Mortgage or exercise its other rights under the Loan Documents.  Cash Management System Accounts shall not constitute trust funds and may be commingled with other monies held by Lender.  All interest which accrues on the funds in any Cash Management System Account (other than the Tax Subaccount and the Insurance Subaccount) shall accrue for the benefit of Borrowers and shall be taxable to Borrowers and shall be added to and disbursed in the same manner and under the same conditions as the principal sum on which said interest accrued.  The amount of funds on deposit in each Subaccount is set forth on Schedule 10 attached hereto.  Upon repayment in full of the Debt, all remaining funds in the Subaccounts, if any, shall be promptly disbursed to Borrowers.
3.15 Property Cash Flow Allocation.
(a) During any Cash Management Period, all Rents deposited into the Cash Management Account during the immediately preceding Interest Period shall be applied on each Payment Date as follows in the following order of priority:
(i)	First, to make payments into the Tax Subaccount as required under Section 3.3 hereof;
(ii)	Second, to make payments into the Insurance Subaccount as required under Section 3.4 hereof;
(iii)	Third, to pay the monthly portion of the fees charged by the Cash Management Bank in accordance with the Cash Management Agreement;
(iv)
Fourth, to Lender to pay the interest due on such Payment Date (plus, if applicable, interest at the Default Rate and all other amounts, other than those described under other clauses of this Section 3.15(a), then due to Lender under the Loan Documents);

(v)
Fifth, if MVP New Orleans is obligated to directly pay Ground Rent with respect to the New Orleans Ground Lease without any third-party reimbursement obligation or third-party liability therefor, to make payments into the Ground Rent Subaccount as required under Section 3.12 hereof;

(vi)	Sixth, to make payments into the Capital Expense Reserve Subaccount as required under Section 3.5 hereof;
(vii)
Seventh, funds in an amount equal to the Monthly Operating Expense Budgeted Amount and any then-current Approved Additional Operating Expenses shall be disbursed to Borrowers (or to an account designated by Borrowers);

(viii)
Eighth, during the continuance of a Cash Management Period triggered solely a result of a Lease Sweep Period (and provided that a Cash Management Period is not continuing for any other reason), to make payments in an amount equal to the amount of Available Cash on such Payment Date as determined by Lender pursuant to Section 3.10 hereof into the Special Rollover Reserve Subaccount in accordance with Section 3.6.2 hereof; and

(ix)	Lastly, to make payments in an amount equal to all remaining Available Cash on such Payment Date into the Cash Collateral Subaccount in accordance with Section 3.10 hereof.
(b) The failure of Borrowers to make all of the payments required under clauses (i) through (vi) of Section 3.15(a) hereof in full on each Payment Date shall constitute an Event of Default under this Agreement; provided, however, if adequate funds are available in the Cash Management Account for such payments, the failure by the Cash Management Bank to allocate such funds into the appropriate Subaccounts shall not constitute an Event of Default.
(c) Notwithstanding anything to the contrary contained in this Section 3.15 or elsewhere in the Loan Documents, after the occurrence of a Default or an Event of Default, Lender may apply all Rents deposited into the Cash Management Account and other proceeds of repayment in such order and in such manner as Lender shall elect.  Lender's right to withdraw and apply any of the foregoing funds shall be in addition to all other rights and remedies provided to Lender under the Loan Documents.
4. REPRESENTATIONS AND WARRANTIES
Borrowers represent and warrant to Lender as of the date hereof that, except to the extent (if any) disclosed on Schedule 3 attached hereto with reference to a specific Section of this Article 4:
4.1 Organization; Special Purpose.
(a) Each Borrower and each Sole Member is duly organized, validly existing and in good standing under the laws of the state of its formation, with requisite power and authority, and all rights, licenses, permits and authorizations, governmental or otherwise, necessary to own its properties and to transact the business in which it is now engaged.  Each Borrower is duly qualified to do business and is in good standing in the jurisdiction in which the Property owned by such Borrower is located and in each other jurisdiction where it is required to be so qualified in connection with its properties, business and operations.
(b) Each Borrower is a Special Purpose Bankruptcy Remote Entity.
4.2 Proceedings; Enforceability.  Each Borrower has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents to which it is a party by it, and has the power and authority to execute, deliver and perform under the Loan Documents and all the transactions contemplated thereby.  The Loan Documents have been duly authorized, executed and delivered by each Borrower that is a party to such Loan Document and constitute legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by any Borrower, any Sole Member or Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and none of Borrowers, any Sole Member or Guarantor have asserted any right of rescission, set-off, counterclaim or defense with respect thereto.
4.3 No Conflicts.  The execution, delivery and performance of the Loan Documents by each Borrower and the transactions contemplated hereby will not conflict with any provision of any law or regulation to which any Borrower is subject, or conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or  imposition of any Lien (other than pursuant to the Loan Documents) upon any of the property of such Borrower pursuant to the terms of, any agreement or instrument to which such Borrower is a party or by which its property is subject, nor will such action result in any violation of the provisions of any statute or any material order, rule or regulation of any Governmental Authority having jurisdiction over any Borrower or any of its property.  No Borrower's rights under the Licenses, any Ground Lease or the Management Agreement will be adversely affected by the execution and delivery of the Loan Documents, any Borrower's performance thereunder, the recordation of the Mortgages, or the exercise of any remedies by Lender.  Any material consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by any Borrower of, or compliance by any Borrower with, the Loan Documents or the consummation of the transactions contemplated hereby, has been obtained and is in full force and effect.
4.4 Litigation.  There are no actions, suits or other proceedings at law or in equity by or before any Governmental Authority now pending or, to the knowledge of the Borrowers, threatened against or affecting any Borrower, any Sole Member, Guarantor, Key Principal, Manager or any Property, in any court or by or before any other Governmental Authority, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.
4.5 Agreements.  No Borrower is a party to any agreement or instrument or subject to any restriction which could reasonably be expected to have a Material Adverse Effect.  No Borrower is in default with respect to any order or decree of any court or any order, regulation or demand of any Governmental Authority, which default could reasonably be expected to have a Material Adverse Effect.  No Borrower is in default or has received notice of any event or condition that with the giving of notice or the passage of time would constitute a default, in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which any Borrower is a party or by which any Borrower or any Property is bound, and to each Borrower's knowledge, there are no defaults under any such agreement by any other party thereto.
4.6 Title.  Each Borrower has good, marketable and indefeasible title in fee to the real property owned by each such Borrower, each of MVP New Orleans and MVP Raider Park has leasehold title to the real property demised under each respective Ground Lease, and Borrowers have good title to the balance of the Properties, free and clear of all Liens except the Permitted Encumbrances.  All transfer Taxes, deed stamps, intangible Taxes or other amounts in the nature of transfer Taxes required to be paid by any Person under applicable Legal Requirements in connection with the transfer of each Property to a Borrower have been paid or are being paid simultaneously herewith.  The Mortgages and the Assignment of Leases and Rents when properly recorded in the appropriate records, together with any UCC Financing Statements required to be filed in connection therewith, will create (a) a valid, perfected first priority liens on Borrowers' interest in the Properties and (b) valid and perfected first priority security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), to the extent a security interest in such personalty may be perfected by such recordings and filings, all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances.  All mortgage, mortgage recording, stamp, intangible or other similar Taxes required to be paid by any Person under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including the Mortgages, have been paid or are being paid simultaneously herewith.  All Taxes and governmental assessments due and owing in respect of any of the Properties have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established hereunder or are insured against by the Title Insurance Policies.  The Permitted Encumbrances, individually or in the aggregate, do not (i) materially interfere with the benefits of the security intended to be provided by the Mortgages and this Agreement, (ii) materially and adversely affect the value, operation or use of any of the Properties, or (iii) impair Borrowers' ability to repay the Loan.  No Condemnation or other proceeding has been commenced or, to Borrowers' actual knowledge, is contemplated with respect to all or any portion of any of the Properties or for the relocation of roadways providing access to any of the Properties.  There are no mechanics', materialman's or other similar Liens or claims which have been filed for work, labor or materials affecting any Property which are or may become a Lien on such Property.  There are no outstanding options to purchase or rights of first refusal affecting all or any portion of any Property.  The Surveys do not fail to reflect any material matter affecting any of the Properties or the title thereto.  All of the Improvements which were included in determining the appraised value of each Property lie wholly within the boundaries and building restriction lines of such Property, and no improvements on adjoining properties encroach upon such Property, and no easements or other encumbrances affecting such Property encroach upon any of the Improvements, so as to affect the value or marketability of such Property, except those which are set forth on the Surveys and insured against by the Title Insurance Policies.  Each parcel comprising each Property is a separate tax lot and is not a portion of any other tax lot that is not a part of such Property.  There are no pending or proposed special or other assessments for public improvements or otherwise affecting any Property, nor are there any contemplated improvements to any Property that may result in such special or other assessments.  With respect to each Title Insurance Policy, (A) such Title Insurance Policy is in full force and effect, (B) such Title Insurance Policy is freely assignable by Lender to and will inure to the benefit of the transferee of the Loan (subject to recordation of an assignment of mortgage) without the consent or any notification to the insurer, (C) the premium with respect thereto has been paid in full (or will be paid in full with a portion of the proceeds of the Loan), (D) the Title Insurance Policies are issued by a title insurance company licensed to issue policies in the State, (E) no claims have been made under any Title Insurance Policy and no other action has been taken that would materially impair any Title Insurance Policy and (F) no Title Insurance Policy contains any exclusions for any of the following circumstances, or it affirmatively insures Lender against losses relating to any of the following circumstances (unless the applicable Property is located in a jurisdiction where such affirmative insurance is not available):  (y) that the applicable Property has access to a public road and (z) that the area shown on the applicable Survey is the same as the property legally described in the applicable Mortgage.
4.7 No Bankruptcy Filing.  No Borrower nor any of such Borrower's constituent Persons are contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency law or the liquidation of all or a major portion of such Borrower's assets or properties (a "Bankruptcy Proceeding"), and Borrowers have no knowledge of any Person contemplating the filing of any such petition against any Borrower or such constituent Persons.  In addition, no Borrower nor any Sole Member, Guarantor, Key Principal, nor any principal nor Affiliate of any Borrower, any Sole Member, Guarantor or Key Principal, has been a party to, or the subject of a Bankruptcy Proceeding for the past ten (10) years.
4.8 Full and Accurate Disclosure.  No statement of fact made by any Borrower in any Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein not misleading.  There is no material fact presently known to any Borrower that has not been disclosed to Lender which adversely affects, or, as far as any Borrower can foresee, which could reasonably be expected to have a Material Adverse Effect.  All financial data, including the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of Borrowers, Guarantor and the Properties (a) are true, complete and correct in all material respects, (b) accurately represent the financial condition of each Borrower, Guarantor and each Property as of the date of such reports, and (c) to the extent prepared by an independent certified public accounting firm, have been prepared in accordance with GAAP consistently applied throughout the periods covered, except as disclosed therein.  No Borrower has any contingent liabilities, liabilities for Taxes, unusual forward or long-term commitments, unrealized or anticipated losses from any unfavorable commitments or any liabilities or obligations not expressly permitted by this Agreement.  Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of any Borrower, Guarantor or any Property from that set forth in said financial statements.
4.9 Tax Filings.  To the extent required, each Borrower has filed (or has obtained effective extensions for filing) all federal, state, commonwealth, district and local Tax returns required to be filed and has paid or made adequate provision for the payment of all federal, state, commonwealth, district and local Taxes, charges and assessments payable by such Borrower,  except Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP.  Each Borrower's Tax returns (if any) properly reflect the income and Taxes of such Borrower for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.
4.10 ERISA; No Plan Assets.  As of the date hereof and throughout the Term (a) no Borrower, Guarantor nor any ERISA Affiliate sponsor, are obligated to contribute to, or are themselves an "employee benefit plan," as defined in Section 3(3) of ERISA or a "plan" as defined in Section 4975 of the Code, (b) none of the assets of a Borrower or Guarantor constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, as modified in operation by Section 3(42) of ERISA, (c) no Borrower nor Guarantor are or will be a "governmental plan" within the meaning of Section 3(32) of ERISA, and (d) transactions by or with Borrowers or Guarantor are not and will not be subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans.  As of the date hereof, no Borrower, Guarantor nor any ERISA Affiliate maintains, sponsors or contributes to or has any obligation with respect to a "defined benefit plan" (within the meaning of Section 3(35) of ERISA) or a "multiemployer pension plan" (within the meaning of Section 3(37)(A) of ERISA).  No Borrower nor Guarantor has engaged in any transaction in connection with which it could be subject to either a material civil penalty assessed pursuant to the provisions of Section 502 of ERISA or a material Tax imposed under the provisions of Section 4975 of the Code.
4.11 Compliance.  Each Borrower and each Property (including the Improvements) and the use thereof comply in all material respects with all applicable Legal Requirements (including with respect to parking, building and applicable zoning and land use laws, codes, regulations and ordinances).  No Borrower is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which could reasonably be expected to have a Material Adverse Effect.  No Borrower has committed any act which may give any Governmental Authority the right to cause such Borrower to forfeit the Property owned by such Borrower or any part thereof or any monies paid in performance of such Borrower's obligations under any of the Loan Documents.  Each Property is used exclusively for parking and retail and other appurtenant and related uses.    No legal proceedings are pending or, to the knowledge of Borrowers, threatened with respect to the zoning of any Property.  Neither the zoning nor any other right to construct, use or operate any Property is in any way dependent upon or related to any property other than such Property. All certifications, permits, licenses and approvals, including certificates of completion and occupancy permits required of each Borrower for the legal use, occupancy and operation of the Properties for its current use (collectively, the "Licenses"), have been obtained and are in full force and effect, except, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.  The use being made of each Property is in conformity with the certificate of occupancy issued for such Property and all other restrictions, covenants and conditions affecting such Property.
4.12 Major Contracts.  No Borrower has entered into, or is not bound by, any Major Contract which continues in existence, except those previously disclosed in writing to Lender.  Each of the Major Contracts is in full force and effect, there are no monetary or other material defaults by any Borrower thereunder and, to the actual knowledge of each Borrower, there are no monetary or other material defaults thereunder by any other party thereto.  None of Borrowers, Manager or any other Person acting on any Borrower's behalf has given or received any notice of default under any of the Major Contracts that remains uncured or in dispute.  Borrowers have delivered true, correct and complete copies of the Major Contracts (including all amendments and supplements thereto) to Lender.  No Major Contract has as a party an Affiliate of any Borrower.
4.13 Federal Reserve Regulations; Investment Company Act; Bank Holding Company.  No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose that would be inconsistent with such Regulation U or any other regulation of such Board of Governors, or for any purpose prohibited by Legal Requirements or any Loan Document.  No Borrower is (a) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended or (b) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.  No Borrower is a "bank holding company" or a direct or indirect subsidiary of a "bank holding company" as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.
4.14 Easements; Utilities and Public Access.  All easements, cross easements, licenses, air rights and rights-of-way or other similar property interests (collectively, "Easements"), if any, necessary for the full utilization of the Improvements for their intended purposes have been obtained, are described in the Title Insurance Policies and are in full force and effect without default thereunder.  Each Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Property for its intended uses.  All public utilities necessary or convenient to the full use and enjoyment of each Property are located in the public right-of-way abutting such Property, and all such utilities are connected so as to serve such Property without passing over other property absent a valid irrevocable easement.  All roads necessary for the use of each Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.
4.15 Physical Condition.  Except as may be expressly set forth in the Physical Conditions Reports, to each Borrower's actual knowledge, the Property that it owns, including all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages to any Property, whether latent or otherwise.  No Borrower has received notice from any insurance company or bonding company of any defects or inadequacies in any Property, or any part thereof, which would materially and adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or any termination or threatened termination of any policy of insurance or bond.  No portion of any Property is located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards, or, if so located the flood insurance required pursuant to Section 7.1.1 hereof is in full force and effect with respect to such Property.  The Improvements have suffered no material casualty or damage which has not been fully repaired and the cost thereof fully paid.
4.16 Leases.  The rent roll attached hereto as Schedule 7 (the "Rent Roll") is true, complete and correct and no Property is subject to any Leases other than the Leases described in the Rent Roll.    Except as set forth on the Rent Roll:  (a) each Lease is in full force and effect; (b) the tenants under the Leases have accepted possession of and are in occupancy of all of their respective demised premises, have commenced the payment of rent under the Leases, and there are no offsets, claims or defenses to the enforcement thereof; (c) all rents due and payable under the Leases have been paid and no portion thereof has been paid for any period more than thirty (30) days in advance; (d) the rent payable under each Lease is the amount of fixed rent set forth in the Rent Roll, and there is no claim or basis for a claim by the tenant thereunder for an adjustment to the rent; (e) no tenant has made any claim against the landlord under any Lease which remains outstanding, and to Borrowers' knowledge there are no defaults on the part of the landlord under any Lease, and no event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default; (f) to Borrowers' actual knowledge, there is no present material default by the tenant under any Lease; (g) all security deposits under Leases are as set forth on the Rent Roll and are held consistent with Section 3.9 hereof; (h) the applicable Borrower is the sole owner of the entire lessor's interest in each Lease; (i) each Lease is the valid, binding and enforceable obligation of such Borrower and the applicable tenant thereunder; (j) no Person has any possessory interest in, or right to occupy, any Property except under the terms of the Leases; (k) each Lease is subordinate to the Loan Documents, either pursuant to its terms or pursuant to a subordination and attornment agreement; (l) all work to be performed by the applicable Borrower under each Lease has been performed as required and has been accepted by the applicable tenant under such Lease; (m) any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by any Borrower to any tenant under any Lease has already been received by such tenant; (n) no tenant under any Lease (or any sublease) is an Affiliate of any Borrower; (o) all tenants under the Leases are open for business and paying full, unabated rent; (p) there are no brokerage fees or commissions due and payable in connection with the leasing of space at any Property, and no such fees or commissions will become due and payable in the future in connection with the Leases, including by reason of any extension of such Lease or expansion of the space leased thereunder; (q) no tenant under any Lease has assigned its Lease or sublet all or any portion of the premises demised thereby, no such tenant holds its leased premises under assignment or sublease, nor does anyone except such tenant and its employees occupy such leased premises; (r) no tenant under any Lease has any right or option for additional space in the Improvements; and (s) each tenant is free from bankruptcy or reorganization proceedings.  The copies of the Leases delivered to Lender are true, complete and accurate in all respects, and there are no oral agreements with respect thereto.  None of the Leases contains any option to purchase or right of first refusal to purchase any Property or any part thereof.  Neither the Leases nor the Rents have been assigned or pledged except to Lender or except to any prior unaffiliated lender in connection with any prior loan that has been repaid in full and the obligations under which have been fully and finally extinguished, and no other Person has any interest therein except the tenants thereunder.
4.17 Fraudulent Transfer.  No Borrower has entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and each Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents.  Giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of each Borrower's assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed such Borrower's total probable liabilities, including subordinated, unliquidated, disputed or contingent liabilities.  The fair saleable value of each Borrower's assets is, and immediately following the making of the Loan, will be, greater than such Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured.  Each Borrower's assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted.  No Borrower intends to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of such Borrower).
4.18 Ownership of Borrowers.  Borrowers' exact legal names are: (i) MVP Hawaii Marks Garage, LLC, (ii) MVP Indianapolis City Park Garage, LLC, (iii) MVP Washington Street Lot, LLC, (iv) MVP New Orleans Rampart, LLC, (v) MVP Raider Park Garage, LLC, and (vi) MVP Milwaukee Wells LLC.  Each Borrower is of the following organizational type (e.g., corporation, limited liability company): limited liability company, the jurisdiction in which each Borrower (except MVP Milwaukee) is organized is: Delaware, and the jurisdiction in which MVP Milwaukee is organized is: Nevada.  MVP Hawaii's employer identification number is 82‑3478812, MVP Hawaii's Delaware file number is 6615996 and MVP Hawaii's Hawaii file number is 195626 C6.  MVP City Park's employer identification number is 47‑4641167, MVP City Park's Delaware file number is 5935534 and MVP City Park's Indiana business identification number is 2016011500178.  MVP Washington Street's employer identification number is 47‑4968872, MVP Washington Street's Delaware file number is 5935535 and MVP Washington Street's Indiana business identification number is 2016011500167.  MVP New Orleans's employer identification number is 82‑3504334, MVP New Orleans's Delaware file number is 6616001 and MVP New Orleans's Louisiana charter number is 42916280Q.  MVP Raider Park's employer identification number is 82‑1512425, MVP Raider Park's Delaware file number is 6400536 and MVP Raider Park's Texas file number is 802851181.  MVP Milwaukee's employer identification number is 47‑4299559, MVP Milwaukee's Nevada entity number is E0250942015-5 and MVP Milwaukee's Wisconsin entity identification number is M094222.  The sole member of MVP Hawaii, MVP New Orleans and MVP Raider Park is MVP REIT II Operating Partnership, LP, a Delaware limited partnership.  The sole member of MVP City Park, MVP Washington Street and MVP Milwaukee is MVP Real Estate Holdings, LLC, a Nevada limited-liability company.  The manager of each Borrower is MVP Realty Advisors, LLC, a Nevada limited-liability company.  The membership interests in each Borrower are owned free and clear of all Liens, warrants, options and rights to purchase.  No Borrower has any obligation to any Person to purchase, repurchase or issue any ownership interest in it.  The organizational chart attached hereto as Schedule 4 is true, complete and accurate in all respects and illustrates all Persons who have a direct or indirect ownership interest in each Borrower.
4.19 Purchase Options.  No Property nor any part thereof is subject to any purchase options, rights of first refusal, rights of first offer or other similar rights in favor of third parties.
4.20 Management Agreement.  The Management Agreement is in full force and effect,  there is no default, breach or violation existing thereunder, and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation thereunder, by either party thereto.
4.21 Hazardous Substances.  (a) No Property is in violation of any Legal Requirement pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up, including the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Hazardous Substances Transportation Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, the Toxic Substance Control Act, the Safe Drinking Water Act, the Occupational Safety and Health Act, any state super-lien and environmental clean-up statutes (including with respect to Toxic Mold), any local law requiring related permits and licenses and all amendments to and regulations in respect of the foregoing laws (collectively, "Environmental Laws"); (b) no Property is subject to any private or governmental Lien or judicial or administrative notice or action or inquiry, investigation or claim relating to hazardous, toxic and/or dangerous substances, toxic mold or fungus of a type that may pose a risk to human health or the environment or would negatively impact the value of such Property ("Toxic Mold") or any other substances or materials which are included under or regulated by Environmental Laws (collectively, "Hazardous Substances"); (c) to each Borrower's actual knowledge, , no Hazardous Substances are or have been (including the period prior to such Borrower's acquisition of its Property), discharged, generated, treated, disposed of or stored on, incorporated in, or removed or transported from any Property other than in compliance with all Environmental Laws; (d) to each Borrower's actual knowledge, no Hazardous Substances are present in, on or under any nearby real property which could migrate to or otherwise affect any Property; (e) to Borrowers' actual knowledge, no Toxic Mold is on or about any Property which requires remediation; (f) to Borrower's knowledge, except for the Hawaii Property, no underground storage tanks exist on any Property and no Property has ever been used as a landfill; and (g) there have been no environmental investigations, studies, audits, reviews or other analyses conducted by or on behalf of any Borrower or which are in any Borrower's possession which have not been provided to Lender.
4.22 Name; Principal Place of Business.  No Borrower uses or will use any trade name or has done or will not do business under any name other than its actual name set forth herein.  The principal place of business of each Borrower is its primary address for notices as set forth in Section 6.1 hereof, and no Borrower has any other place of business.
4.23 Other Debt.  There is no indebtedness with respect to any Property or any excess cash flow or any residual interest therein, whether secured or unsecured, other than Permitted Encumbrances and Permitted Indebtedness.
4.24 Assignments of Leases and Rents.  The Assignments of Leases and Rents create valid assignments of, or valid security interests in, certain rights under the Leases, subject only to a license granted to Borrowers to exercise certain rights and to perform certain obligations of the lessor under the Leases, including the right to operate the Properties.  No Person other than Lender has any interest in or assignment of the Leases or any portion of the Rents due and payable or to become due and payable thereunder.
4.25 Insurance.  Borrowers have obtained and have delivered to Lender certificates of all of the Policies, with all premiums prepaid thereunder, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement.  No claims have been made under any of the Policies, and no Person, including any Borrower, has done, by act or omission, anything which would impair the coverage of any of the Policies.
4.26 FIRPTA.  No Borrower is a "foreign person" within the meaning of Sections 1445 or 7701 of the Code.
4.27 Fiscal Year.  Each fiscal year of Borrowers commences on January 1.
4.28 Intellectual Property/Websites.  Other than as set forth on Schedule 8 attached hereto, no Borrower nor any Affiliate (a) has or holds any tradenames, trademarks, servicemarks, logos, copyrights, patents or other intellectual property (collectively, "Intellectual Property") with respect to any of the Properties or the use or operations thereof or (b) is the registered holder of any website with respect to any of the Properties (other than tenant websites).
4.29 Operations Agreements.  Each Operations Agreement is in full force and effect and no Borrower nor, to Borrowers' knowledge, any other party to any Operations Agreement, is in default thereunder, and to Borrowers' knowledge, there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a default thereunder.  To Borrowers' knowledge, the REA has not been modified, amended or supplemented except as described herein.
4.30 Illegal Activity.  No portion of any of the Properties has been or will be purchased with proceeds of any illegal activity.
4.31 Ground Lease.
(a) Recording; Modification.  The entirety of each Ground Lease or a memorandum thereof has been duly recorded.  Each Ground Lease permits the interest of the applicable Borrower to be encumbered by a mortgage and each Ground Lessor has delivered an estoppel in form acceptable to Lender.  There have been no amendments or modifications to any Ground Lease other than those referenced herein.
(b) No Liens.  Except for the Permitted Encumbrances, the applicable Borrower's interest in the applicable Ground Lease is not subject to any Liens or encumbrances superior to, of equal priority with, or subordinate to the applicable Mortgage.
(c) Ground Lease Assignable.  The MVP New Orleans's interest in the New Orleans Ground Lease is assignable to Lender or its designee in accordance with the New Orleans Ground Lease.  The New Orleans Ground Lease is further assignable by Lender, its successors and assigns in accordance with the New Orleans Ground Lease.
(d) Default.  As of the date hereof, each Ground Lease is in full force and effect and no default on the part of the applicable Borrower and, to such Borrower's knowledge, there is (i) no default on the part of the subject Ground Lessor and (ii) no existing condition which, but for the passage of time or the giving of notice, could result in a default under the terms of subject Ground Lease.  Neither the applicable Borrower nor any Ground Lessor has commenced any action or given or received any notice for the purpose of terminating any Ground Lease.
(e) Notice.  The New Orleans Ground Lease provides that the New Orleans Ground Lessor may not amend, rescind or terminate the New Orleans Ground Lease without the prior written consent of Lender.
(f) Cure.  Lender is permitted the opportunity to cure any default under the New Orleans Ground Lease, which is curable after the receipt of notice of any of the default before the New Orleans Ground Lessor may terminate the New Orleans Ground Lease.
All of the representations and warranties in this Article 4 and elsewhere in the Loan Documents (i) shall survive for so long as any portion of the Debt remains owing to Lender and (ii) shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf, provided, however, that the representations, warranties and covenants set forth in Section 4.21 hereof shall survive in perpetuity.
5. COVENANTS
Until the end of the Term, Borrowers hereby covenant and agree with Lender that:
5.1 Existence.  Each Borrower and each Sole Member shall (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, and franchises, (b) continue to engage in the business presently conducted by it, (c) obtain and maintain all Licenses and all applicable governmental authorizations, and (d) qualify to do business and remain in good standing under the laws of each jurisdiction, in each case as and to the extent required for the ownership, maintenance, management and operation of the Property owned by it.
5.2 Property Taxes and Other Charges.  Borrowers shall pay all Property Taxes and Other Charges as the same become due and payable, and deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Property Taxes and the Other Charges have been so paid no later than thirty (30) days before they would be delinquent if not paid (provided, however, that Borrowers need not pay any Real Estate Taxes nor furnish such receipts for payment of such Real Estate Taxes paid by Lender pursuant to Section 3.3 hereof).  Borrowers shall not suffer and shall promptly cause to be paid and discharged any Lien or charge against any Property, and shall promptly pay for all utility services provided to any Property.  After prior notice to Lender, Borrowers, at their own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application of any Property Taxes or Other Charges, provided that (a) no Default or Event of Default has occurred and is continuing, (b) such proceeding shall be permitted under and be conducted in accordance with all applicable statutes, laws and ordinances, (c) such proceeding shall suspend the collection of the applicable Property Taxes or such Other Charges, (d) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which any Borrower is subject (including any applicable Ground Lease) and shall not constitute a default thereunder, (e) no part of or interest in any Property will be in danger of being sold, forfeited, terminated, canceled or lost, (f) Borrowers shall have furnished such security as may be required in the proceeding, or as may be requested by Lender, to insure the payment of any such Property Taxes or Other Charges, together with all interest and penalties thereon, which shall not be less than 125% of the Property Taxes and Other Charges being contested, (g) Borrowers shall promptly upon final determination thereof pay the amount of such Property Taxes or Other Charges, together with all costs, interest and penalties, (h) such contest shall not affect the ownership, use or occupancy of any of the Properties, and (i) Borrowers shall, upon request by Lender, give Lender prompt notice of the status of such proceedings and/or confirmation of the continuing satisfaction of the conditions set forth in clauses (a) through (h) of this Section 5.2.  Lender may pay over any such security or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established or any Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of any Mortgage being primed by any related Lien.
5.3 Access to Properties.  Borrowers shall permit agents, representatives, consultants and employees of Lender to inspect the Properties or any part thereof at reasonable hours upon reasonable advance notice (which may be given verbally) subject to the rights of tenants under Leases.  Lender or its agents, representatives, consultants and employees as part of any inspection may take soil, air, water, building material and other samples from any Property, subject to the rights of tenants under Leases.
5.4 Repairs; Maintenance and Compliance; Alterations.
5.4.1 Repairs; Maintenance and Compliance.  Borrowers shall at all times maintain, preserve and protect all franchises and trade names, and Borrowers shall cause the Properties to be maintained in a good and safe condition and repair and shall not remove, demolish or alter the Improvements or Equipment (except for Capital Expenses and alterations performed in accordance with Section 5.4.2 hereof and normal replacement of Equipment with Equipment of equivalent value and functionality).  Borrowers shall promptly comply with all Legal Requirements and promptly cure properly any violation of a Legal Requirement.  Borrowers shall notify Lender in writing within one (1) Business Day after any Borrower first receives notice of any such non-compliance.  Borrowers shall promptly repair, replace or rebuild any part of any Property that becomes damaged, worn or dilapidated and shall complete and pay for any Improvements at any time in the process of construction or repair.
5.4.2 Alterations.  Any Borrower may, without Lender's consent, perform alterations to the Improvements and Equipment which (a) do not constitute a Material Alteration, (b) do not adversely affect any Borrower's financial condition or the value or Net Operating Income of any Property and (c) are in the ordinary course of such Borrower's business.  No Borrower shall perform any Material Alteration without Lender's prior written consent, which consent shall not be unreasonably withheld or delayed; provided, however, that Lender may withhold consent to any alteration the cost of which is reasonably estimated to exceed $1,000,000 or which is likely to result in a decrease of Net Operating Income for the applicable Property by two and one-half percent (2.5%) or more for a period of thirty (30) days or longer.  In connection with any Material Alteration:  (i) at Lender's election, if the aggregate cost for the Material Alteration is expected to exceed $250,000, (A) Lender shall have received and approved (which approval shall not be unreasonably withheld or delayed), any general contractor's agreement, architect's agreement and the plans and specifications for such work prepared by a licensed architect, in such instances where it is customary to have such plans and specifications prepared by a licensed architect (e.g., work of a structural nature) and (B) Lender shall have approved (which approval, including as to any reasonable list of proposed general contractors or architects submitted by Borrowers, shall not be unreasonably withheld or delayed) the general contractor and architect retained for such work; (ii) Lender has the right to retain a Construction Consultant to monitor the work in question, and upon the completion of such Material Alteration Lender shall have received a report from Construction Consultant that all of the work completed has been done substantially in compliance with the approved plans and specifications and applicable Legal Requirements; and (iii) Lender may, as a condition to giving its consent to a Material Alteration, require that Borrowers deliver to Lender security for payment of the cost of such Material Alteration in an amount equal to 125% of the cost of the Material Alteration as estimated by Lender.  Upon substantial completion of the Material Alteration, Borrowers shall provide evidence satisfactory to Lender that (A) the Material Alteration was constructed in accordance with applicable Legal Requirements and substantially in accordance with plans and specifications approved by Lender (which approval shall not be unreasonably withheld or delayed), (B) all contractors, subcontractors, materialmen and professionals who provided work, materials or services in connection with the Material Alteration have been paid in full and have delivered unconditional releases of liens and (C) all material Licenses necessary for the use, operation and occupancy of the Material Alteration (other than those which depend on the performance of tenant improvement work) have been issued.  Borrowers shall reimburse Lender upon demand for all out-of-pocket costs and expenses (including the reasonable fees of Construction Consultant and any architect, engineer or other professional engaged by Lender) incurred by Lender in reviewing plans and specifications or in making any determinations necessary to implement the provisions of this Section 5.4.2.
5.5 Performance of Other Agreements.  Borrowers shall observe and perform each and every material term to be observed or performed by one or more Borrowers pursuant to the terms of any agreement or instrument affecting or pertaining to any Property, including the Loan Documents and each Ground Lease.
5.6 Cooperate in Legal Proceedings.  Borrowers shall cooperate fully with Lender with respect to, and permit Lender, at its option, and at Borrowers' sole cost and expense, to participate in, any proceedings before any Governmental Authority which may in any way materially affect the rights of Lender under any Loan Document.
5.7 Further Assurances.  Borrowers shall, at Borrowers' sole cost and expense:  (a) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the Debt and/or for the better and more effective carrying out of the intents and purposes of the Loan Documents, as Lender may reasonably require from time to time; (b) provide all such information as Lender may reasonably require to ensure Borrowers' ongoing compliance with Sections 5.26 and 5.31 hereof, including ensuring compliance with all "know your customer" procedures as Lender may from time-to-time institute with respect to loans that are of a similar size and nature as the Loan; and (c) upon Lender's request therefor given from time to time after the occurrence of any Default or Event of Default pay for (i) reports of UCC, federal tax lien, state tax lien, judgment and pending litigation searches with respect to any Borrower and each Sole Member and (ii) searches of title to one or more of the Properties, each such search to be conducted by search firms reasonably designated by Lender in each of the locations reasonably designated by Lender.
5.8 Environmental Matters.
5.8.1 Hazardous Substances.  So long as one or more Borrowers own or are in possession of one or more of the Properties, each such Borrower shall (i) keep the Property owned or possessed by it free from Hazardous Substances (other than those customarily used in the operation of a parking garage or parking lot, as the case may be) and in compliance with all Environmental Laws, (ii) promptly notify Lender if such Borrower shall become aware that (A) any Hazardous Substance is on or near such Property, (B) such Property is in violation of any Environmental Laws or (C) any condition on or near such Property shall pose a threat to the health, safety or welfare of humans and (iii) remove such Hazardous Substances and/or cure such violations and/or remove such threats, as applicable, as required by law (or as shall be required by Lender in the case of removal which is not required by law, but in response to the opinion of a licensed hydrogeologist, licensed environmental engineer or other qualified environmental consulting firm engaged by Lender ("Lender's Consultant")), promptly after such Borrower becomes aware of same, at Borrowers' sole expense.  Nothing herein shall prevent such Borrower from recovering such expenses from any other party that may be liable for such removal or cure.
5.8.2 Environmental Monitoring.
(a) Borrowers shall give prompt written notice to Lender of (i) any proceeding or inquiry by any party (including any Governmental Authority) with respect to the presence of any Hazardous Substance on, under, from or about any Property, (ii) all claims made or threatened by any third party (including any Governmental Authority) against any Borrower or any Property or any party occupying any Property relating to any loss or injury resulting from any Hazardous Substance, and (iii) any Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Property that could cause such Property to be subject to any investigation or cleanup pursuant to any Environmental Law.  Upon becoming aware of the presence of mold or fungus at any Property, Borrowers shall (A) undertake an investigation to identify the source(s) of such mold or fungus and shall develop and implement an appropriate remediation plan to eliminate the presence of any Toxic Mold, (B) perform or cause to be performed all acts reasonably necessary for the remediation of any Toxic Mold (including taking any action necessary to clean and disinfect any portions of such Property affected by Toxic Mold, including providing any necessary moisture control systems at the affected Property), and (C) provide evidence reasonably satisfactory to Lender of the foregoing.  Borrowers shall permit Lender to join and participate in, as a party if Lender so elects, any legal or administrative proceedings or other actions initiated with respect to any Property in connection with any Environmental Law or Hazardous Substance, and Borrowers shall pay all reasonable attorneys' fees and disbursements incurred by Lender in connection therewith.
(b) Upon Lender's request and at Lender's sole cost and expense, at any time and from time to time, Borrowers shall provide an inspection or audit of one or more Properties designated by Lender prepared by a licensed hydrogeologist, licensed environmental engineer or qualified environmental consulting firm approved by Lender assessing the presence or absence of Hazardous Substances on, in or near such Property or Properties, and if a Default or Event of Default has occurred and is continuing, provided, however, that if Lender determines in good faith that reasonable cause exists for the performance of such environmental inspection or audit, then the cost and expense of such audit or inspection shall be paid by Borrowers. Such inspections and audit may include soil borings and ground water monitoring.  If Borrowers fail to provide any such inspection or audit within thirty (30) days after such request, Lender may order same, and Borrowers hereby grant to Lender and its employees and agents access to the Properties and a license to undertake such inspection or audit.
(c) If any environmental site assessment report prepared in connection with such inspection or audit recommends that an operations and maintenance plan be implemented for any Hazardous Substance, whether such Hazardous Substance existed prior to the ownership of the applicable Property by any Borrower, or presently exists or is reasonably suspected of existing, Borrowers shall cause such operations and maintenance plan to be prepared and implemented at their expense, and with respect to any Toxic Mold, Borrowers shall take all action necessary to clean and disinfect any portions of the Improvements affected by Toxic Mold in or about the Improvements, including providing any necessary moisture control systems at the affected Property.  If any investigation, site monitoring, containment, cleanup, removal, restoration or other work of any kind is reasonably necessary under an applicable Environmental Law ("Remedial Work"), Borrowers shall commence all such Remedial Work within thirty (30) days after becoming aware of the same and thereafter diligently prosecute to completion all such Remedial Work within such period of time as may be required under applicable law.  All Remedial Work shall be performed by licensed contractors approved in advance by Lender and under the supervision of a consulting engineer approved by Lender.  All costs of such Remedial Work shall be paid by Borrowers, including Lender's reasonable attorneys' fees and disbursements incurred in connection with the monitoring or review of such Remedial Work.  If Borrowers do not timely commence and diligently prosecute to completion the Remedial Work, Lender may (but shall not be obligated to) cause such Remedial Work to be performed at Borrowers' expense.  Notwithstanding the foregoing, Borrowers shall not be required to commence such Remedial Work within the above specified time period: (i) if prevented from doing so by any Governmental Authority, (ii) if commencing such Remedial Work within such time period would result in any Borrower or such Remedial Work violating any Environmental Law, or (iii) if Borrowers, at their  expense and after prior written notice to Lender, are contesting by appropriate legal, administrative or other proceedings, conducted in good faith and with due diligence, the need to perform Remedial Work.  Borrowers shall have the right to contest the need to perform such Remedial Work, provided that, (A) Borrowers are permitted by the applicable Environmental Laws to delay performance of the Remedial Work pending such proceedings, (B) neither any Property nor any part thereof or interest therein will be sold, forfeited or lost if a Borrower fails to promptly perform the Remedial Work being contested, and if such Borrower fails to prevail in such contest such Borrower would thereafter have the opportunity to perform such Remedial Work, (C) Lender would not, by virtue of such permitted contest, be exposed to any risk of any civil liability for which Borrowers have not furnished additional security as provided in clause (D) below, or to any risk of criminal liability, and neither any Property nor any interest therein would be subject to the imposition of any Lien for which Borrowers have not furnished additional security as provided in clause (D) below, as a result of the failure to perform such Remedial Work and (D) Borrowers shall have furnished to Lender additional security in respect of the Remedial Work being contested and the loss or damage that may result from Borrowers' failure to prevail in such contest in such amount as may be reasonably requested by Lender but in no event less than 125% of the cost of such Remedial Work as estimated by Lender or Lender's Consultant and any loss or damage that may result from Borrowers' failure to prevail in such contest.
(d) No Borrower shall install or permit to be installed on any Property any underground storage tank.
5.8.3 O & M Program.  In the event any environmental report delivered to Lender in connection with the Loan recommends the development of or continued compliance with an operation and maintenance program for any Property (including with respect to the presence of asbestos and/or lead-based paint) ("O & M Program"), Borrowers shall develop (or continue to comply with, as the case may be) such O & M Program and shall, during the term of the Loan, including any extension or renewal thereof, comply in all material respects with the terms and conditions of the O & M Program.
5.9 Title to the Properties.  Borrowers will warrant and defend the title to the Properties, and the validity and priority of all Liens granted or otherwise given to Lender under the Loan Documents, subject only to Permitted Encumbrances, against the claims of all Persons.
5.10 Leases.
5.10.1 Generally.  Upon request, Borrowers shall furnish Lender with executed copies of all Leases then in effect.  All renewals of Leases and all proposed leases shall provide for rental rates and terms comparable to existing local market rates and shall be arm's‑length transactions with bona fide, independent third-party tenants.
5.10.2 Material Leases.
(a) No Borrower shall enter into a proposed Material Lease or a proposed renewal, extension or modification of an existing Material Lease without the prior written consent of Lender, which consent shall not, so long as no Event of Default is continuing, be unreasonably withheld, conditioned or delayed.  Prior to seeking Lender's consent to any Material Lease, Borrowers shall deliver to Lender a copy of such proposed lease (a "Proposed Material Lease") blacklined to show changes from the standard form of Lease approved by Lender and then being used by Borrowers, together with any information reasonably requested by Lender relating to the proposed tenant and lease guarantor (if applicable), including any credit and background checks performed by Borrowers relating to such tenant and lease guarantor.  Lender shall approve or disapprove each Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease for which Lender's approval is required under this Agreement within fifteen (15) Business Days of the submission by Borrowers to Lender of a written request for such approval, accompanied by a final copy of the Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease.  If requested by Borrowers, Lender will grant conditional approvals of Proposed Material Leases or proposed renewals, extensions or modifications of existing Material Leases at any stage of the leasing process, from initial "term sheet" through negotiated lease drafts, provided that Lender shall retain the right to disapprove any such Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease, if subsequent to any preliminary approval material changes are made to the terms previously approved by Lender, or additional material terms are added that had not previously been considered and approved by Lender in connection with such Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease.
(b) Provided that no Event of Default is then continuing, to the extent, if any, that Lender's prior written approval is required pursuant to this Section 5.10.2, such request for approval shall be deemed approved if (i) Lender shall have failed to notify Borrower of its approval or disapproval within fifteen (15) Business Days following Lender's receipt of Borrower's written request together with any and all required material information and documentation relating thereto reasonably required by Lender to reach a decision, (ii) Borrower shall have delivered or caused to be delivered to Lender each of the written notices of Lender's failure to respond to Borrower's request within such period in the manner as set forth below, and (iii) Lender shall have failed to notify Borrower of its approval or disapproval within the required five (5) Business Day period following Lender's receipt of the second notice provided for below; provided, however, that if such request is of such nature that it cannot reasonably be approved within such fifteen (15) Business Day period, and Lender is diligently pursuing such approval, Lender shall have such additional time as is reasonably necessary to complete such approval upon notice to Borrower of the need for such additional time, it being agreed that no such extension shall be for a period in excess of an additional ten (10) Business Days.  Borrower shall be required to provide Lender, upon Lender's request, with such material information and documentation as may be reasonably required by Lender, in its reasonable discretion, including lease comparables and other market information as reasonably required by Lender to reach a decision.  In order to be effective for the purposes of triggering the time periods set forth above for Lender to respond, all requests by Borrower must contain the aforementioned information together with a written notice sent in accordance with Section 6.1 hereof to Lender marked "PRIORITY" and shall conspicuously state in a font size that is not less than fourteen (14) point bold type "PURSUANT TO SECTION 5.10.2 OF THE LOAN AGREEMENT, THIS IS BORROWER'S FIRST NOTICE OF REQUEST FOR APPROVAL OF THE LEASE HEREIN PROVIDED.  IF LENDER DOES NOT DECLINE APPROVAL IN WRITING OR REQUEST ADDITIONAL INFORMATION IN WRITING WITHIN FIFTEEN (15) BUSINESS DAYS OF ITS RECEIPT OF THIS LETTER SUCH LEASE SHALL BE DEEMED APPROVED" and if Lender has failed to so respond by the tenth (10th) Business Day, Borrower shall send a second notice also marked "PRIORITY" and conspicuously stating in a font size that is not less than fourteen (14) point bold type "PURSUANT TO SECTION 5.10.2 OF THE LOAN AGREEMENT, THIS IS BORROWER'S SECOND AND FINAL NOTICE OF REQUEST FOR APPROVAL OF THE LEASE HEREIN PROVIDED.  IF LENDER DOES NOT DECLINE APPROVAL IN WRITING OR REQUEST ADDITIONAL INFORMATION IN WRITING WITHIN FIVE (5) BUSINESS DAYS OF ITS RECEIPT OF THIS LETTER SUCH LEASE SHALL BE DEEMED APPROVED."
(a) Minor Leases.  Notwithstanding the provisions of Section 5.10.2 hereof, provided that no Event of Default is continuing, renewals, amendments and modifications of existing Leases and proposed leases, shall not be subject to the prior approval of Lender provided (i) the proposed lease would be a Minor Lease or the existing Lease as amended or modified or the renewal Lease is a Minor Lease, (ii) the proposed lease shall be written substantially in accordance with the standard form of Lease which shall have been approved by Lender, (iii) the proposed Lease shall be with a tenant that is creditworthy, as reasonably determined by Borrowers, (iv)  the Lease as amended or modified or the renewal Lease or series of leases or proposed lease or series of leases: (A) shall provide for net effective rental rates comparable to existing local market rates, (B) shall have an initial term (together with all renewal options) of not less than three (3) years or greater than ten (10) years (including all extension options), (C) shall provide for automatic self-operative subordination to the Mortgages and, at Lender's option, (x) attornment to Lender and (y) the unilateral right by Lender, at the option of Lender, to subordinate the Liens of the Mortgages to the Lease, and (D) shall not contain any option to purchase, any right of first refusal to purchase, any right to terminate (except in the event of the destruction or condemnation of substantially all of the applicable Property), any requirement for a non-disturbance or recognition agreement, or any other provision which might adversely affect the rights of Lender under the Loan Documents in any material respect.  Borrowers shall deliver to Lender copies of all Leases which are entered into pursuant to the preceding sentence together with Borrowers' certification that it has satisfied all of the conditions of the preceding sentence within ten (10) days after the execution of the Lease.
5.10.4 Additional Covenants with respect to Leases.  Each Borrower:  (a) shall observe and perform the material obligations imposed upon the lessor under the Leases and shall not do or permit anything to impair the value of the Leases as security for the Debt; (b) shall promptly send copies to Lender of all notices of default that such Borrower shall send or receive under any Lease; (c) shall enforce, in accordance with commercially reasonable practices for properties similar to the applicable Property, the terms, covenants and conditions in the Leases to be observed or performed by the lessees, short of termination thereof; (d)  shall not collect any of the Rents more than one (1) month in advance (other than security deposits); (e) shall not execute any other assignment of lessor's interest in the Leases or the Rents (except as contemplated by the Loan Documents); (f) shall not modify any Lease in a manner inconsistent with the Loan Documents; (g) shall not convey or transfer or suffer or permit a conveyance or transfer of any Property so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees under Leases; (h) shall not consent to any assignment of or subletting under any Material Lease unless required in accordance with its terms without the prior consent of Lender, which, with respect to a subletting, may not, so long as no Event of Default is continuing,  be unreasonably withheld or delayed; and  (i) shall not cancel or terminate any Lease or accept a surrender thereof (except in the exercise of the applicable Borrower's commercially reasonable judgment in connection with a tenant default under a Minor Lease provided no Cash Management Period is then continuing) without the prior consent of Lender, which consent shall not, so long as no Event of Default is continuing, be unreasonably withheld or delayed.
5.11 Estoppel Statement.
(a) After request by Lender, Borrowers shall within ten (10) days furnish Lender with a statement addressed to Lender, its successors and assigns, duly acknowledged and certified, setting forth (i) the unpaid Principal, (ii) the Interest Rate, (iii) the date installments of interest were last paid, (iv) any offsets or defenses to the payment of the Debt, and (v) that the Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.
(b) Borrowers shall deliver to Lender, upon request, estoppel certificates from each party under any Operations Agreement, in form and substance reasonably satisfactory to Lender; provided, that Borrowers shall not be required to deliver such certificates more than three (3) times during the Term and not more frequently than once per calendar year (or twice during any calendar year in which a Securitization occurs).
(c) Borrowers shall deliver to Lender, upon request, estoppel certificates from each Ground Lessor, in form and substance reasonably satisfactory to Lender; provided, that Borrowers shall not be required to deliver such certificates more than three (3) times during the Term and not more frequently than once per calendar year (or twice during any calendar year in which a Securitization occurs).
5.12 Property Management.
5.12.1 Management Agreement.  In the event that any Property is subject to a Management Agreement, the applicable Borrower shall (a) cause such Property to be managed pursuant to such Management Agreement; (b) promptly perform and observe all of the covenants required to be performed and observed by it under such Management Agreement and do all things necessary to preserve and to keep unimpaired its rights thereunder; (c) promptly notify Lender of any default under such Management Agreement of which it is aware; (d) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditure plan, and property improvement plan and any other notice, report and estimate received by such Borrower under its Management Agreement; and (e) promptly enforce the performance and observance of all of the covenants required to be performed and observed by Manager under such Management Agreement.  If any Borrower shall default in the performance or observance of any material term, covenant or condition of a Management Agreement on the part of such Borrower to be performed or observed, then, without limiting Lender's other rights or remedies under this Agreement or the other Loan Documents, and without waiving or releasing such Borrower from any of its obligations hereunder or under such Management Agreement, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act as may be appropriate to cause all the material terms, covenants and conditions of such Management Agreement on the part of such Borrower to be performed or observed.  Without Lender's prior written consent, which shall not be unreasonably withheld, conditioned or delayed, no Borrower shall (i) surrender, terminate, cancel, extend or renew its Management Agreement or otherwise replace the Manager or enter into any other management agreement (except pursuant to Section 5.12.2 hereof); (ii) reduce or consent to the reduction of the term of its Management Agreement; (iii) increase or consent to the increase of the amount of any charges under its Management Agreement; (iv) otherwise modify, change, supplement, alter or amend in any material respect, or waive or release any of its rights and remedies under, its Management Agreement; or (v) suffer or permit the occurrence and continuance of a default beyond any applicable cure period under its Management Agreement (or any successor management agreement) if such default permits the Manager to terminate such Management Agreement (or such successor management agreement).
5.12.2 Termination of Manager.  If: (a) as of any three (3) consecutive Calculation Dates, Borrowers fail to maintain a Debt Yield of at least seven and three-fourths percent (7.75%); (b) an Event of Default shall be continuing; (c) a Manager is in default under any Management Agreement; (d) a Manager shall become a debtor in any bankruptcy or insolvency proceeding; or (e) upon the gross negligence, malfeasance or willful misconduct of a Manager, Borrowers shall, at the request of Lender, terminate the Management Agreement or Management Agreements, as applicable, and replace the subject Manager or Managers with a replacement manager acceptable to Lender and, if a Securitization has occurred, the applicable Rating Agencies, on terms and conditions satisfactory to Lender and, if a Securitization has occurred, the applicable Rating Agencies.  All calculations of the Debt Yield for purposes of this Section 5.12.2 shall be subject to verification by Lender.  Borrowers' failure to appoint an acceptable manager within thirty (30) days after Lender's request of Borrowers to terminate any Management Agreement shall constitute an immediate Event of Default.  Borrowers may from time to time appoint a successor manager to manage one or more of the Properties, provided that such successor manager and Management Agreement shall be approved in writing by Lender and, if a Securitization has occurred, the applicable Rating Agencies (and Lender's approval may be conditioned upon Borrowers delivering a Rating Comfort Letter if the Loan, by itself or together with other loans, has been the subject of a Secondary Market Transaction, and if required pursuant to a Pooling and Servicing Agreement from and after the occurrence of a Secondary Market Transaction).  If at any time Lender consents to the appointment of a new manager, such new manager and Borrowers shall, as a condition of Lender's consent, execute a consent and subordination of management agreement substantially in the form of the Manager Consent.  In addition, if any new manager is an Affiliate of any Borrower, Borrowers shall deliver to Lender a new substantive non-consolidation opinion letter in which the applicable Borrowers are "paired" with such new manager.  In the event that a Borrower is self-managing any Property, upon the occurrence of any of the matters that would give Lender the right to request the replacement of a Manager pursuant to this Section 5.12.2, Lender shall have the right to require Borrowers to engage and hire a property manager with respect to such Property acceptable to Lender and, if a Securitization has occurred, the applicable Rating Agencies, on terms and conditions satisfactory to Lender and, if a Securitization has occurred, the applicable Rating Agencies.
5.13 Special Purpose Bankruptcy Remote Entity.  Each Borrower shall at all times be a Special Purpose Bankruptcy Remote Entity.  No Borrower shall directly or indirectly make any change, amendment or modification to its organizational documents, or otherwise take any action which could result in such Borrower not being a Special Purpose Bankruptcy Remote Entity.  A "Special Purpose Bankruptcy Remote Entity" shall have the meaning set forth on Schedule 5 hereto.
5.14 Assumption in Non-Consolidation Opinion.  Each Borrower shall conduct its business so that the assumptions (with respect to each Person) made in that certain substantive non-consolidation opinion letter dated the date hereof delivered by Borrowers' counsel in connection with the Loan, shall be true and correct in all respects.
5.15 Change in Business or Operation of Properties.  Borrowers shall not purchase or own any real property other than the Properties and shall not enter into any line of business other than the ownership and operation of the Properties, or make any material change in the scope or nature of their business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business or otherwise cease to operate the Properties as parking and retail properties, or terminate such business for any reason whatsoever (other than temporary cessation in connection with renovations to a Property).
5.16 Debt Cancellation.  No Borrower shall cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to such Borrower by any Person, except for adequate consideration and in the ordinary course of such Borrower's business.
5.17 Affiliate Transactions.  No Borrower shall enter into, or be a party to, any transaction with an Affiliate of any Borrower or any of the direct or indirect legal or beneficial owners of any Borrower without the prior written consent of Lender, which consent shall not be unreasonably withheld if the terms are no less favorable to such Borrower or such Affiliate than would be obtained in a comparable arm's‑length transaction with an unrelated third party.
5.18 Zoning.  No Borrower shall initiate or consent to any zoning reclassification of any portion of any Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of any Property in any manner that could result in such use becoming a non‑conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.
5.19 No Joint Assessment.  No Borrower shall suffer, permit or initiate the joint assessment of any Property (a) with any other real property constituting a tax lot separate from such Property, and (b) with any portion of such Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any Taxes which may be levied against such personal property shall be assessed or levied or charged to such Property.
5.20 Principal Place of Business. No Borrower shall change its principal place of business or chief executive office from the address set forth in Section 6.1 hereof without first giving Lender thirty (30) days' prior written notice.
5.21 Change of Name, Identity or Structure. No Borrower shall change its name, identity (including its trade name or names) or such Borrower's corporate, partnership or other structure without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in such Borrower's structure, without first obtaining the prior written consent of Lender, which consent, may be conditioned upon receipt of an updated substantive non-consolidation opinion (if Lender reasonably determines that the same is necessary as a result of such Borrower's new structure).  Each Borrower shall execute and deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein.  At the request of Lender, each Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which such Borrower intends to operate the Property or Properties owned by such Borrower, and representing and warranting that such Borrower does business under no other trade name with respect to the or Properties owned by such Borrower.
5.22 Indebtedness.  No Borrower shall directly or indirectly create, incur or assume any indebtedness other than (a) the Debt and (b) unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of the Property owned by such Borrower, which in the case of such unsecured trade payables, (i) are not evidenced by a note, (ii) do not exceed, at any time, a maximum aggregate amount of one percent (1%) of the Allocated Loan Amount of the Property owned by such Borrower (or, when taken together with the unsecured trade payables of all Borrowers, one percent (1%) of the original amount of the Principal) and (iii) are paid within thirty (30) days of the date incurred (collectively, "Permitted Indebtedness").
5.23 Licenses; Intellectual Property; Website.
5.23.1 Licenses.  No Borrower shall Transfer any License required for the operation of any of the Properties.
5.23.2 Intellectual Property.  Each Borrower shall keep and maintain all Intellectual Property relating to the use or operation of the Property owned by it and all Intellectual Property shall be held by and (if applicable) registered in the name of such Borrower.  No Borrower shall Transfer or let lapse any Intellectual Property without Lender's prior consent.
5.23.3 Website.  Any website with respect to the Properties (other than tenant websites) shall be maintained by or on behalf of the Borrower that owns such Property and any such website shall be registered in the name of the Borrower that owns such Property.  No Borrower shall Transfer any such website without Lender's prior consent.
5.24 Compliance with Restrictive Covenants.  Borrowers shall at all times comply in all material respects with all Operations Agreements.  No Borrower will enter into, modify, waive in any material respect or release any Easements, Operations Agreements or other Permitted Encumbrances, or suffer, consent to or permit the foregoing, without Lender's prior written consent, which shall not be unreasonably withheld, conditioned or delayed.
5.25 ERISA.
(a) No Borrower nor Guarantor shall engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender or any assignee of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or Section 4975 of the Code.
(b) Borrowers' and Guarantor's covenant in clause (a) above is based on the assumption that no portion of  the assets used by Lender in connection with the transactions contemplated under this Agreement and the other Loan Documents constitutes assets of a "benefit plan investor" as defined in Section 3(42) of ERISA and with respect to which any Borrower or Guarantor is a party in interest (as defined in Section 3(14) of ERISA) or a disqualified person (as defined in Section 4975 of the Code) unless the conditions of an available prohibited transaction exemption are satisfied.
(c) No Borrower nor Guarantor shall maintain, sponsor, contribute to or become obligated to contribute to, or suffer or permit any ERISA Affiliate of such Borrower to, maintain, sponsor, contribute to or become obligated to contribute to, any Plan or any Welfare Plan or permit the assets of such Borrower or Guarantor to become "plan assets," within the meaning of 29 C.F.R. 2510.3-101, as modified in application by Section 3(42) of ERISA.
(d) Borrowers shall deliver to Lender such certifications or other evidence from time to time throughout the Term, as requested by Lender, that:  (i) neither Borrower nor Guarantor is or maintains an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(32) of ERISA; (ii) no Borrower nor Guarantor is subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) no assets of any Borrower nor Guarantor constitute "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101, as modified in application by Section 3(42) of ERISA of any "benefit plan investor" as defined in Section 3(42) of ERISA.
5.26 Prohibited Transfers.  No Borrower shall directly or indirectly make, suffer or permit the occurrence of any Transfer other than a Permitted Transfer.  Borrowers shall provide Lender with copies of all organizational documents (if any) relating to any Permitted Transfer.  Borrowers shall pay on demand all of the reasonable costs and expenses incurred by Lender, including reasonable attorneys' fees and expenses, and, if a Securitization has occurred, including the fees and expenses of Rating Agencies and other outside entities, in connection with considering any proposed Transfer, whether or not the same is permitted or occurs.
5.27 Liens.  Without Lender's prior written consent, no Borrower shall create, incur, assume, permit or suffer to exist any Lien on all or any portion of any Property or any direct or indirect legal or beneficial ownership interest in any Borrower or any Sole Member, except Liens in favor of Lender and Permitted Encumbrances, unless such Lien is bonded or discharged within thirty (30) days after any Borrower first receives notice of such Lien.
5.28 Dissolution.  No Borrower shall (a) engage in any dissolution, liquidation or consolidation, division or merger with or into any one or more other business entities, (b) engage in any business activity not related to the ownership and operation of any Property or (c) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the property or assets of such Borrower except to the extent expressly permitted by the Loan Documents.
5.29 Expenses.
(a) Borrowers shall pay or, if Borrowers fail to pay, reimburse Lender upon receipt of notice from Lender for all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender or Servicer in connection with the Loan, including (i) the preparation, negotiation, execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby and all the costs of furnishing all opinions by counsel for Borrowers; (ii) Borrowers' and Lender's ongoing performance under and compliance with the Loan Documents, including (x) confirming compliance with environmental and insurance requirements, (y)  administration of requests for Advances and/or disbursements from Subaccounts and (z) processing of any request for extension in accordance with Section 2.8 hereof; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications of or under any Loan Document and any other documents or matters requested by Lender or a Borrower; (iv) filing and recording of any Loan Documents; (v) title insurance, surveys, inspections and appraisals; (vi) the creation, perfection or protection of Lender's Liens in the Properties and the Cash Management System Accounts (including fees and expenses for title and lien searches, intangibles Taxes, personal property Taxes, mortgage recording Taxes, due diligence expenses, travel expenses, accounting firm fees, costs of appraisals, environmental reports and Lender's Consultant, surveys and engineering reports); (vii) enforcing or preserving any rights in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting one or more Borrowers, the Loan Documents, one or more of the Properties, or any other security given for the Loan; (viii) investigating, preparing, defending, settling, compromising, responding to, or enforcing or preserving any rights in response to any claim, action, suit, proceeding, investigation, prosecution, subpoena, or request for documents or other evidence under or affecting any Borrower, the Loan Documents, any Property, or any other security given for the Loan, whether or not in connection with an action in which any Borrower is the named party; (ix) reasonable and documented fees charged by Servicer or, if a Securitization has occurred, the Rating Agencies in connection with the Loan or any modification thereof and (x) enforcing any obligations of or collecting any payments due from Borrowers under any Loan Document or with respect to any Property or in connection with any refinancing or restructuring of the Loan in the nature of a "work-out", or any insolvency or bankruptcy proceedings.
(b) In addition, in connection with any Rating Comfort Letter, Review Waiver or other Rating Agency consent, approval or review requested or required hereunder (other than the initial review of the Loan by the Rating Agencies in connection with a Securitization), Borrowers shall pay all of the reasonable costs and expenses of Lender and Servicer and the costs and expenses of each Rating Agency in connection therewith, and, if applicable, shall pay any fees imposed by any Rating Agency in connection therewith.
(c) Any costs and expenses due and payable by Borrowers hereunder which are not paid by Borrowers within ten (10) days after demand may be paid from any amounts in the Cash Management Account, with notice thereof to Borrowers.  The obligations and liabilities of Borrowers under this Section 5.29 shall survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of any Property by foreclosure or a conveyance in lieu of foreclosure.
5.30 Indemnity.  Borrowers shall defend, indemnify and hold harmless Lender (and for purposes of this Section 5.30, Lender shall include LCC, its Affiliates, successors and assigns, and their respective officers and directors) and each of its Affiliates and their respective successors and assigns, including the directors, officers, partners, members, shareholders, participants, employees, professionals and agents of any of the foregoing (including any Servicer) and each other Person, if any, who Controls Lender, its Affiliates or any of the foregoing (each, an "Indemnified Party"), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for an Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto, court costs and costs of appeal at all appellate levels, investigation and laboratory fees, consultant fees and litigation expenses), that may be imposed on, incurred by, or asserted against any Indemnified Party (collectively, the "Indemnified Liabilities") in any manner, relating to or arising out of or by reason of the Loan, including: (a) any breach by any Borrower of its obligations under, or any misrepresentation by any Borrower contained in, any Loan Document; (b) the use or intended use of the proceeds of the Loan; (c) any information provided by or on behalf of any Borrower, or contained in any documentation approved by any Borrower; (d) the ownership of any Mortgage, any Property or any interest therein, or receipt of any Rents; (e) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about any Property or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (f) any use, non-use or condition in, on or about any Property or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (g) performance of any labor or services or the furnishing of any materials or other property in respect of any Property; (h) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Substance on, from or affecting any Property; (i) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substance; (j) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Substance; (k) any violation of the Environmental Laws which is based upon or in any way related to such Hazardous Substance, including the costs and expenses of any Remedial Work; (l) any failure of any Property to comply with any Legal Requirement; (m) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving any Property or any part thereof, or any liability asserted against Lender with respect thereto; (n) the claims of any lessee of any portion of any Property or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease; (o) enforcing or preserving any rights in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting any Borrower, the Loan Documents, any Property, or any other security given for the Loan; and (p) investigating, preparing, defending, settling, compromising, responding to, or enforcing or preserving any rights in response to any claim, action, suit, proceeding, investigation, prosecution, subpoena, or request for documents or other evidence under or affecting any Borrower, the Loan Documents, any Property, or any other security given for the Loan, whether or not in connection with an action in which any Borrower is the named party; provided, however, that Borrowers shall not have any obligation to any Indemnified Party hereunder to the extent that it is finally judicially determined that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of such Indemnified Party.  Any amounts payable to any Indemnified Party by reason of the application of this paragraph shall be payable on demand and shall bear interest at the Default Rate from the date of demand until paid.  The obligations and liabilities of Borrowers under this Section 5.30 shall survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of any Property by foreclosure or a conveyance in lieu of foreclosure.
5.31 Patriot Act Compliance.
(a) Borrowers shall comply with the Patriot Act (as defined below) and all applicable requirements of Governmental Authorities having jurisdiction over Borrowers and/or the Properties, including those relating to money laundering and terrorism.  Lender shall have the right, from time to time, to audit Borrowers' compliance with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over Borrowers and/or the Properties, including those relating to money laundering and terrorism.  In the event that any Borrower fails to comply with the Patriot Act or any such requirements of Governmental Authorities, then Lender may, at its option, cause such Borrower to comply therewith and any and all reasonable costs and expenses incurred by Lender in connection therewith shall be secured by the Mortgages and the other Loan Documents and shall be immediately due and payable.  For purposes hereof, the term "Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT ACT) of 2001, as the same was restored and amended by Uniting and Strengthening America by Fulfilling Rights and Ensuring Effective Discipline Over Monitoring Act (USA FREEDOM Act) of 2015 and as the same may be further amended, extended, replaced or otherwise modified from time to time, and any corresponding provisions of future laws.
(b) Neither any Borrower nor (A) any Person that Controls Borrower, nor (B) any partner in any Borrower or member of such partner nor any owner of a direct or indirect interest in any Borrower (i) is listed on any Government Lists (as defined below), (ii) is a person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC (as defined below) or in any enabling legislation or other Presidential Executive Orders in respect thereof, (iii) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense (as defined below), or (iv) is currently under investigation by any Governmental Authority for alleged criminal activity.  For purposes hereof, the term "Patriot Act Offense" means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under:  (A) the criminal laws against terrorism; (B) the criminal laws against money laundering; (C) the Bank Secrecy Act, as amended; (D) the Money Laundering Control Act of 1986, as amended, or the (E) Patriot Act.  "Patriot Act Offense" also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense.  For purposes hereof, the term "Government Lists" means (1) the Specially Designated Nationals and Blocked Persons Lists maintained by the Office of Foreign Assets Control ("OFAC"), (2) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that Lender notified Borrowers in writing is now included in "Government Lists", or (3) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other government authority or pursuant to any Executive Order of the President of the United States of America that Lender notified Borrower in writing is now included in "Government Lists".
(c) At all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (i) none of the funds or other assets of any Borrower, Key Principal or Guarantor shall constitute property of, or shall be directly or indirectly Controlled, or beneficially owned, directly or indirectly, by any Person subject to trade restrictions under United States law, including the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder, with the result that the investment in such Borrower, Key Principal or Guarantor, as applicable (whether directly or indirectly), would be prohibited by law (each, an "Embargoed Person"), or the Loan made by Lender would be in violation of law, (ii) no Embargoed Person shall have any interest of any nature whatsoever in any Borrower, Key Principal or Guarantor, as applicable, with the result that the investment in such Borrower, Key Principal or Guarantor, as applicable (whether directly or indirectly), would be prohibited by law or the Loan would be in violation of law, and (iii) none of the funds of any Borrower, Key Principal or Guarantor, as applicable, shall be derived from any unlawful activity with the result that the investment in such Borrower, Key Principal or Guarantor, as applicable (whether directly or indirectly), would be prohibited by law or the Loan would be in violation of law.
5.32 Approval of Major Contracts.  No Borrower shall, without Lender's prior consent: (a) enter into, surrender or terminate any Major Contract to which it is a party or to which such Borrower or the Property owned by such Borrower is subject (unless the other party thereto is in material default and the termination of such agreement would be commercially reasonable), (b) increase or consent to the increase of the amount of any charges under any Major Contract to which it is a party or to which such Borrower or the Property owned by such Borrower is subject, except as provided therein or on an arm's-length basis and commercially reasonable terms; or (c) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under any Major Contract to which it is a party or to which such Borrower or the Property owned by such Borrower is subject in any material respect, except on an arm's-length basis and commercially reasonable terms.
5.33 Ground Lease.
(a)	The applicable Borrower shall:
(i)
Pay (or cause the payment of) all rents, additional rents and other sums required to be paid by such Borrower, as tenant under and pursuant to the provisions of the subject Ground Lease, as and when such rent or other charge is payable (provided that such payments shall not be in duplication of any payments made by Lender pursuant to Section 3.12 hereof);

(ii)
diligently perform and observe all of the terms, covenants and conditions of the subject Ground Lease on the part of such Borrower, as tenant thereunder, to be performed and observed, prior to the expiration of any applicable grace period therein provided; and

(iii)
promptly notify Lender of the giving of any written notice by the Ground Lessor under any Ground Lease to such Borrower of any default by any Borrower in the performance or observance of any of the terms, covenants or conditions of such Ground Lease on the part of such Borrower, as tenant thereunder, to be performed or observed, and deliver to Lender a true copy of each such notice.

(b)
Except as expressly permitted in this Agreement, Borrowers shall not, (i) cause or permit the occurrence of any event that would cause a Ground Lease to terminate without notice or action by the landlord thereunder or would entitle such landlord to terminate such Ground Lease and the term thereof by giving notice to Borrowers, (ii) without the prior consent of Lender, surrender the leasehold estate created by a Ground Lease or terminate or cancel such Ground Lease or (iii) without the prior consent of Lender, change, supplement, alter or amend a Ground Lease, either orally or in writing, and each applicable Borrowers hereby assigns to Lender, as further security for the payment of the Debt and for the performance and observance of the terms, covenants and conditions of the Mortgages, this Agreement and the other Loan Documents, all of the rights, privileges and prerogatives of the applicable Borrowers, as tenant under the Ground Lease, to surrender the leasehold estate created by such Ground Lease or to terminate, cancel, modify, change, supplement, alter or amend such Ground Lease in any material respect, and any such surrender of the leasehold estate created by such Ground Lease or termination, cancellation, modification, change, supplement, alteration or amendment of such Ground Lease in any material respect without the prior consent of Lender shall be void and of no force and effect.  Notwithstanding anything herein to the contrary, and for the avoidance of doubt, the New Orleans Ground Lease may be terminated by the New Orleans Ground Lessor without the prior consent of Lender in accordance with the terms and conditions of Section 4 of the New Orleans Ground Lease

(c)
If any Borrower shall default beyond all applicable notice and cure periods in the performance or observance of any material term, covenant or condition of any Ground Lease on the part of such Borrower, as tenant thereunder, to be performed or observed, then, without limiting the generality of the other provisions of the Mortgage, this Agreement and the other Loan Documents, and without waiving or releasing any Borrower from any of its obligations hereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the material terms, covenants and conditions of such Ground Lease on the part of such Borrower, as tenant thereunder, to be performed or observed or to be promptly performed or observed on behalf of such Borrower, to the end that the rights of the applicable Borrowers in, to and under such Ground Lease shall be kept unimpaired as a result thereof and free from default, even though the existence of such event of default or the nature thereof be questioned or denied by such Borrower or by any party on behalf of such Borrower.  If Lender shall make any payment or perform any act or take action in accordance with the preceding sentence, Lender will notify Borrowers of the making of any such payment, the performance of any such act or the taking of any such action.  In any such event, subject to the rights of tenants, subtenants and other occupants under the Leases or of parties to any REA, Lender and any Person designated as Lender's agent by Lender shall have, and are hereby granted, the right to enter upon the applicable Property at any reasonable time, on reasonable notice (which may be given verbally) and from time to time for the purpose of taking any such action.  Lender may pay and expend such sums of money as Lender reasonably deems necessary for any such purpose and upon so doing shall be subrogated to any and all rights of the landlord under the subject Ground Lease.  Each Borrower hereby agrees to pay to Lender within five (5) Business Days after demand, all such sums so paid and expended by Lender, together with interest thereon from the day of such payment at the Default Rate.  All sums so paid and expended by Lender and the interest thereon shall be secured by the legal operation and effect of the Mortgages.

(d)
If a Ground Lessor shall deliver to Lender a copy of any notice of default sent by said lessor to any Borrower, as tenant under a Ground Lease, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon.  No Borrowers will subordinate or consent to the subordination of any Ground Lease to any mortgage, security deed, lease or other interest on or in the landlord's interest in all or any part of the Property, unless, in each such case, the written consent of Lender shall have been first had and obtained.

(e)
No Borrower shall acquire or permit any Affiliate or any other entity in which Guarantor owns an interest to acquire, a Ground Lessor's interest in any Ground Lease (i.e., the fee interest in the Property), whether through the exercise of any purchase option contained in such Ground Lease or otherwise unless Lender has consented thereto.

5.34 Raider Park Ground Lease Fee Acquisition.  Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, Borrowers shall use commercially reasonable efforts to cause MVP Raider Park to acquire the Raider Park Fee Interest from the Raider Park Ground Lessor.
(a) With respect to MVP Raider Park's acquisition of the Raider Park Fee Interest, Borrowers:
(i)
shall promptly deliver to Lender a copy of each notice sent to the Raider Park Ground Lessor with respect to MVP Raider Park's acquisition of the Fee Interest accompanied by evidence of the delivery such notices to the Raider Park Ground Lessor;

(ii)
shall diligently perform and observe all of the terms, covenants, conditions and requirements under the Raider Park Ground Lease, this Agreement and the other Loan Documents to complete MVP Raider Park's acquisition of the Fee Interest;

(iii)
shall submit to Lender true, correct and complete copies of any and all information and documents of any kind reasonably requested by Lender concerning the Raider Park Property, the Raider Park Ground Lease, and MVP Raider Park's acquisition of the Raider Park Fee Interest;

(iv)
shall cause MVP Raider Park to acquire the Raider Park Fee Interest in compliance with all applicable Legal Requirements and in accordance with the terms and conditions of this Agreement and the other Loan Documents;

(v)
shall execute and deliver to Lender any and all documents (including, without limitation, amendments to the Mortgage with respect to the Raider Park Property, the Assignment of Leases and Rents with respect to the Raider Park Property and other Loan Documents) reasonably required by Lender, in form and substance reasonably required by Lender;

(vi)
shall deliver to Lender opinions in form and substance reasonably satisfactory to Lender as to such matters as Lender shall reasonably require, which may include opinions as to substantially the same matters and were required in connection with the origination of the Loan;

(vii)	shall not directly or indirectly create, incur or assume any indebtedness in connection with the acquisition of the Raider Park Fee Interest;
(viii)
shall comply with the express requirements in Section 3.11(b) hereof, including, without limitation, delivery to Lender of an updated Title Insurance Policy and Survey pursuant to Section 3.11(b)(vii) hereof and Section 3.11(b)(viii) hereof; and

(ix)
shall pay all reasonable out of pocket costs and expenses (including reasonable attorneys' fees) incurred by Lender or Servicer in connection with MVP Raider Park's acquisition of the Raider Park Fee Interest, including, without limitation, (A) reviewing any agreements or making any determinations necessary to implement the provisions of this Section 5.34; (B) confirming Borrowers' compliance with environmental and insurance requirements; (C) title insurance, surveys, inspections and appraisals; (D) the creation, perfection or protection of Lender's Liens in the Raider Park Property and the Cash Management System Accounts (including fees and expenses for title and lien searches, intangibles taxes, personal property taxes, mortgage recording taxes, due diligence expenses, travel expenses, accounting firm fees, costs of appraisals, environmental reports and Lender's Consultant, surveys and engineering reports); (E) enforcing or preserving any rights in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting any Borrower, the Loan Documents, the Properties, or any other security given for the Loan.

(b) If Borrowers shall default in the performance or observance of any material term, covenant or condition of this Section 5.34 (including, without limitation, the diligent performance and completion of the purchase of the Raider Park Fee Interest), then, without limiting the generality of the other provisions of the Mortgages, this Agreement and the other Loan Documents, and without waiving or releasing Borrowers from any of their obligations hereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the material terms, covenants and conditions of this Section 5.34  to be performed or observed or to be promptly performed or observed on behalf of Borrowers, to the end that the rights of MVP Raider Park to acquire the Raider Park Fee Interest shall be kept unimpaired as a result thereof and free from default, even though the existence of such event of default or the nature thereof be questioned or denied by Borrowers or by any party on behalf of Borrowers.  If Lender shall make any payment or perform any act or take action in accordance with the preceding sentence, Lender will notify Borrowers of the making of any such payment, the performance of any such act or the taking of any such action.  In any such event, subject to the rights of tenants, subtenants and other occupants under the Leases, Lender and any Person designated as Lender's agent by Lender shall have, and are hereby granted, the right to enter upon the Raider Park Property at any reasonable time, on reasonable notice (which may be given verbally) and from time to time for the purpose of taking any such action.  Lender may pay and expend such sums of money as Lender reasonably deems necessary for any such purpose and upon so doing shall be subrogated to any and all rights of the landlord under the Raider Park Ground Lease.  Borrowers hereby agree to pay to Lender within five (5) Business Days after demand, all such sums so paid and expended by Lender, together with interest thereon from the day of such payment at the Default Rate.  All sums so paid and expended by Lender and the interest thereon shall be secured by the legal operation and effect of the Mortgages.
Nothing in this Section 5.34 shall be construed in such a way to (A) make Lender responsible for MVP Raider Park's acquisition of the Raider Park Fee Interest; (B) require Lender to expend funds for Raider Park to complete its acquisition of the Raider Park Fee Interest; (C) obligate Lender to proceed with the acquisition of the Raider Park Fee Interest either on its own behalf or on the behalf of Raider Park; or (D) obligate Lender to demand from Borrowers additional sums to purchase the Raider Park Fee Interest.
6. NOTICES AND REPORTING
6.1 Notices.  All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document (a "Notice") shall be given in writing (even if not specified herein) and shall only be effective for all purposes if either hand delivered with receipt acknowledged, or by a nationally recognized overnight delivery service (such as Federal Express), or by certified or registered United States mail, return receipt requested, postage prepaid, or by facsimile and confirmed by facsimile answer back, or e-mailed (with confirmation of delivery thereof) to the e-mail addresses for Lender to the extent set forth in this Section 6.1 with a subject line identifying the purpose of such Notice and the name of the applicable Properties and Borrowers;  in each case addressed as follows (or to such other address or Person as a party shall designate from time to time by notice to the other party):
If to Lender:

LoanCore Capital Markets LLC
 c/o LoanCore Capital
55 Railroad Avenue, Suite 100
Greenwich, Connecticut 06830
Attention:  Brett Kaplan
Facsimile No.: (203) 861-6006
 E-mail:  bkaplan@loancore.com

with a copy to:
LoanCore Capital Markets LLC
 c/o LoanCore Capital
55 Railroad Avenue, Suite 100
Greenwich, Connecticut 06830
 Attention:  Notices
E-mail:  notices@loancore.com

with a copy to:

Gussis & Alexander LLC
6200 N. Hiawatha Avenue, Suite 400
Chicago, Illinois 60646-4322
Attention:  Samuel P. Gussis, Esq.
Facsimile No.: (773) 685-6740
 E-mail:  sgussis@gussislawgroup.com
If to Borrowers:

c/o The Parking REIT Advisors
2965 South Jones Boulevard, Suite C1-100
Las Vegas, Nevada 89146
Attention:  Dan Huberty
 E-mail: dhuberty@theparkingreit.com
with a copy to:

Law Offices of Craig Burr
2965 South Jones Boulevard, Suite C-130
Las Vegas, Nevada 89146
Attention:  Craig D. Burr, Esq.
 E-mail: craig@craigburr.com
with a copy to:

Venable LLP
750 East Pratt Street, Suite 900
Baltimore, Maryland 21202
Attn: Anne-Thérèse Béchamps, Esquire
E-mail: atbechamps@Venable.com
A notice shall be deemed to have been given:  (a) in the case of hand delivery, at the time of delivery; (b) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; (c) in the case of overnight delivery, upon the first attempted delivery on a Business Day; (d) in the case of facsimile, upon the confirmation of delivery of such facsimile transmission; or (e) in the case of e-mail, upon the confirmation of delivery of such e-mail.
6.2 Borrower Notices and Deliveries.  Borrowers shall (a) give prompt written notice to Lender of: (i) any litigation, governmental proceedings or claims or investigations pending or threatened against any Borrower or any Sole Member which might materially adversely affect any Borrower's or any Sole Member's condition (financial or otherwise) or business or any Property; (ii) any Material Adverse Effect, or of the occurrence of any Default or Event of Default of which any Borrower has knowledge; and (b) furnish and provide to Lender: all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, reasonably requested, from time to time, by Lender.  In addition, after request by Lender (but no more frequently than twice in any year), Borrowers shall furnish to Lender (A) within ten (10) days, a certificate addressed to Lender, its successors and assigns reaffirming all representations and warranties of each Borrower set forth in the Loan Documents as of the date requested by Lender or, to the extent of any changes to any such representations and warranties, so stating such changes, and (B) within thirty (30) days, tenant estoppel certificates addressed to Lender, its successors and assigns from each tenant at each Property in form and substance reasonably satisfactory to Lender.
6.3 Financial Reporting.
6.3.1 Bookkeeping.  Each Borrower shall keep on a calendar year basis, in accordance with GAAP (provided that, in addition to GAAP compliant statements, each Borrower shall prepare statements adjusted to show actual rents as scheduled to be received and not straight-lined), proper and accurate books, records and accounts reflecting all of the financial affairs of such Borrower and all items of income and expense and any services, Equipment or furnishings provided in connection with the operation of the Property owned by such Borrower, whether such income or expense is realized by such Borrower, Manager or any Affiliate of such Borrower.  Lender shall have the right from time to time during normal business hours upon reasonable notice to examine such books, records and accounts at the office of such Borrower or other Person maintaining them, and to make such copies or extracts thereof as Lender shall desire.  After an Event of Default, Borrowers shall pay any costs incurred by Lender to examine such books, records and accounts, as Lender shall determine to be necessary or appropriate in the protection of Lender's interest.
6.3.2 Annual Reports.  Each Borrower shall furnish to Lender (I) annually, within 120 days after each calendar year, a complete copy of Guarantor's annual financial statements audited by an independent certified public accounting firm (accompanied by an unqualified opinion from such accounting firm) reasonably acceptable to Lender, of which Lender has preapproved Guarantor's current auditor, RBSM, LLP, each in accordance with GAAP and containing balance sheets and statements of profit and loss on a combined basis (II) twenty (20) days after request by Lender, such financial information with respect to each Borrower and the Property owned by such Borrower in such detail as Lender may reasonably request.  Such financial statements (a) shall be in form and substance satisfactory to Lender, (b) shall set forth the financial condition and the income and expenses for the  Guarantor for the immediately preceding calendar year, including statements of annual Net Operating Income for each Property owned by the Borrowers as well as (i) a list of tenants, if any, occupying more than twenty percent (20%) of the rentable space of the Property owned by such Borrower, (ii) a breakdown showing (A) the year in which each Lease then in effect expires, (B) the percentage of rentable space covered by such Lease and (C) the percentage of base rent with respect to which Leases shall expire in each such year, expressed both on a per year and a cumulative basis and (c) shall be accompanied by an Officer's Certificate (substantially in accordance with the form attached as Schedule 11-1 hereto) certifying (i) that such statement is true, correct, complete and accurate and presents fairly the financial condition of the Property owned by such Borrower and has been prepared in accordance with GAAP, (ii) whether there exists a Default or Event of Default, and if so, the nature thereof, the period of time it has existed and the action then being taken to remedy it, (iii) that as of the date of such Officer's Certificate, no litigation exists involving any Borrower or any Property in which the amount involved is $250,000 (in the aggregate) or more or in which all or substantially all of the potential liability is not covered by insurance, or, if so, specifying such litigation and the actions being taken in relation thereto and (iv) the amount by which operating expenses incurred by Borrowers for such period were greater than or less than the operating expenses reflected in the applicable Annual Budget.
6.3.3 Monthly/Quarterly Reports.  Each Borrower shall furnish to Lender within forty-five (45) days after the end of each calendar quarter the following items: (a) quarterly and year-to-date operating statements, noting Net Operating Income and other information necessary and sufficient to fairly represent the financial position and results of operation of the Property owned by such Borrower during such calendar quarter, all in form as required by the SEC for Guarantor's form 10-Q; (b) a balance sheet for such calendar quarter; (c) a comparison of the budgeted income and Property expenses and the actual income and Property expenses for each quarter and year-to-date for the Property owned by such Borrower, together with a detailed explanation of any variances of ten percent (10%) or more between budgeted and actual amounts for such period and year-to-date; (d) a statement of the actual Capital Expenses made by such Borrower during each calendar quarter as of the last day of such calendar quarter; (e) a statement that such Borrower has not incurred any indebtedness other than Permitted Indebtedness; (f) an aged receivables report; and (g) rent rolls identifying the leased premises, names of all tenants, units leased, monthly rental and all other charges payable under each Lease, date to which paid, term of Lease, date of occupancy, date of expiration, material special provisions, concessions or inducements granted to tenants, and a year-by-year schedule showing by percentage the rentable area of the Improvements and the total base rent attributable to Leases expiring each year and a delinquency report for the Property owned by such Borrower.  Each such statement shall be accompanied by an Officer's Certificate (substantially in accordance with the form attached as Schedule 11-2 hereto) certifying, to the signer's knowledge, (i) that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of such Borrower and such Property and to certify the Guarantor's form 10-Q filing with the SEC has been prepared in accordance with GAAP (subject to normal year-end adjustments), (ii) whether there exists a Default or Event of Default, and if so, the nature thereof, the period of time it has existed and the action then being taken to remedy it, (iii) that as of the date of such Officer's Certificate, no litigation exists involving any Borrower or any Property in which the amount involved is $250,000 (in the aggregate) or more or in which all or substantially all of the potential liability is not covered by insurance, or, if so, specifying such litigation and the actions being taken in relation thereto and (iv) the amount by which operating expenses incurred by Borrower for such period were greater than or less than the operating expenses reflected in the applicable Annual Budget.  Such financial statements shall contain such other information as shall be reasonably requested by Lender for purposes of calculations to be made by Lender pursuant to the terms hereof.
6.3.4 Compliance Certificates.  Each Borrower shall furnish to Lender (a)  within thirty (30) days after the end of each calendar quarter (and, prior to a Securitization, within ten (10) days of Lender's request), a quarterly calculation of the Debt Yield for the immediately preceding two (2) calendar quarters as of the most recent Calculation Date (together with such back-up information as Lender shall require), prepared in the form attached hereto as Schedule 11-3 (or such other form as required by Lender), accompanied by an Officer's Certificate certifying that such statement is true, correct, complete and accurate and (b) with respect to the Debt Yield calculation required for the Extension Period pursuant to Section 2.8(d) hereof a calculation of the Debt Yield for the immediately preceding six months as of November 1, 2020, delivered no later than thirty (30) days prior to the commencement of the Extension Period.
6.3.5 Other Reports.  Each Borrower shall furnish to Lender, within ten (10) Business Days after request, such further detailed information with respect to the operation of the Property owned by such Borrower and the financial affairs of such Borrower, each Sole Member or Manager as may be reasonably requested by Lender or, if a Securitization has occurred, any applicable Rating Agency.
6.3.6 Annual Budget.  Borrower shall prepare and submit (or shall cause Manager to prepare and submit) to Lender within thirty (30) days after a Cash Management Period and by November 30th of each year thereafter during the Term until such Cash Management Period has ended, for approval by Lender, which approval shall not be unreasonably withheld or delayed, a proposed pro forma budget for the Property owned by such Borrower for the succeeding calendar year (the "Annual Budget", and each Annual Budget approved by Lender is referred to herein as the "Approved Annual Budget"), and, promptly after preparation thereof, any revisions to such Annual Budget.  The Annual Budget shall consist of (i) an operating expense budget showing, on a month-by-month basis, in reasonable detail, each line item of such Borrower's anticipated operating income and operating expenses (on a cash and accrual basis), including amounts required to establish, maintain and/or increase any monthly payments required hereunder (and once such Annual Budget has been approved by Lender, such operating expense budget shall be referred to herein as the "Approved Operating Budget"), and (ii) a Capital Expense budget showing, on a month-by-month basis, in reasonable detail, each line item of anticipated Capital Expenses (and once such Annual Budget has been approved by Lender, such Capital Expense budget shall be referred to herein as the "Approved Capital Expense Budget").  Until such time that any Annual Budget has been approved by Lender, the prior Approved Annual Budget shall apply for all purposes hereunder (with such adjustments as reasonably determined by Lender (including increases for any non-discretionary expenses)).
6.3.7 Additional Operating Expenses.
(a) During a Cash Management Period, in the event that any Borrower incurs or will incur any operating expense, including Emergency Expenditures, that is not in the Approved Annual Budget but is otherwise an Approved Operating Expense (each an "Additional Operating Expense"), then such Borrower shall promptly (but in no event shall such Borrower be required to do so more frequently than monthly) deliver to Lender a reasonably detailed explanation of such Additional Operating Expense(s) or, with respect to any such item that is subject to Lender's approval, such proposed Additional Operating Expense.  Any Additional Operating Expense submitted to Lender (and, if required, approved by Lender) in accordance with this Agreement is referred to herein as an "Approved Additional Operating Expense".  In no event shall management fees in excess of the Management Fee Cap be paid to Manager as part of the Approved Additional Operating Expense funds distributed to Borrowers pursuant to Section 3.15(a)(vii) unless expressly approved by Lender in advance in its sole discretion.
(b) Any funds distributed to any Borrower for the payment of Approved Additional Operating Expenses (including any distribution to such Borrower pursuant to Section 3.15(a)(vii)) shall be used by such Borrower only to pay for Approved Additional Operating Expenses or reimburse such Borrower for Approved Additional Operating Expenses, as applicable.
6.3.8 Intentionally Omitted.
6.3.9 Breach.  If any Borrower fails to provide to Lender or its designee any of the financial statements, certificates, reports or information (the "Required Records") required by this Article 6 within thirty (30) days after the date upon which such Required Record is due, Borrowers shall pay to Lender, at Lender's option and in its discretion (and without limiting any other rights or remedies of Lender hereunder), an amount equal to (i) $1,500 for the first Required Record that is not delivered, (ii) $2,500 for the second Required Record that is not delivered and (iii) $5,000 for each subsequent Required Record that is not delivered; provided Lender has given Borrowers at least fifteen (15) days prior notice of such failure.  In addition, thirty (30) days after any Borrower's failure to deliver any Required Records, Lender shall have the option (and without limiting any other rights or remedies of Lender hereunder), upon fifteen (15) days' notice to Borrowers to gain access to such Borrower's books and records and prepare or have prepared at Borrowers' expense, any Required Records not delivered by such Borrower.
7. INSURANCE; CASUALTY; AND CONDEMNATION
7.1 Insurance.
7.1.1 Coverage.  Each Borrower, at its sole cost, for the mutual benefit of each Borrower and Lender, shall obtain and maintain during the Term the following policies of insurance with respect to the Property or Properties owned by such Borrower:
(a) Property insurance insuring against loss or damage customarily included under so called "all risk" or "special form" policies including but not limited to fire, lightning, windstorm/hail (including named storm), vandalism, and malicious mischief, boiler and machinery and subject to Section 7.1.1(m) hereof, coverage for damage or destruction caused by the acts of "Terrorists", both foreign and domestic, (or such policies shall have no exclusion from coverage with respect thereto) and such other insurable hazards as, under good insurance practices, from time to time are insured against for other property and buildings similar to the premises in nature, use, location, height, and type of construction.  If any of the improvements are legal non-conforming structures, such insurance policy shall also insure for ordinance of law coverage, coverage for loss to the undamaged portion of the building, costs of demolition and increased cost of construction in amounts satisfactory to Lender.  Each such insurance policy shall (i) be in an amount equal to 100% of the then replacement cost of the Improvements without deduction for physical depreciation, (ii) have deductibles no greater than $25,000, except for windstorm which shall be no greater than 5% of the total insurable value, (iii) be paid annually in advance and (iv) be on a replacement cost basis and contain either no coinsurance or, if coinsurance, an agreed amount endorsement, and shall cover, without limitation, all tenant improvements and betterments that Borrower is required to insure on a replacement cost basis.  Lender shall be named Mortgagee and Lender's Loss Payable on a Standard Mortgagee Endorsement.
(b) Flood insurance if any part of such Property is located in an area now or hereafter designated by the Federal Emergency Management Agency as a Special Flood Hazard Area, or such other Zone if Lender so requires.  Such coverage shall (i) be in an amount equal to the maximum limit available through the National Flood Insurance Program, (ii) include such excess limits in an amount equal to (A) 100% of the full replacement cost of the Improvements on such Property (without any deduction for depreciation) or (B) such other amount as agreed to by Lender and (iii) have deductibles acceptable to Lender.
(c) Commercial general liability insurance, including coverage for personal injury, bodily injury, death, accident and property damage, and excess and/or umbrella liability coverage for personal injury, bodily injury, death, accident and property damage, such insurance providing in combination no less than containing minimum limits per occurrence of $1,000,000 and $2,000,000 in the aggregate (applying "per location" if the policy covers more than one location) for any policy year with no deductible or self-insured retention; together with at least $25,000,000 excess and/or umbrella liability insurance for any and all claims.  Such excess and/or umbrella liability shall schedule the auto liability, liquor liability and/or employer's liability policies, to the extent such coverages are required.  The policies described in this subsection shall also include coverage for Terrorism, elevators, escalators, independent contractors, and contractual liability for insured contracts (covering, to the maximum extent permitted by law, Borrower's obligation to indemnify Lender as required under this Agreement and the other Loan Documents).
(d) Rental loss and/or business interruption insurance, including terrorism, in an amount equal to 100% of the projected gross revenues and/or Rents (less any non-continuing expenses) for a period of at least twelve (12) months.  The period of indemnification shall include the initial period of restoration, which is the period of time required to rebuild such Property following a casualty, and an extended period of indemnity endorsement for a period of twelve (12) months, which provides that after the physical loss to such Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or until the limit for such coverage as required above is exhausted, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period.  The amount of such insurance shall be increased from time to time during the Term as and when the estimated or actual gross revenues and/or Rents increase.
(e) Comprehensive boiler and machinery insurance covering all mechanical and electrical equipment against physical damage, rent loss and improvements loss and covering, without limitation, all tenant improvements and betterments that Borrower is required to insure pursuant to the lease on a replacement cost basis and in an amount equal to the full replacement cost of the Improvements on such Property (without any deduction for depreciation) or such other amount acceptable to Lender.
(f) Worker's compensation insurance with respect to any employees of Borrower, as required by any Legal Requirement and employer's liability with minimum limits of $1,000,000 each accident, $1,000,000 each disease per employee, and $1,000,000 each disease policy limit ("Worker's Compensation Insurance").
(g) During any period of repair or restoration, and only if the property and liability coverage forms do not otherwise apply, (i) commercial general liability and umbrella liability insurance covering claims related to the repairs or restoration at such Property that are not covered by or under the terms or provisions of the insurance provided for in Section 7.1.1(c) hereof and (ii) the insurance provided for in Section 7.1.1(a) hereof, which shall, in addition to the requirements set forth in such Section, (A) be written on a builder's "all-risk" insurance on a completed value, non-reporting form, in an amount equal to not less than the full insurable value of such Property, against such risks (including fire and extended coverage and collapse of the Improvements to agreed limits) as Lender may request, in form and substance and with deductibles acceptable to Lender and against all risks insured against pursuant to clauses (a), (b), (d), (e), (h) and (m) of this Section 7.1.1 and (B) include permission to occupy such Property.
(h) If required by Lender (provided the scenario expected loss or probable maximum loss due to an earthquake, based on a 475-year return period, an exposure period of fifty (50) years and a ten percent (10.0%) probability of exceedance on an aggregate basis, is equal to or greater than twenty percent (20%) of the replacement cost of the Improvements), earthquake insurance (i) with minimum coverage equivalent to the greater of 1.0x SUL (scenario upper loss) and 1.5x SEL (scenario expected loss) multiplied by the full replacement cost of the building plus business income, (ii) having a deductible not in excess of 5% of the total insurable value of such Property, and (iii) if such Property is legally nonconforming under applicable zoning ordinances and codes, containing ordinance of law coverage in amounts as required by Lender.
(i) Insurance against employee dishonesty in an amount acceptable to Lender (if applicable) ("Dishonesty Insurance").
(j) Commercial auto liability coverage for all owned, non-owned and hired autos containing minimum limits per occurrence of $1,000,000 (if applicable) ("Auto Liability Insurance").
(k) Liquor liability coverage containing minimum limits of $1,000,000 or in such greater amount as may be required by applicable Legal Requirements (if applicable).
(l) Subject to the provisions of this Section 7.1.1(a), such other insurance or higher limits (including environmental liability insurance, earthquake insurance and mine subsidence insurance) as may from time to time be reasonably required by Lender in order to protect its interests.
(m) Notwithstanding anything in this Section 7.1.1(a) hereof to the contrary, Borrowers shall be required to obtain and maintain coverage in its property insurance Policy (or by a separate Policy), its Loss of Rents/Business Interruption coverage, and its Liability policies against loss or damage by terrorist acts, both foreign and domestic, in an amount equal to 100% of the "Full Replacement Cost" of such Property plus the rental loss and/or business interruption insurance required in Section 7.1.1(d) hereof provided that such coverage is available.  Borrowers shall obtain the coverage required under this Section 7.1.1(m) from a carrier which otherwise satisfies the rating criteria specified in Section 7.1.2 hereof (a "Qualified Carrier") or in the event that such coverage is not available from a Qualified Carrier, Borrowers shall obtain such coverage from the highest rated insurance company providing such coverage.  In the event that such coverage with respect to terrorist acts is not included as part of the "all risk" property policy required by Section 7.1.1(a) hereof, Borrowers shall, nevertheless be required to obtain coverage for terrorism (as standalone coverage) in an amount equal to 100% of the "Full Replacement Cost" of the Properties plus the rental loss and/or business interruption coverage under Section 7.1.1(d) hereof provided that such coverage is available.
(n) Notwithstanding anything in this Section 7.1.1, and for the avoidance of doubt, a Borrower shall only be required to obtain and maintain (i) Worker's Compensation Insurance and Dishonesty Insurance to the extent such Borrower has one (1) or more employees and (ii) Auto Liability Insurance to the extent that such Borrower owns one (1) or more automobiles.
7.1.2 Policies.  All policies of insurance (the "Policies") required pursuant to Section 7.1.1 hereof shall:  (a) be issued by companies approved by Lender and authorized to do business in the State, with a claims paying ability rating of "A" or better by S&P and a rating of "A:X" or better in the current Best's Insurance Reports; (b) name Lender and its successors and/or assigns as their interest may appear as the mortgagee/lender's loss payable (in the case of property insurance and business interruption/loss of rents coverage) and an additional insured (in the case of liability insurance); (c) contain (in the case of property insurance) a Non-Contributory Standard Mortgagee Clause/Lender's Loss Payable Endorsement, or their equivalents, naming Lender as the person to which all payments made by such insurance company shall be paid; (d) with respect to property (including business interruption/loss of rents), commercial general liability and excess/umbrella liability policies, contain a waiver of subrogation in favor of Lender; (e) with respect to property policies (including business interruption/loss of rents), contain such provisions as Lender deems reasonably necessary or desirable to protect its interest, including (i) endorsements providing that neither Borrower, Lender nor any other party shall be a co-insurer under the Policies, (ii) that Lender shall receive at least thirty (30) days' prior written notice of cancellation of any of the property Policies, except ten (10) days' notice for cancellation due to non-payment of premium; provided that, with respect to liability Policies, such notice shall also be provided to the extent available; however, if not available, Borrowers shall provide the required notice to Lender, (iii) that such policy shall not contain any provision that would make the Lender liable for any premiums and commissions, provided that the policy need not waive the requirement that the premium be paid in order to effect continuation of coverage if the policy will be cancelled due to non-payment of premium and (iv) providing that Lender is permitted to make payments to effect the continuation of such policy upon notice of cancellation due to non-payment of premiums; (f) in the event any property insurance policy shall contain breach of warranty provisions, such policy shall provide that with respect to the interest of Lender, such insurance policy shall not be invalidated by and shall insure Lender regardless of (i) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any named insured, (ii) the occupancy or use of the premises for purposes more hazardous than permitted by the terms thereof, or (iii) any foreclosure or other action or proceeding taken by Lender pursuant to any provision of the Loan Documents; and (g) be satisfactory in form and substance to Lender and approved by Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds and complete copies thereof delivered to Lender.  In the event of foreclosure or other transfer of title, Borrowers agree that all proceeds payable thereunder pertaining to such Borrower's Property shall thereupon vest in the purchaser at such foreclosure or in Lender or other transferee in the event of such other transfer of title.  Borrowers shall pay the premiums for such Policies (the "Insurance Premiums") as the same become due and payable and furnish to Lender evidence of the renewal of each of the Policies together with (unless such Insurance Premiums have been paid by Lender pursuant to Section 3.4 hereof) receipts for or other evidence of the payment of the Insurance Premiums reasonably satisfactory to Lender.  If Borrowers do not furnish such evidence and receipts at least thirty (30) days prior to the expiration of any expiring Policy, then Lender may, but shall not be obligated to, procure such insurance and pay the Insurance Premiums therefor, and Borrowers shall reimburse Lender for the cost of such Insurance Premiums promptly on demand, with interest accruing at the Default Rate.  Borrowers shall deliver to Lender a complete copy of each Policy within thirty (30) days after its effective date.  Within thirty (30) days after request by Lender, Borrowers shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like.  Lender agrees that the Policies may be in the form of a blanket policy provided that (A) such policy otherwise meets the requirements set forth herein this Section 7.1, (B) Lender shall be satisfied by evidence required by Lender that the blanket policy provides the same protection as would separate Policies insuring only the Properties in accordance with the terms of this Agreement and (C) Borrowers shall, upon written request of Lender, provide Lender with a complete schedule of locations and values for properties associated with such blanket policy (any such blanket policy that satisfies the foregoing conditions, an "Acceptable Blanket Policy").
7.2 Casualty.
7.2.1 Notice; Restoration.  If any Property is damaged or destroyed, in whole or in part, by fire or other casualty (a "Casualty"), Borrowers shall give prompt notice thereof to Lender.  Following the occurrence of a Casualty, Borrowers, regardless of whether insurance proceeds are available, shall promptly proceed to restore, repair, replace or rebuild the affected Property in accordance with Legal Requirements to be of at least equal value and of substantially the same character as prior to such damage or destruction.
7.2.2 Settlement of Proceeds.  If a Casualty covered by any of the Policies (an "Insured Casualty") occurs where the loss does not exceed the Restoration Threshold, provided no Default or Event of Default has occurred and is continuing, Borrowers may settle and adjust any claim without the prior consent of Lender provided that such adjustment is carried out in a competent and timely manner, and Borrowers are hereby authorized to collect and receipt for the insurance proceeds (the "Proceeds").  In the event of an Insured Casualty where the loss equals or exceeds the Restoration Threshold (a "Significant Casualty"), Lender may settle and adjust any claim without the consent of any Borrower and agree with the insurer(s) on the amount to be paid on the loss, and the Proceeds shall be due and payable solely to Lender and held by Lender in the Casualty/Condemnation Subaccount and disbursed in accordance herewith.  If any Borrower or any party other than Lender is a payee on any check representing Proceeds with respect to a Significant Casualty, such Borrower shall immediately endorse, and cause all such third parties to endorse, such check payable to the order of Lender.  Each Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to endorse such check payable to the order of Lender.   The expenses incurred by Lender in the settlement, adjustment and collection of the Proceeds shall become part of the Debt and shall be reimbursed by Borrowers to Lender upon demand. Notwithstanding anything to the contrary contained herein, if in connection with a Casualty any insurance carrier makes a payment under a property insurance Policy that Borrowers propose be treated as business or rental interruption insurance, then, notwithstanding any designation (or lack of designation) by the insurance carrier as to the purpose of such payment, as between Lender and Borrowers, such payment shall not be treated as business or rental interruption insurance proceeds unless Borrowers have demonstrated to Lender's satisfaction that the remaining net Proceeds that will be received from the property insurance carriers are sufficient to pay 100% of the cost of fully restoring the Improvements or, if such net Proceeds are to be applied to repay the Debt in accordance with the terms hereof, that such remaining net Proceeds will be sufficient to pay the Debt in full.
7.3 Condemnation.
7.3.1 Notice; Restoration.  Borrowers shall promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding affecting any Property (a "Condemnation") and shall deliver to Lender copies of any and all papers served in connection with such Condemnation.  Following the occurrence of a Condemnation, Borrowers, regardless of whether an Award is available, shall promptly proceed to restore, repair, replace or rebuild the affected Property in accordance with Legal Requirements to the extent practicable to be of at least equal value and of substantially the same character (and to have the same utility) as prior to such Condemnation.
7.3.2 Collection of Award.  Lender is hereby irrevocably appointed as each Borrower's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any award or payment in respect of a Condemnation (an "Award") and to make any compromise, adjustment or settlement in connection with such Condemnation.  Notwithstanding any Condemnation (or any transfer made in lieu of or in anticipation of such Condemnation), Borrowers shall continue to pay the Debt at the time and in the manner provided for in the Loan Documents, and the Debt shall not be reduced unless and until any Award shall have been actually received and applied by Lender to expenses of collecting the Award and to discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the Interest Rate.  If any Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of such Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall be recoverable or shall have been sought, recovered or denied, to receive all or a portion of the Award sufficient to pay the Debt.  Borrowers shall cause any Award that is payable to Borrower to be paid directly to Lender.  Lender shall hold such Award in the Casualty/Condemnation Subaccount and disburse such Award in accordance with the terms hereof.
7.4 Application of Proceeds or Award.
7.4.1 Application to Restoration.  If an Insured Casualty or a Condemnation occurs where:
(a)	the loss is in an aggregate amount less than fifteen percent (15%) of the Allocated Loan Amount for the affected Property;
(b)
in the reasonable judgment of Lender, the affected Property can be restored within six (6) months, and prior to six (6) months before the Stated Maturity Date, and prior to the expiration of the rental or business interruption insurance with respect thereto, to the affected Property's pre-existing condition and utility as existed immediately prior to such Insured Casualty or Condemnation, and to an economic unit not less valuable and not less useful than the same was immediately prior to the Insured Casualty or Condemnation, and after such restoration will adequately secure the Debt;

(c)
less than (i) thirty percent (30%), in the case of an Insured Casualty or (ii) fifteen percent (15%), in the case of a Condemnation, of the rentable area of the affected Improvements has been damaged, destroyed or rendered unusable as a result of such Insured Casualty or Condemnation;

(d)
Leases demising in the aggregate at least sixty-five percent (65%) of the total rentable space in the applicable Property and in effect as of the date of the occurrence of such Insured Casualty or Condemnation remain in full force and effect during and after the completion of the Restoration (hereinafter defined);

(e)	no Default or Event of Default shall have occurred and be then continuing; and
(f)
except as otherwise expressly permitted in this Agreement, each Ground Lease shall at all times during the Restoration (hereinafter defined) and from and after the completion thereof remain in full force and effect, without default by the applicable Borrower thereunder, then the Proceeds or the Award, as the case may be (after reimbursement of any expenses incurred by Lender), shall be applied to reimburse Borrowers for the cost of restoring, repairing, replacing or rebuilding the affected Property (the "Restoration"), in the manner set forth herein.  Borrowers shall commence and diligently prosecute such Restoration.  Notwithstanding the foregoing, in no event shall Lender be obligated to apply the Proceeds or Award to reimburse any Borrower for the cost of Restoration unless, in addition to satisfaction of the foregoing conditions, both (i) Borrowers shall pay (and if required by Lender, Borrowers shall deposit with Lender in advance) all costs of such Restoration in excess of the net amount of the Proceeds or the Award made available pursuant to the terms hereof; and (ii) Lender shall have received evidence reasonably satisfactory to it that during the period of the Restoration, the Rents for such Property will be at least equal to the sum of the operating expenses and Debt Service for such Property and other reserve payments required hereunder, as reasonably determined by Lender.
7.4.2 Application to Debt.
(a) Except as provided in Section 7.4.1 hereof, any Proceeds and/or Award may, at the option of Lender, be applied to the payment of (i) accrued but unpaid interest on the Note, (ii) the unpaid Principal and (iii) other charges due under the Note and/or any of the other Loan Documents, or applied to reimburse Borrowers for the cost of any Restoration, in the manner set forth in Section 7.4.3 hereof.  Any prepayment of the Loan made pursuant to this Section 7.4.2 shall be subject to the Exit Fee, but shall otherwise be without any Spread Maintenance Premium, unless an Event of Default has occurred and is continuing at the time the Proceeds are received from the insurance company or the Award is received from the condemning authority, as the case may be, in which event Borrowers shall pay to Lender an additional amount equal to the Spread Maintenance Premium, if any, that may be required with respect to the amount of the Proceeds or Award applied to the unpaid Principal.
(b) Notwithstanding the foregoing provisions of this Section 7.4, if the Loan is included in a REMIC Trust and, immediately following a release of any portion of the Lien of a Mortgage following a Casualty or Condemnation (but taking into account any proposed Restoration of the remaining Property), the ratio of the unpaid principal balance of the Loan to the value of the remaining Properties is greater than 125% (such value to be determined by Lender by any commercially reasonable method permitted to a REMIC Trust; and which shall exclude the value of personal property or going concern value, if any), the principal balance of the Loan must be paid down by an amount equal to the least of the following amounts:  (i) the net Award (after payment of Lender's costs and expenses and any other fees and expenses that have been approved by Lender); (ii) the fair market value of the released property at the time of the release; or (iii) an amount such that the loan-to-value ratio of the Loan (as so determined by Lender) does not increase after the release, unless Lender receives an opinion of counsel that if such amount is not paid, the applicable Securitization will not fail to maintain its status as a REMIC Trust as a result of the related release of such portion of the Lien of the Mortgage.  If and to the extent the preceding sentence applies, only such amount of the net Award, if any, in excess of the amount required to pay down the principal balance of the Loan may be released for purposes of Restoration or released to Borrowers as otherwise expressly provided in this Section 7.4.  Additionally, throughout the term of the Loan if an Event of Default is continuing, then Borrowers shall pay to Lender, with respect to any payment of the Debt pursuant to this Section 7.4.2(b), an additional amount equal to the Spread Maintenance Premium and Exit Fee applicable thereto; provided, however, that if an Event of Default is not continuing, then the Spread Maintenance Premium and Exit Fee applicable thereto shall not be payable.
7.4.3 Procedure for Application to Restoration.  If any Borrower is entitled to reimbursement out of the Proceeds or an Award held by Lender, such Proceeds or Award shall be disbursed from time to time from the Casualty/Condemnation Subaccount upon Lender being furnished with (a) evidence satisfactory to Lender of the estimated cost of completion of the Restoration, (b) a fixed price or guaranteed maximum cost construction contract for Restoration satisfactory to Lender, (c) prior to the commencement of Restoration, all immediately available funds in addition to the Proceeds or Award that in Lender's judgment are required to complete the proposed Restoration, (d) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey, permits, approvals, licenses and such other documents and items as Lender may reasonably require and approve, and (e) all plans and specifications for such Restoration, such plans and specifications to be approved by Lender prior to commencement of any work.  Lender may, at Borrowers' expense, retain a Construction Consultant to review and approve all requests for disbursements, which approval shall also be a condition precedent to any disbursement.  No payment made prior to the final completion of the Restoration shall exceed ninety percent (90%) of the value of the work performed from time to time; funds other than the Proceeds or Award shall be disbursed prior to disbursement of such Proceeds or Award; and at all times, the undisbursed balance of such Proceeds or Award remaining in the hands of Lender, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Lender by or on behalf of Borrowers for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the Restoration, free and clear of all Liens or claims for Lien.  Provided no Default or Event of Default then exists, any surplus that remains out of the Proceeds held by Lender after payment of such costs of Restoration shall be paid to Borrowers (unless a Cash Management Period is continuing, in which event, such surplus shall be deposited into the Cash Management Account as if Rents and disbursed pursuant to Section 3.15 hereof.  Any surplus that remains out of the Award received by Lender after payment of such costs of Restoration shall be retained by Lender and applied to payment of the Debt or returned to Borrowers.
8. DEFAULTS
8.1 Events of Default.  An "Event of Default" shall exist with respect to the Loan if any of the following shall occur:
(a) any portion of the Debt is not paid when due or Borrower shall fail to pay when due any payment required under Sections 3.3, 3.4, 3.5, 3.6, 3.8, 3.10 or 3.12 hereof; provided, however, if adequate funds are available in the Cash Management Account for any payments pursuant to Section 3.15(a) hereof, or Sections 3.3, 3.4, 3.5, 3.6 or 3.12 hereof, and Lender is otherwise obligated to (and has the right to) apply such amounts on deposit in the Cash Management Account to payment pursuant to Section 3.15(a) hereof or to the appropriate Subaccounts, the failure by Cash Management Bank to allocate such funds for such payment pursuant to Section 3.15(a) hereof or into the appropriate Subaccounts shall not constitute an Event of Default hereunder);
(b) any of the Property Taxes are not paid when due (unless, with respect to Real Estate Taxes, Lender is paying such Real Estate Taxes pursuant to Section 3.3 hereof, sufficient funds are in the Tax Subaccount to make such payment, Lender is otherwise obligated to (and has the right to) make such payments, and Lender has failed to make such payments), subject to Borrowers' right to contest Property Taxes in accordance with Section 5.2 hereof;
(c) the Policies are (i) not kept in full force and effect (unless, with respect to Insurance Premiums, Lender is paying such Insurance Premiums pursuant to Section 3.4 hereof, sufficient funds are in the Insurance Subaccount to make such payment, Lender is otherwise obligated to (and has the right to) pay for such Insurance Premiums, and Lender has failed to make such payments) or (ii) not delivered to Lender within ten (10) days upon written request;
(d) a Transfer other than a Permitted Transfer occurs;
(e) any certification, representation or warranty made by any Borrower or Guarantor herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished by any Borrower or Guarantor in connection with any Loan Document, shall be false or misleading in any material respect as of the date the representation or warranty was made;
(f) any Borrower, any Sole Member or Guarantor shall make an assignment for the benefit of creditors, or shall generally not be paying its debts as they become due;
(g) a receiver, liquidator or trustee shall be appointed for any Borrower, any Sole Member or Guarantor; or any Borrower, any Sole Member or Guarantor shall be adjudicated a bankrupt or insolvent; or any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, any Borrower, any Sole Member or Guarantor, as the case may be; or any proceeding for the dissolution or liquidation of any Borrower, any Sole Member or Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by such Borrower, any Sole Member or Guarantor, as the case may be, only upon the same not being discharged, stayed or dismissed within sixty (60) days;
(h) any Borrower breaches any covenant contained in Sections 5.12.1(i) through (v), 5.13, 5.15, 5.22, 5.25, 5.27, 5.28 or 5.33 hereof;
(i) except as expressly permitted hereunder, the actual alteration, improvement, demolition or removal of all or any portion of any of the Improvements without the prior written consent of Lender;
(j) an Event of Default as defined or described elsewhere in this Agreement or in any other Loan Document occurs; or any other event shall occur or condition shall exist, if the effect of such event or condition is to accelerate or to permit Lender to accelerate the maturity of any portion of the Debt;
(k) a default occurs under any term, covenant or provision set forth herein or in any other Loan Document which specifically contains a notice requirement or grace period and such notice has been given and such grace period has expired;
(l) any of the material assumptions contained in any substantive non-consolidation opinion, delivered to Lender by Borrowers' counsel in connection with the Loan or otherwise hereunder, were not true and correct as of the date of such opinion or thereafter became untrue or incorrect;
(m) Guarantor breaches any of the financial covenants set forth in Section 6 of the Guaranty; or
(n) a default shall be continuing under any of the other terms, covenants or conditions of this Agreement or any other Loan Document not otherwise specified in this Section 8.1, for ten (10) days after notice to Borrowers (and Guarantor, if applicable) from Lender, in the case of any default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other default; provided, however, that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such thirty (30)-day period, and Borrowers (or Guarantor, if applicable) shall have commenced to cure such default within such thirty (30)-day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30)-day period shall be extended for an additional period of time as is reasonably necessary for Borrowers (or Guarantor, if applicable) in the exercise of due diligence to cure such default, such additional period not to exceed sixty (60) days.
8.2 Remedies.
8.2.1 Acceleration.  Upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in Section 8.1(f) hereof or Section 8.1(g) hereof), in addition to any other rights or remedies available to it pursuant to the Loan Documents or at law or in equity, Lender may take such action, without notice or demand (and each Borrower hereby expressly waives any such notice or demand), that Lender deems advisable to protect and enforce its rights against any or all Borrowers and in and to the Properties; including declaring the Debt to be immediately due and payable (including unpaid interest, Default Rate interest, Late Payment Charges, Spread Maintenance Premium, Exit Fees and any other amounts owing by Borrowers), without notice or demand; and upon any Event of Default described in Section 8.1(f) hereof or Section 8.1(g) hereof, the Debt (including unpaid interest, Default Rate interest, Late Payment Charges, Spread Maintenance Premium, Exit Fees and any other amounts owing by Borrowers) shall immediately and automatically become due and payable, without notice or demand, and each Borrower hereby expressly waives any such notice or demand, anything contained in any Loan Document to the contrary notwithstanding.
8.2.2 Remedies Cumulative.  Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrowers under the Loan Documents or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared, or be automatically, due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents.  Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth in the Loan Documents.  Without limiting the generality of the foregoing, each Borrower agrees that if an Event of Default is continuing, (a) to the extent permitted by applicable law, Lender is not subject to any "one action" or "election of remedies" law or rule, and (b) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Properties, the Mortgages have been foreclosed, the Properties have been sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.  To the extent permitted by applicable law, nothing contained in any Loan Document shall be construed as requiring Lender to resort to any particular Property or any portion of any Property for the satisfaction of the Debt in preference or priority to any other portion, and Lender may seek satisfaction out of all or less than all of the Properties or any part thereof.
8.2.3 Severance.
(a) During the continuance of an Event of Default, Lender shall have the right from time to time to partially foreclose any Mortgage in any manner and for any amounts secured by such Mortgage then due and payable as determined by Lender, including the following circumstances: (i) in the event any Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of Principal and interest, Lender may foreclose any Mortgage to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose any Mortgage to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by such Mortgage as Lender may elect.  Notwithstanding one or more partial foreclosures, the Properties shall remain subject to the Mortgages to secure payment of the sums secured by the Mortgages and not previously recovered.
(b) During the continuance of an Event of Default, Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents in such denominations and priorities of payment and liens as Lender shall determine for purposes of evidencing and enforcing its rights and remedies provided hereunder.  Each Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender.  Each Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such severance, each Borrower ratifying all that such attorney shall do by virtue thereof.
8.2.4 Delay.  No delay or omission to exercise any remedy, right or power accruing upon an Event of Default, or the granting of any indulgence or compromise by Lender shall impair any such remedy, right or power hereunder or be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient.  A waiver of one Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon.  Notwithstanding any other provision of this Agreement, Lender reserves the right to seek a deficiency judgment or preserve a deficiency claim in connection with the foreclosure of any Mortgage to the extent necessary to foreclose on all or any portion of any Property, the Rents, the Cash Management System Accounts or any other collateral.
8.2.5 Lender's Right to Perform.  If any Borrower fails to perform any covenant or obligation contained herein and such failure shall continue for a period of five (5) Business Days after Borrowers' receipt of written notice thereof from Lender, without in any way limiting Lender's right to exercise any of its rights, powers or remedies as provided hereunder, or under any of the other Loan Documents, Lender may, but shall have no obligation to, perform, or cause performance of, such covenant or obligation, and all costs, expenses, liabilities, penalties and fines of Lender incurred or paid in connection therewith shall be payable by Borrowers to Lender upon demand and if not paid shall be added to the Debt (and to the extent permitted under applicable laws, secured by the Mortgages and other Loan Documents) and shall bear interest thereafter at the Default Rate.  Notwithstanding the foregoing, Lender shall have no obligation to send notice to any Borrower of any such failure.
9. SECONDARY MARKET PROVISIONS
9.1 Sale of Note and Secondary Market Transaction.
9.1.1 General; Borrower Cooperation.  Lender shall have the right at any time and from time to time (a) to sell or otherwise transfer the Loan or any portion thereof or the Loan Documents or any interest therein to one or more investors, (b) to sell participation interests in the Loan to one or more investors or (c) to securitize the Loan or any portion thereof in a single asset securitization or a pooled loan securitization of rated single or multi-class securities (the "Securities") secured by or evidencing ownership interests in the Note and the Mortgages (each such sale, assignment, participation and/or securitization is referred to herein as a "Secondary Market Transaction", and the transactions referred to in clause (c) shall be referred to herein as a "Securitization").  In connection with any Secondary Market Transaction, Borrowers shall use all reasonable efforts and cooperate fully and in good faith with Lender and otherwise assist Lender in satisfying the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with any such Secondary Market Transactions, including:  (i) to (A) provide such financial and other information with respect to the Properties, Borrowers and their Affiliates, Guarantor, Manager and any tenants of the Properties, (B) provide business plans and budgets relating to the Properties and (C) perform or permit or cause to be performed or permitted such site inspection, appraisals, surveys, market studies, environmental reviews and reports, engineering reports and other due diligence investigations of the Properties, as may be reasonably requested from time to time by Lender or, if applicable, the Rating Agencies or as may be necessary or appropriate in connection with a Secondary Market Transaction or Exchange Act requirements (the items provided to Lender pursuant to this clause (i) being called the "Provided Information"), together, if customary, with appropriate verification of and/or consents to the Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to Lender and, if applicable, the Rating Agencies; (ii) at Borrowers' expense, cause counsel to render opinions as to non-consolidation and any other opinion customary in securitization transactions with respect to the Properties, Borrowers and their Affiliates, which counsel and opinions shall be reasonably satisfactory to Lender and, if applicable, the Rating Agencies; (iii) make such representations and warranties as of the date hereof of any Secondary Market Transaction with respect to the Properties, Borrowers and the Loan Documents as are customarily provided in such transactions and as may be reasonably requested by Lender or, if applicable, the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents; (iv) provide current certificates of good standing and qualification with respect to Borrowers and each Sole Member from appropriate Governmental Authorities; and (v) execute such amendments to the Loan Documents and Borrowers' organizational documents, as may be requested by Lender or, if applicable, the Rating Agencies or otherwise to effect a Secondary Market Transaction, provided that nothing contained in this clause (v) shall result in a material economic change in the transaction.  Borrowers' cooperation obligations set forth herein shall continue until the Loan has been paid in full.
9.1.2 Use of Information.  Borrowers understand that all or any portion of the Provided Information and the Required Records may be included in disclosure documents in connection with a Secondary Market Transaction, including a prospectus or private placement memorandum (each, a "Disclosure Document") and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers or other parties relating to the Secondary Market Transaction.  If the Disclosure Document is required to be revised, Borrowers shall cooperate with Lender in updating the Provided Information or Required Records for inclusion or summary in the Disclosure Document or for other use reasonably required in connection with a Secondary Market Transaction by providing all current information pertaining to Borrowers, Manager and the Properties necessary to keep the Disclosure Document accurate and complete in all material respects with respect to such matters.
9.1.3 Borrowers Obligations Regarding Disclosure Documents.  In connection with a Disclosure Document, Borrowers shall:  (a) if requested by Lender, certify in writing that Borrowers have carefully examined those portions of such Disclosure Document, pertaining to Borrowers, the Properties, Manager and the Loan, and that such portions do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; and (b) indemnify (in a separate instrument of indemnity, if so requested by Lender) (i) any underwriter, syndicate member or placement agent (collectively, the "Underwriters") retained by Lender or its issuing company affiliate (the "Issuer") in connection with a Secondary Market Transaction, (ii) Lender (and for purposes of this Section 9.1, Lender shall include LCC, its Affiliates, successors and assigns, and their respective officers and directors) and (iii) the Issuer that is named in the Disclosure Document or registration statement relating to a Secondary Market Transaction (the "Registration Statement"), and each of the Issuer's directors, each of its officers who have signed the Registration Statement and each person or entity who controls the Issuer or the Lender within the meaning of Section 15 of the Securities Act or Section 30 of the Exchange Act (collectively within clause (iii), the "Lender Group"), and each of its directors and each person who controls each of the Underwriters, within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the "Underwriter Group") for any losses, claims, damages or liabilities (the "Liabilities") to which Lender, the Lender Group or the Underwriter Group may become subject (including reimbursing all of them for reasonable legal expenses or any other expenses actually incurred in connection with investigating or defending the Liabilities) insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any of the Provided Information or in any of the applicable portions of such sections of the Disclosure Document applicable to Borrowers, Manager, Guarantor, the Properties or the Loan, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in the applicable portions of such sections or necessary in order to make the statements in the applicable portions of such sections in light of the circumstances under which they were made, not misleading; provided, however, that Borrowers shall not be required to indemnify Lender for any Liabilities relating to untrue statements or omissions which Borrowers identified to Lender in writing at the time of Borrowers' examination of such Disclosure Document.
9.1.4 Borrower Indemnity Regarding Filings.  In connection with filings under the Exchange Act, Borrowers shall (a) indemnify Lender, the Lender Group and the Underwriter Group for any Liabilities to which Lender, the Lender Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon the omission or alleged omission to state in the Provided Information a material fact required to be stated in the Provided Information in order to make the statements in the Provided Information, in light of the circumstances under which they were made not misleading and (b) reimburse Lender, the Lender Group or the Underwriter Group for reasonable legal expenses or any other expenses actually incurred by Lender, Lender Group or the Underwriter Group in connection with defending or investigating the Liabilities.
9.1.5 Indemnification Procedure.  Promptly after receipt by an indemnified party under Section 9.1.3 or Section 9.1.4 hereof of notice of the commencement of any action for which a claim for indemnification is to be made against Borrowers, such indemnified party shall notify Borrowers in writing of such commencement, but the omission to so notify Borrowers will not relieve Borrowers from any liability that they may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to Borrowers.  If any action is brought against any indemnified party, and it notifies Borrowers of the commencement thereof, Borrowers will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice of commencement, to assume the defense thereof with counsel satisfactory to such indemnified party in its discretion.  After notice from Borrowers to such indemnified party under this Section 9.1.5, Borrowers shall not be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both Borrowers and an indemnified party, and any indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to Borrowers, then the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Borrowers shall not be liable for the expenses of more than one separate counsel unless there are legal defenses available to it that are different from or additional to those available to another indemnified party.  Without the prior written consent of Lender (which consent shall not be unreasonably withheld or delayed), no Borrower shall settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Borrower is an actual or potential party to such claim, action, suit or proceeding) unless such Borrower shall have given Lender reasonable prior written notice thereof and shall have obtained an unconditional release of each indemnified party hereunder from all liability arising out of such claim, action, suit or proceedings.
9.1.6 Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 9.1.3 or Section 9.1.4 hereof is for any reason held to be unenforceable by an indemnified party in respect of any Liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 9.1.3 or Section 9.1.4 hereof, Borrowers shall contribute to the amount paid or payable by the indemnified party as a result of such Liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation.  In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered:  (a) the Lender Group's and Borrowers' relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (b) the opportunity to correct and prevent any statement or omission; and (c) any other equitable considerations appropriate in the circumstances.  Lender and Borrowers hereby agree that it may not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.
9.1.7 Survival.  The liabilities and obligations of each Borrower and Lender under this Section 9.1 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.
9.2 Severance of Loan.  Lender, without in any way limiting Lender's other rights hereunder, shall have the right, at any time (whether prior to, in connection with, or after any Secondary Market Transaction), with respect to all or any portion of the Loan, to modify, split and/or sever all or any portion of the Loan as hereinafter provided.  Without limiting the foregoing, Lender may (a) cause the Note and the Mortgages to be split into a first and second mortgage loan, (b) create one or more senior and subordinate notes (i.e., an A/B or A/B/C structure), (c) create multiple components of the Note or Notes (and allocate or reallocate the principal balance of the Loan among such components), (d) otherwise sever the Loan into two (2) or more loans secured by mortgages and by a pledge of partnership or membership interests (directly or indirectly) in Borrowers (i.e., a senior loan/mezzanine loan structure), in each such case described in clauses (a) through (d) above, in whatever proportion and whatever priority Lender determines, and (e) modify the Loan Documents with respect to the newly created notes or components of the Note or Notes such that the pricing and marketability of the Securities and the size of each class of Securities and the rating assigned to each such class by the Rating Agencies shall provide the most favorable rating levels and achieve the optimum rating levels for the Loan.  Notwithstanding the foregoing, no such amendment described above shall (i) modify or amend any material economic term of the Loan, or (ii) materially increase the obligations, or decrease the rights, of any Borrower under the Loan Documents; provided, however, in each such instance the outstanding principal balance of all the notes evidencing the Loan (or components of such notes) immediately after the effective date of such modification equals the outstanding principal balance of the Loan immediately prior to such modification and the weighted average of the interest rates for all such note(s) (or components thereof) immediately after the effective date of such modification equals the Interest Rate immediately prior to such modification (provided, however, that it is agreed that partial prepayments of principal, including resulting from a Casualty/Condemnation Prepayment may cause the weighted average Interest Rate to change over time due to the non-pro rata allocation of such prepayments between any such separate notes, participations or counterparts).  If requested by Lender, Borrowers (and Borrowers' constituent members, if applicable, and Guarantor) shall execute within two (2) Business Days after such request, such documentation as Lender may reasonably request to evidence and/or effectuate any such modification or severance.  At Lender's election, each note comprising the Loan may be subject to one or more Securitizations.  Lender shall have the right to modify the Note and/or Notes and any components in accordance with this Section 9.2 and, provided that such modification shall comply with the terms of this Section 9.2, it shall become immediately effective.
9.3 Costs and Expenses.  Notwithstanding anything to the contrary contained in this Article 9, Borrowers shall not be required to incur any material costs or expenses in the performance of its obligations under Section 9.1 hereof or Section 9.2 hereof (excluding the indemnity obligations set forth in each such section), other than expenses of Borrowers' counsel, accountants and consultants.
10. MISCELLANEOUS
10.1 Exculpation.  Subject to the qualifications below, Lender shall not enforce the liability and obligation of any Borrower to perform and observe the obligations contained in the Loan Documents by any action or proceeding wherein a money judgment shall be sought against such Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest and rights under the Loan Documents, or in all or any of the Properties, the Rents or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against a Borrower only to the extent of such Borrower's interest in the Properties, in the Rents and in any other collateral given to Lender.  The provisions of this Section 10.1 shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by any Loan Document, (ii) impair the right of Lender to name one or more Borrowers as a party defendant in any action or suit for foreclosure and sale under any Mortgage, (iii) affect the validity or enforceability of any of the Loan Documents or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder, (iv) impair the right of Lender to obtain the appointment of a receiver, (v) impair the enforcement of the Assignments of Leases and Rents, (vi) constitute a prohibition against Lender to commence any other appropriate action or proceeding in order for Lender to fully realize the security granted by any Mortgage or to exercise its remedies against all or any of the Properties or (vii) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrowers, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys' fees and costs reasonably incurred) arising out of or in connection with the following (all such liability and obligation of Borrower for any or all of the following being referred to herein as "Borrowers' Recourse Liabilities"):
(a)
fraud, willful misconduct, misrepresentation or failure to disclose a material fact by or on behalf of any Borrower, Guarantor or any Affiliate of any Borrower or Guarantor, or any of their respective agents or representatives in connection with the Loan, including by reason of any claim under the Racketeer Influenced and Corrupt Organizations Act (RICO);

(b)
the forfeiture by any Borrower of any Property, or any portion thereof, because of the conduct or purported conduct of criminal activity by such Borrower or Guarantor or any of their respective agents or representatives in connection therewith;

(c)
material physical waste of any Property or any portion thereof (including the abandonment of any Property) by any Borrower or Guarantor or any of their respective agents or representatives, or, after an Event of Default, the removal or disposal of any material portion of any Property by any Borrower or Guarantor or any of their respective agents or representatives;

(d)
any Proceeds paid by reason of any Insured Casualty or any Award received in connection with a Condemnation or other sums or payments attributable to any Property not applied in accordance with the provisions of the Loan Documents (except to the extent that a Borrower did not have the legal right, because of a bankruptcy, receivership or similar judicial proceeding, to direct disbursement of such sums or payments);

(e)
all Rents of any Property received or collected by or on behalf of any Borrower after an Event of Default and not applied to payment of Principal and interest due under the Note, and to the payment of actual and reasonable operating expenses of such Property, as they become due or payable (except to the extent that such application of such funds is prevented by bankruptcy, receivership, or similar judicial proceeding in which such Borrower is legally prevented from directing the disbursement of such sums);

(f)
misappropriation or conversion by or on behalf of any Borrower (including failure to turn over to Lender on demand following an Event of Default) of any gross revenues (including Rents, advance deposits, any other deposits, rents collected in advance, funds held by any Borrower for the benefit of another party and Lease Termination Payments);

(g)
the failure to pay Property Taxes (unless, with respect to Real Estate Taxes, Lender is paying such Real Estate Taxes pursuant to Section 3.3 hereof, sufficient funds are in the Tax Subaccount to make such payment, Lender is otherwise obligated to (and has the right to) make such payments, and Lender has failed to make such payments);

(h)
the breach of any representation, warranty, covenant or indemnification in any Loan Document concerning Environmental Laws or Hazardous Substances, including Sections 4.21 and 5.8 hereof, and clauses (h) through (l) of Section 5.30 hereof;

(i)	the failure to pay any charges for labor or materials or other charges that can create Liens on any Borrower's interest in any portion of any of the Properties;
(j)	any security deposits, advance deposits or any other deposits collected with respect to any of the Properties which are not delivered to Lender in accordance with the provisions of the Loan Documents;
(k)
the failure to obtain and maintain the fully paid for Policies in accordance with Section 7.1.1 hereof (unless, with respect to Insurance Premiums, Lender is paying such Insurance Premiums pursuant to Section 3.4 hereof, sufficient funds are in the Insurance Subaccount to make such payment, Lender is otherwise obligated to (and has the right to) pay for such Insurance Premiums, and Lender has failed to make such payments);

(l)	Borrowers' indemnification of Lender set forth in Sections 5.30, 9.1 and 9.2 hereof;
(m)	any cost or expense incurred by Lender in connection with the enforcement of its rights and remedies hereunder or any other Loan Document;
(n)	the breach of the covenant set forth in Sections 2.6.5 or 2.6.6 hereof; and/or
(o)	there occurs a breach of any covenant set forth in Section 5.33 hereof that is not cured within the applicable grace or cure period.
Notwithstanding anything to the contrary in this Agreement or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt in accordance with the Loan Documents, and (B) Lender's agreement not to pursue personal liability of Borrowers as set forth above SHALL BECOME NULL AND VOID and shall be of no further force and effect, and the Debt shall be fully recourse to Borrowers in the event that one or more of the following occurs (each, a "Springing Recourse Event"):
(i)	an Event of Default described in Section 8.1(d) hereof shall have occurred;
(ii)
a breach of any of the representations set forth in any "Certificate Re 'Recycled' Special Purpose Entity" delivered to Lender in connection with the Loan or a breach of the representation set forth in Section 4.1(b) hereof or a breach of the covenants set forth in Section 5.13 hereof;

(iii)
any Borrower files a voluntary petition under the Bankruptcy Code or files a petition for bankruptcy, reorganization or similar proceeding pursuant to any other Federal or state bankruptcy, insolvency or similar law;

(iv)
any Borrower is substantively consolidated with any other Person; unless such consolidation was involuntary and not consented to by such Borrower, any Sole Member or Guarantor and is discharged, stayed or dismissed within thirty (30) days following the occurrence of such consolidation;

(v)
the filing of an involuntary petition against any Borrower under the Bankruptcy Code or an involuntary petition for bankruptcy, reorganization or similar proceeding pursuant to any other Federal or state bankruptcy, insolvency or similar law by any other Person in which (x) such Borrower or any Affiliate, officer, director or representative which, directly or indirectly, Controls such Borrower colludes with or otherwise assists such Person, and/or (y) such Borrower or any Affiliate, officer, director or representative which, directly or indirectly, Controls any Borrower solicits or causes to be solicited petitioning creditors for any involuntary petition against any Borrower by any Person;

(vi)
any Borrower or any Affiliate, officer, director or representative which, directly or indirectly, Controls any Borrower files an answer consenting to, or otherwise acquiescing in, or joining in, any involuntary petition filed against it by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law;

(vii)
any Borrower or any Affiliate, officer, director or representative which, directly or indirectly, Controls any Borrower consents to, or acquiesces in, or joins in, an application for the appointment of a custodian, receiver, liquidator, trustee or examiner for any Borrower or any portion of any Property;

(viii)	any Borrower makes an assignment for the benefit of creditors or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due;
(ix)
if Guarantor, any Borrower or any Affiliate of any of the foregoing, in connection with any enforcement action or exercise or assertion of any right or remedy by or on behalf of Lender under or in connection with the Note, the Mortgages or any other Loan Document, seeks a defense, judicial intervention or injunctive or other equitable relief of any kind or asserts in a pleading filed in connection with a judicial proceeding any defense against Lender or any right in connection with any security for the Loan which the court in any such action or proceeding determines that such Borrower's defense is without merit or such request for judicial intervention or injunctive or other equitable relief is unwarranted.

10.2 Brokers and Financial Advisors.
(a) Each Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the Loan other than Newmark Knight Frank ("Broker") whose fees shall be paid by Borrowers pursuant to a separate agreement.  Borrowers shall indemnify and hold Lender harmless from and against any and all claims, liabilities, costs and expenses (including attorneys' fees, whether incurred in connection with enforcing this indemnity or defending claims of third parties) of any kind in any way relating to or arising from a claim by any Person (including Broker) that such Person acted on behalf of Borrowers in connection with the transactions contemplated herein.  The provisions of this Section 10.2 shall survive the expiration and termination of this Agreement and the repayment of the Debt.
(b) Notwithstanding anything in Section 10.2(a) hereof to the contrary, each Borrower hereby acknowledges that (i) at Lender's sole discretion, Broker may receive further consideration from Lender relating to the Loan or any other matter for which Lender may elect to compensate Broker pursuant to a separate agreement between Lender and Broker and (ii) Lender shall have no obligation to disclose to any Borrower the existence of any such agreement or the amount of any such additional consideration paid or to be paid to Broker whether in connection with the Loan or otherwise.
10.3 Retention of Servicer.
(a) At the option of Lender, the Loan may be serviced by the Servicer may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the "Servicing Agreement") between Lender and the Servicer.  Borrowers shall not be responsible for any set-up fees or any other initial costs relating to or arising under the Servicing Agreement.  Borrowers shall not be responsible for payment of the regular ongoing master servicing fee due to the Servicer under the Servicing Agreement.
(b) Borrowers shall pay any fees and expenses of the Servicer or Lender and any customary third-party fees and expenses in connection with a prepayment, release of any Property, approvals under the Loan Documents requested by Borrowers, assumption of Borrowers' obligations or modification of the Loan, as well as any fees and expenses in connection with the special servicing or work-out of the Loan or enforcement of the Loan Documents, including, special servicing fees, operating or trust advisor fees (if the Loan is a specially serviced loan or in connection with a workout), work-out fees, liquidation fees, reasonable attorney's fees and expenses and other fees and expenses in connection with the modification or restructuring of the Loan.
10.4 Survival.  This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as any of the Debt is unpaid or such longer period if expressly set forth in this Agreement.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party.  All of Borrowers' covenants and agreements in this Agreement shall inure to the benefit of the respective legal representatives, successors and assigns of Lender.
10.5 Lender's Discretion; Rating Agency Review Waiver.
(a) Whenever pursuant to this Agreement or any other Loan Document, Lender exercises any right given to it to request, approve or disapprove, or consent or withhold consent, or any arrangement or term is to be satisfactory to Lender or is to be in Lender's discretion, the decision of Lender to request, approve or disapprove, to consent or withhold consent, or to decide whether arrangements or terms are satisfactory or not satisfactory, or acceptable or unacceptable or in Lender's discretion shall (except as is otherwise specifically herein provided) be in the sole and absolute discretion of Lender and shall be final and conclusive.  Additionally, whenever in this Agreement or any other Loan Document, Lender exercises any right given to it to approve or disapprove, or consent or withhold consent, or any arrangement or term is to be satisfactory to Lender in Lender's reasonable discretion, or Lender agrees to not withhold, condition or delay its consent, the decision of Lender to approve or disapprove, to consent, condition, delay or withhold consent, or to decide whether arrangements or terms are satisfactory or not satisfactory, or acceptable or unacceptable or in Lender's discretion shall (except as is otherwise specifically herein provided) be in the sole and absolute discretion of Lender while an Event of Default is continuing unless otherwise specifically herein provided.
(b) Whenever, pursuant to this Agreement or any other Loan Documents, a Rating Comfort Letter is required from each applicable Rating Agency, in the event that any applicable Rating Agency "declines review", "waives review" or otherwise indicates in writing or otherwise to Lender's or Servicer's satisfaction that no Rating Comfort Letter will or needs to be issued with respect to the matter in question (each, a "Review Waiver"), then the Rating Comfort Letter requirement with respect to such Rating Agency shall be deemed to be satisfied with respect to such matter.  It is expressly agreed and understood, however, that receipt of a Review Waiver (i) from any one Rating Agency shall not be binding or apply with respect to any other Rating Agency and (ii) with respect to one matter shall not apply or be deemed to apply to any subsequent matter for which Rating Comfort Letter is required.
(c) Prior to a Securitization or in the event that there is a Review Waiver, if Lender does not have a separate and independent approval right with respect to the matter in question, then the term Rating Agency Confirmation shall be deemed instead to require the prior written consent of Lender.
10.6 Governing Law.
(a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY LENDER AND ACCEPTED BY BORROWERS IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS CREATED PURSUANT TO THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED ACCORDING TO, THE LAW OF THE STATE, COMMONWEALTH OR DISTRICT, AS APPLICABLE, IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, COMMONWEALTH OR DISTRICT, AS APPLICABLE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND THE DEBT.  TO THE FULLEST EXTENT PERMITTED BY LAW, EACH BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO § 5‑1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWERS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK COUNTY, NEW YORK AND EACH BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.  EACH BORROWER DOES HEREBY DESIGNATE AND APPOINT INCORP SERVICES, INC. AT ONE COMMERCE PLAZA – 99 WASHINGTON AVENUE, SUITE 805‑A, ALBANY, NEW YORK 12210-2822, AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND EACH BORROWER AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE OF SUCH BORROWER MAILED OR DELIVERED TO SUCH BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH BORROWER (UNLESS LOCAL LAW REQUIRES ANOTHER METHOD OF SERVICE), IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK.  EACH BORROWER (i) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (ii) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (iii) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.  NOTWITHSTANDING THE FOREGOING, LENDER SHALL HAVE THE RIGHT TO INSTITUTE ANY LEGAL SUIT, ACTION OR PROCEEDING FOR THE ENFORCEMENT OR FORECLOSURE OF ANY LIEN ON ANY COLLATERAL FOR THE LOAN IN ANY FEDERAL OR STATE COURT IN ANY JURISDICTION(S) THAT LENDER MAY ELECT IN ITS SOLE AND ABSOLUTE DISCRETION, AND EACH BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.
10.7 Modification, Waiver in Writing.  No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party or parties against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given.  Except as otherwise expressly provided herein, no notice to or demand on any Borrower shall entitle any Borrower to any other or future notice or demand in the same, similar or other circumstances.  Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege.  In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under any Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under the Loan Documents, or to declare an Event of Default for failure to effect prompt payment of any such other amount.  Lender shall have the right to waive or reduce any time periods that Lender is entitled to under the Loan Documents in its sole and absolute discretion.
10.8 Trial by Jury.  EACH BORROWER AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  EITHER PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER.
10.9 Headings/Schedules.  The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.  The Schedules attached hereto, are hereby incorporated by reference as a part of this Agreement with the same force and effect as if set forth in the body hereof.
10.10 Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
10.11 Preferences.  Upon the occurrence and continuance of an Event of Default, Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrowers to any portion of the Debt.  To the extent Borrowers make a payment to Lender, or Lender receives proceeds of any collateral, which is in whole or part subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Debt or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.  This provision shall survive the expiration or termination of this Agreement and the repayment of the Debt.
10.12 Waiver of Notice.  No Borrower shall be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or any other Loan Document specifically and expressly requires the giving of notice by Lender to such Borrower and except with respect to matters for which such Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.  Each Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which no Loan Document specifically and expressly requires the giving of notice by Lender to such Borrower.
10.13 Remedies of Borrower.  If a claim or adjudication is made that Lender or any of its agents, including Servicer, has acted unreasonably or unreasonably delayed acting in any case where by law or under any Loan Document, Lender or any such agent, as the case may be, has an obligation to act reasonably or promptly, Borrowers agree that neither Lender nor its agents, including Servicer, shall be liable for any monetary damages, and Borrowers' sole remedy shall be to commence an action seeking injunctive relief or declaratory judgment.  Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.  Each Borrower specifically waives any claim against Lender and its agents, including Servicer, with respect to actions taken by Lender or its agents on Borrowers' behalf.  Additionally, and without limiting any of the other provisions contained herein, each Borrower hereby unconditionally and irrevocably waives, to the maximum extent permitted by applicable law, any rights it may have to claim or recover against Lender in any legal action or proceeding any special, exemplary, punitive or consequential damages.
10.14 Prior Agreements.  This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements, understandings and negotiations among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents.
10.15 Offsets, Counterclaims and Defenses.  Each Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against one or more Borrowers by Lender or its agents, including Servicer, or otherwise offset any obligations to make payments required under the Loan Documents.  Any assignee of Lender's interest in and to the Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which one or more Borrowers may otherwise have against any assignor of such documents, and no such offset, counterclaim or defense shall be interposed or asserted by one or more Borrowers in any action or proceeding brought by any such assignee upon such documents, and any such right to interpose or assert any such offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrowers.
10.16 Publicity.  All news releases, publicity or advertising by any Borrower or its Affiliates through any media intended to reach the general public, which refers to the Loan Documents, the Loan, Lender or any member of the Lender Group, a Loan purchaser, the Servicer or the trustee in a Secondary Market Transaction, shall be subject to the prior written approval of Lender.  Lender shall have the right to issue any of the foregoing without any Borrower's approval.
10.17 No Usury.  Borrowers and Lender intend at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under state law) and that this Section 10.17 shall control every other agreement in the Loan Documents.  If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Note or any other Loan Document, or contracted for, charged, taken, reserved or received with respect to the Debt, or if Lender's exercise of the option to accelerate the maturity of the Loan or any prepayment by Borrowers results in Borrowers having paid any interest in excess of that permitted by applicable law, then it is Borrowers' and Lender's express intent that all excess amounts theretofore collected by Lender shall be credited against the unpaid Principal and all other Debt (or, if the Debt has been or would thereby be paid in full, refunded to Borrowers), and the provisions of the Loan Documents immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder.  All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.  Notwithstanding anything to the contrary contained in any Loan Document, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.
10.18 Conflict; Construction of Documents; Reliance.  In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control.  The parties hereto acknowledge that each is represented by separate counsel in connection with the negotiation, drafting, execution and delivery of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party that drafted them.  Each Borrower acknowledges that, with respect to the Loan, such Borrower shall rely solely on its own judgment and advisors in entering into the Loan, without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or affiliate of Lender.  Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or affiliate of Lender of any equity interest any of them may acquire in Borrowers, and each Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies.  Each Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrowers or its Affiliates.
10.19 No Joint Venture or Partnership; No Third Party Beneficiaries.
(a) Borrowers and Lender intend that the relationships created under the Loan Documents be solely that of borrowers and lender.  Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common or joint tenancy relationship between Borrowers and Lender nor to grant Lender any interest in any of the Properties other than that of mortgagee, beneficiary or lender.
(b) The Loan Documents are solely for the benefit of Lender and Borrowers and nothing contained in any Loan Document shall be deemed to confer upon anyone other than Lender and Borrowers any right to insist upon or to enforce the performance or observance of any of the obligations contained therein.
10.20 Spread Maintenance Premium.  Borrowers acknowledge that (a) Lender is making the Loan in consideration of the receipt by Lender of all interest and other benefits intended to be conferred by the Loan Documents and (b) if payments of Principal are made to Lender prior to the Spread Maintenance Date, for any reason whatsoever, whether voluntary, as a result of Lender's acceleration of the Loan after an Event of Default, by operation of law or otherwise, Lender will not receive all such interest and other benefits and may, in addition, incur costs.  For these reasons, and to induce Lender to make the Loan, each Borrower agrees that, except as expressly provided in Article 7 hereof, all prepayments, if any, whether voluntary or involuntary, made prior to the Spread Maintenance Date will be accompanied by the Spread Maintenance Premium applicable thereto; provided, however, that the foregoing shall not be deemed to imply that the Loan may be voluntarily prepaid in any manner or under any circumstance other than as expressly set forth in this Agreement.  Such Spread Maintenance Premium shall be required whether payment is made by one or more Borrowers, by a Person on behalf of one or more Borrowers, or by the purchaser at any foreclosure sale, and may be included in any bid by Lender at such sale.  Each Borrower further acknowledges that: (i) it is a knowledgeable real estate developer and/or investor; (ii) it fully understands the effect of the provisions of this Section 10.20, as well as the other provisions of the Loan Documents; (iii) the making of the Loan by Lender at the Interest Rate and other terms set forth in the Loan Documents are sufficient consideration for Borrowers' obligation to pay a Spread Maintenance Premium (if required); and (iv) Lender would not make the Loan on the terms set forth herein without the inclusion of such provisions.  Each Borrower also acknowledges that the provisions of this Agreement limiting the right of prepayment and providing for the payment of the Spread Maintenance Premium and other charges specified herein were independently negotiated and bargained for, and constitute a specific material part of the consideration given by Borrower to Lender for the making of the Loan except as expressly permitted hereunder.
10.21 Assignments and Participations.  In addition to any other rights of Lender hereunder, the Loan, the Note, the Loan Documents and/or Lender's rights, title, obligations and interests therein may be sold, assigned, participated or otherwise transferred by Lender and any of its successors and assigns to any Person at any time in its sole and absolute discretion, in whole or in part, whether by operation of law (pursuant to a merger or other successor in interest) or otherwise without notice to or consent from Borrowers or any other Person.  Upon such assignment, all references to Lender in this Agreement and in any Loan Document shall be deemed to refer to such assignee or successor in interest and such assignee or successor in interest shall thereafter stand in the place of Lender in all respects.  Except as expressly permitted herein, no Borrower may assign its rights, title, interests or obligations under this Agreement or under any of the Loan Documents.
10.22 Intentionally Omitted.
10.23 Waiver of Marshalling of Assets.  To the fullest extent permitted by law, each Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of such Borrower, such Borrower's members or partners, as applicable, and others with interests in such Borrower, and of the Property owned by such Borrower, and shall not assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property owned by such Borrower for the collection of the Debt without any prior or different resort for collection, or of the right of Lender to the payment of the Debt out of the net proceeds of the Property owned by such Borrower in preference to every other claimant whatsoever.
10.24 Joint and Several Liability.  If more than one Person has executed this Agreement as "Borrower," the representations, covenants, warranties and obligations of all such Persons hereunder shall be joint and several.  Each of the Borrowers shall be jointly and severally liable for payment of the Debt and performance of all other obligations of Borrowers (or any of them) under this Agreement or any other Loan Document.
10.25 Creation of Security Interest.  Notwithstanding any other provision set forth in this Agreement, the Note, the Mortgages or any of the other Loan Documents, Lender may at any time create a security interest in all or any portion of its rights under this Agreement, the Note, the Mortgages and any other Loan Document (including the advances owing to it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.
10.26 Cross Default; Cross Collateralization.  Each Borrower acknowledges that Lender has made the Loan to Borrowers upon the security of its collective interest in the Properties and in reliance upon the aggregate of the Properties taken together being of greater value as collateral security than the sum of the Properties taken separately.  Each Borrower agrees that the Mortgages are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default under any of the Mortgages shall constitute an Event of Default under each of the other Mortgages which secure the Note; (ii) an Event of Default under the Note or this Agreement shall constitute an Event of Default under each Mortgage; and (iii) each Mortgage shall constitute security for the Note as if a single blanket lien were placed on all of the Properties as security for the Note.

10.27 Contribution Among Borrowers. Notwithstanding that Borrowers are jointly and severally liable to Lender for payment of the Loan, as among Borrowers, each shall be liable only for such Borrower's Allocated Amount (as hereinafter defined) and, accordingly, each Borrower whose Property or other assets are, from time to time, utilized to satisfy a portion of the Debt in excess of such Borrower's Allocated Loan Amount, shall be entitled, commencing 95 days after payment in full of the Debt, to contribution from each of the other Borrowers pro-rata in accordance with their respective liabilities in accordance with this Agreement.  This Allocated Amount for each Borrower shall equal the Allocated Loan Amount for the Property owned by such Borrower.

10.28 Certain Additional Rights of Lender.  Notwithstanding anything to the contrary which may be contained in this Agreement, Lender shall have:
(a) the right to routinely consult with Borrowers' management regarding the significant business activities and business and financial developments of Borrowers, provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of hazardous substances.  Consultation meetings should occur on a regular basis (no less frequently than quarterly) with Lender having the right to call special meetings at any reasonable times;
(b) the right, in accordance with the terms of this Agreement, to examine the books and records of each Borrower at any time upon reasonable notice;
(c) the right, in accordance with the terms of this Agreement, to receive monthly, quarterly and year-end financial reports, including balance sheets, statements of income, shareholders' equity and cash flow, a management report and schedules of outstanding indebtedness;
(d) the right, without restricting any other rights of Lender under this Agreement (including any similar right), to restrict financing to be obtained with respect to the Properties so long as any portion of the Debt remains outstanding;
(e) the right, without restricting any other right of Lender under this Agreement or the other Loan Documents (including any similar right), to restrict, upon the occurrence of an Event of Default, Borrowers' payments of management, consulting, director or similar fees to Affiliates of Borrowers from the Rents;
(f) the right, without restricting any other rights of Lender under this Agreement (including any similar right), to approve any acquisition by any Borrower of any other significant property (other than personal property required for the day to day operation of the Property owned by such Borrower); and
(g) the right, without restricting any other rights of Lender under this Agreement (including any similar right), to restrict the transfer of interests in any Borrower held by its members, and the right to restrict the transfer of interests in such member, except for any transfer that is a Permitted Transfer.
The rights described above may be exercised directly or indirectly by any Person that owns substantially all of the ownership interests in Lender.  The provisions of this Section are intended to satisfy the requirement of management rights for purposes of the Department of Labor "plan assets" regulation 29 C.F.R., Section 2510.3-101.
10.29 Set-Off.  In addition to any rights and remedies of Lender provided by this Agreement and by law, Lender shall have the right in its sole discretion, without prior notice to any Borrower, any such notice being expressly waived by each Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by any Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Affiliate thereof to or for the credit or the account of Borrowers.  Lender agrees promptly to notify Borrowers after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.
10.30 Intentionally Omitted.
10.31 Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.
10.32 Negation of Implied Right to Cure Events of Default.  Notwithstanding anything contained in this Agreement or any of the other Loan Documents providing that certain rights, remedies or privileges are only available to Lender during the "continuance" of an Event of Default (or words of similar import), each Borrower expressly acknowledges and agrees that it does not have the right to cure an Event of Default once the same has occurred under this Agreement or any other Loan Document and Lender has delivered Borrowers written notice of such Event of Default, in each case without the consent of Lender, which consent may be withheld, delayed or denied by Lender in its sole and absolute discretion.
10.33	Acknowledgement and Consent to Bail-In of EEA Financial Institutions.
(a) Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the respective parties thereto, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(i)
the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(ii)	the effects of any Bail-in Action on any such liability, including, if applicable:
(A)	a reduction in full or in part or cancellation of any such liability;
(B)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(C)	the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
(b) As used in this Section 10.33 the following terms have the following meanings ascribed thereto:
(i)	"Bail-In Action" means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution;
(ii)
"Bail-In Legislation" means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule;

(iii)
"EEA Financial Institution" means (A) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority; (B) any entity established in an EEA Member Country which is a parent of an institution described in clause (A) of this definition, or (C) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (A) or (B) of this definition and is subject to consolidated supervision with its parent;

(iv)	"EEA Member Country" means any of the member states of the European Union, Iceland, Liechtenstein, and Norway;
(v)
"EEA Resolution Authority" means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution;

(vi)	"EU Bail-In Legislation Schedule" means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time; and
(vii)
"Write-Down and Conversion Powers" means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

10.34 Registered Obligations.
(a) Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the Note is, and any other promissory notes issued under the Loan Documents shall be, registered as to both principal and any stated interest.
(b) If Lender sells a participation interest in the Loan, Lender shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant's interest in the Loan or other obligations under the Loan Documents (the "Participant Register"); provided that Lender shall not have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(c) Lender or its designee, acting for this purpose solely as a non-fiduciary agent of Borrowers, shall maintain a register (the "Register") for the recordation of the name and address of each Lender, the outstanding Principal, accrued and unpaid interest and other fees due it hereunder (any such amount a "Borrower Obligation") and whether such Lender is the original Lender or an assignee pursuant to an assignment under Section 10.21.  The Register shall be made available for inspection by Borrowers or Lender at any reasonable time and from time to time upon reasonable prior notice. The entries in the Register shall be conclusive, absent manifest error, and Borrowers and Lender shall treat the Person whose name is recorded in the Register pursuant to the terms hereof as the owner of any Borrower Obligation held by such holder, as indicated in the Register, for all purposes of this Agreement.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.
BORROWERS:
MVP HAWAII MARKS GARAGE, LLC,
a Delaware limited liability company

By: MVP Realty Advisors, LLC,
 a Nevada limited-liability company,
 its manager

By: /s/ Michael Shustek
Name: Michael V. Shustek
Title: Manager

MVP INDIANAPOLIS CITY PARK GARAGE, LLC,
a Delaware limited liability company

By: MVP Realty Advisors, LLC,
 a Nevada limited-liability company,
 its manager

By: /s/ Michael Shustek
Name: Michael V. Shustek
Title: Manager

MVP INDIANAPOLIS WASHINGTON STREET LOT, LLC,
a Delaware limited liability company

By: MVP Realty Advisors, LLC,
 a Nevada limited-liability company,
 its manager

By: /s/ Michael Shustek
Name: Michael V. Shustek
Title: Manager

MVP NEW ORLEANS RAMPART, LLC,
a Delaware limited liability company

By: MVP Realty Advisors, LLC,
 a Nevada limited-liability company,
 its manager

By: /s/ Michael Shustek
Name: Michael V. Shustek
Title: Manager

MVP RAIDER PARK GARAGE, LLC,
a Delaware limited liability company

By: MVP Realty Advisors, LLC,
 a Nevada limited-liability company,
 its manager

By: /s/ Michael Shustek
Name: Michael V. Shustek
Title: Manager

MVP MILWAUKEE WELLS LLC,
a Nevada limited-liability company

By: MVP Realty Advisors, LLC,
 a Nevada limited-liability company,
 its manager

By: /s/ Michael Shustek
Name: Michael V. Shustek
Title: Manager

LENDER:
LOANCORE CAPITAL CREDIT REIT LLC,
a Delaware limited liability company

By:	/s/ Paul Stepan Name: Paul Stepan Title: Managing Director

Schedule 1

 Location of Properties
"Hawaii Property" 1140 Bethel Street Honolulu, Hawaii 96813	"City Park Property" 110/112 East Washington Street Indianapolis, Indiana 46204
"Washington Street Property" 301 East Washington Street Indianapolis, Indiana 46204	"New Orleans Property" 342 North Rampart Street New Orleans, Louisiana 70112
"Raider Park Property" 2522 Marsha Sharp Freeway Lubbock, Texas 79415	"Milwaukee Property" 735 and 749 North 2nd Street 746-752 North Old World Third Street 215 West Wells Street Milwaukee, Wisconsin 53203

Schedule 2

 Required Repairs
Pursuant to (i) that certain Property Condition Report with respect to the Hawaii Property, prepared by Partner Engineering and Science, Inc. (Partner Project Number 18‑224361.1) and dated as of September 6, 2018, (ii) that certain Property Condition Report with respect to the Washington Street Property, prepared by AEI Consultants (AEI Project Number 393137) and dated as of August 23, 2018, and (iii) that certain Property Condition Report with respect to the Raider Park Property, prepared by Partner Engineering and Science, Inc. (Partner Project Number 18‑224466.1) and dated as of September 7, 2018
Required Repair Item	Estimated Cost	Reserve Deposit Amount (125%) of Estimated Cost
Hawaii Property
1. Section 3.2.2 Repair potholes in asphalt-paved areas	$2,000.00	$2,500.00
2. Section 3.2.6 Inspection of integrity of signage mounting brackets	$500.00	$625.00
3. Section 5.3 Secure breaker panel at stairwell	$0	$0
4. Section 5.4.1 Load test freight elevator	$1,200.00	$1,500.00
Washington Street Property
1. Section 3.3.6 Fire Sprinkler System, Inspect	$1,500.00	$1,875.00
2. Section 3.3.6 Fire Alarm System, Inspect	$1,000.00	$1,250.00

Required Repair Item	Estimated Cost	Reserve Deposit Amount (125%) of Estimated Cost
Raider Park Property
1. Section 3.2.2 Repair pavement spalling	$1,500.00	$1,875.00
2. Section 3.2.2 Restripe parking	$15,000.00	$18,750.00
3. Section 3.2.6 Replace deteriorated vinyl decal signage on storefront windows	$2,500.00	$3,125.00
4. Section 3.2.10 Drain and seal/repair the two water cisterns at the SW and SE corner of the structure	$3,500.00	$4,375.00
5. Section 4.3.1 Replace brick veneer caulking and seal brick fractures on the west building elevation	$7,500.00	$9,375.00
6. Section 4.3.2 Replace vandalized garage door windows	$13,200.00	$16,500.00
7. Section 4.3.3 Repair/replace damaged access doors and associated hardware	$15,000.00	$18,750.00
8. Section 5.2 Repair BAC cooling tower circulation line leaks	$2,500.00	$3,125.00
9. Section 5.5.2 Repair and re-inspect fire alarm panel	$2,500.00	$3,125.00
10. Section 7.0 Install "Van-Accessible" ADA parking signs	$600.00	$750.00
	Total Reserved:	$87,500.00

Schedule 3

 Exceptions to Representations and Warranties
Section 4.6 Title.
A.	The Property, or a portion thereof, is affected by the following option or option(s) to purchase:
(i)
The Redevelopment Authority of the City of Milwaukee ("RACM") has an option to repurchase as set forth in Agreement for Sale between RACM, and MVP Milwaukee Wells, LLC, recorded May 10, 2018 as Document No. 10775241, as amended by First Amendment to Cooperation, Reimbursement and Redevelopment Agreement recorded June 12, 2018 as Document No. 10784320.  RACM's option is also addressed in Restriction Covenants, Option to Repurchase, Alley Dedication, Tax Exemption Prohibition as set forth in Quit Claim Deed between RACM and MVP Milwaukee Wells, LLC, recorded on May 10, 2018 as Document No. 10775354.

B.	The Milwaukee Property is subject to pending tax parcel account adjustments.
Section 4.16 Leases.
A.	Borrower is not the sole owner of the entire Lessor's interest under the following leases, as required under Section 4.16(h):
(i)	Landlord's interest in the following leases affecting the portion of the Property owned by MVP Raider Park was assigned by MVP Raider Park to Isom Maintenance Company, LLC:
(a)	Parking Facility Lease Agreement APKSHV Lubbock, LP dated April 30, 2010;
(b)	Raider Park Restaurant Group Lease;
(c)	Lease with Cebridge Acquisition, LP d/b/a Suddenlink Communications dated November 1, 2012;
(d)	Site Agreement with Sprint Spectrum Realty Company, LLC, as successor in interest to Sprint Spectrum, LP, dated March 15, 2018;
(e)	Agreement for Installation of Communication Equipment with Pavlov Media, Inc. dated January 7, 2015;
(f)	Parking Facility Lease Agreement Group 1 Automotive dated May 5, 2017; and
(g)	Lease Agreement with RX2G Lubbock, LLC dated August 29, 2017.
B.	The following leases are not subordinate to the Loan Documents by their own terms, and no subordination agreement has been entered into by the applicable tenant, as required under Section 4.16(k):
(i)	Lease Agreement between RaiderPark, LP and APKSHV Lubbock, LP, dated April 30, 2010.
C.	The following documents provide for the payment of lease commissions to a broker, as prohibited by Section 4.16(p):
(i)	Lease Agreement (Space G-01A) with Jane Murao d/b/a haul2hi, dated July 19, 2016;
(ii)	Lease Agreement (Space G-02) with Daniel Ng d/b/a Blank Canvas, dated September 1, 2016;
D.	Tenants, under the following leases, have either assigned its rights under the lease or subleased a portion of the property, in contravention to Section 4.16(q):
(i)	Site Agreement with Sprint Spectrum Realty Company, LLC, as successor in interest to Sprint Spectrum, LP, dated March 15, 2018.
Section 4.19 Purchase Options.
A. The following leases are subject to purchase options:
(i) See disclosure set forth above in Section 4.6.

Schedule 4

 Organization of Borrowers
[see attached page(s)]

Schedule 5

 Definition of Special Purpose Bankruptcy Remote Entity
(I) A "Special Purpose Bankruptcy Remote Entity" means (x) a limited liability company that is a Single Member Bankruptcy Remote LLC or (y) a corporation, limited partnership or limited liability company which at all times since its formation and at all times thereafter:
(i)
was and will be organized solely for the purpose of (A) owning the Property or (B) acting as a general partner of the limited partnership that owns the Property or member of the limited liability company that owns the Property, and all activities incidental thereto;

(ii)
has not engaged and will not engage in any business unrelated to (A) the ownership of the Property, (B) acting as general partner of the limited partnership that owns the Property or (C) acting as a member of the limited liability company that owns the Property, as applicable;

(iii)
has not had and will not have any assets other than those related to the Property or its partnership or member interest in the limited partnership or limited liability company that owns the Property, as applicable;

(iv)
(A) has not engaged, sought or consented to and will not engage in, seek or consent to any dissolution, division, winding up, liquidation, consolidation, merger, asset sale (except as expressly permitted by this Agreement), transfer of partnership or membership interests or the like, or amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or operating agreement (as applicable) and (B) has not been the product of, the subject of or otherwise involved in, in each case, any limited liability company division (whether pursuant to a plan of division or otherwise)

(v)	if such entity is a limited partnership, has and will have, as its only general partners, Special Purpose Bankruptcy Remote Entities that are corporations;
(vi)
if such entity is a corporation, has and will have at least one (1) Independent Director, and has not caused or allowed and will not cause or allow the board of directors of such entity to take any action requiring the unanimous affirmative vote of 100% of the members of its board of directors unless all of the directors and all Independent Director(s) shall have participated in such vote, and the organizational documents of such entity shall provide that no Independent Director may be removed or replaced without Cause and unless such entity provides Lender with not less than three (3) Business Days' prior written notice of (a) any proposed removal of an Independent Director, together with a statement as to the reasons for such removal, and (b) the identity of the proposed replacement Independent Director, together with a certification that such replacement satisfies the requirements set forth in the organizational documents for an Independent Director;

(vii)
if such entity is a limited liability company, has and will have at least one member that has been and will be a Special Purpose Bankruptcy Remote Entity that has been and will be a corporation and such corporation is the managing member of such limited liability company;

(viii)
if such entity is a limited liability company, has and will have articles of organization, a certificate of formation and/or an operating agreement, as applicable, providing that (A) such entity will dissolve only upon the bankruptcy of the managing member, (B) the vote of a majority-in-interest of the remaining members is sufficient to continue the life of the limited liability company in the event of such bankruptcy of the managing member, (C) if the vote of a majority-in-interest of the remaining members to continue the life of the limited liability company following the bankruptcy of the managing member is not obtained, the limited liability company may not liquidate the Property without the consent of the applicable Rating Agencies for as long as the Loan is outstanding and (D) such entity shall be prohibited from effectuating a division (whether pursuant to Section 18-217 of the Act or otherwise);

(ix)
has not, and without the unanimous consent of all of its partners, directors or members (including all Independent Directors), as applicable, will not, with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest (A) file a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally, (B) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such entity or for all or any portion of such entity's properties, (C) make any assignment for the benefit of such entity's creditors or (D) take any action that might cause such entity to become insolvent;

(x)	has remained and intends to remain solvent and has maintained and intends to maintain adequate capital in light of its contemplated business operations;
(xi)	has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;
(xii)	has maintained and will maintain its accounts, books and records separate from any other Person and will file its own Tax returns;
(xiii)	has maintained and will maintain its books, records, resolutions and agreements as official records;
(xiv)	has not commingled and will not commingle its funds or assets with those of any other Person;
(xv)	has held and will hold its assets in its own name;
(xvi)	has conducted and will conduct its business in its name,
(xvii)
has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other Person except as permitted by GAAP or tax basis accounting; provided, however, that any such consolidated financial statement shall contain a note indicating that its separate assets and liabilities are neither available to pay the debts of the consolidated Person nor constitute obligations of the consolidated Person;

(xviii)	has paid and will pay its own liabilities, including the salaries of its own employees, out of its own funds and assets;
(xix)	has observed and will observe all partnership, corporate or limited liability company formalities, as applicable;
(xx)	has maintained and will maintain an arm's-length relationship with its Affiliates;
(xxi)
(a) if such entity owns the Property, has no and will not have any indebtedness other than Permitted Indebtedness, or (b) if such entity acts as the general partner of a limited partnership which owns the Property, has not and will not have any indebtedness other than unsecured trade payables in the ordinary course of business relating to acting as general partner of the limited partnership which owns the Property which (1) do not exceed, at any time, $10,000 and (2) are paid within thirty (30) days of the date incurred, or (c) if such entity acts as a managing member of a limited liability company which owns the Property, has and will have no indebtedness other than unsecured trade payables in the ordinary course of business relating to acting as a member of the limited liability company which owns the Property which (1) do not exceed, at any time, $10,000 and (2) are paid within thirty (30) days of the date incurred;

(xxii)
has not and will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person and has not and will not permit any Affiliate to assume or guarantee or become obligated for its debts other than, with respect to Borrowers, the Guarantor in connection with the Loan;

(xxiii)	has not and will not acquire obligations or securities of its partners, members or shareholders;
(xxiv)	has allocated and will allocate fairly and reasonably shared expenses, including shared office space, and uses separate stationery, invoices and checks;
(xxv)
except in connection with the Loan and except to any prior unaffiliated lender in connection with any prior loan that has been repaid in full and the obligations under which have been fully and finally extinguished, has not pledged and will not pledge its assets for the benefit of any other Person;

(xxvi)	has held itself out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other Person;
(xxvii)	has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;
(xxviii)	has not made and will not make loans to any Person and has not permitted and will not permit any Affiliate to make any loans to it;
(xxix)	has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it;
(xxx)
has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arm's-length transaction with an unrelated third party;

(xxxi)
has and will have no obligation to indemnify its partners, officers, directors, members or Special Members, as the case may be, or has such an obligation that is fully subordinated to the Debt and will not constitute a claim against it if cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation;

(xxxii)	has and will have an express acknowledgment in its organizational documents that Lender is an intended third-party beneficiary of the "special purpose" provisions of such organizational documents; and
(xxxiii)	will consider the interests of its creditors in connection with all corporate, partnership or limited liability company actions, as applicable.
(II) "Single Member Bankruptcy Remote LLC" means a limited liability company organized under the laws of the State of Delaware or the State of Nevada which at all times since its formation and at all times thereafter:
(i)	was and will be organized solely for the purpose of owning the Property and all activities incidental thereto;
(ii)	has not engaged and will not engage in any business unrelated to the ownership of the Property;
(iii)	has not had and will not have any assets other than those related to the Property;
(iv)
(A) has not engaged, sought or consented to and will not engage in, seek or consent to any dissolution, division, winding up, liquidation, consolidation, merger, asset sale (except as expressly permitted by this Agreement), transfer of partnership or membership interests or the like, or amendment of its limited liability company agreement or certificate of formation and (B) has not been the product of, the subject of or otherwise involved in, in each case, any limited liability company division (whether pursuant to a plan of division or otherwise);

(v)
except for amendments to the limited liability agreement prior to the date of closing the Loan and for amendments to the limited liability agreement to constitute a Special Purpose Bankruptcy Remote Entity, has not, and without the unanimous consent of all of directors (including all Independent Directors), as applicable, will not, with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest (A) file a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally, (B) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such entity or for all or any portion of such entity's properties, (C) make any assignment for the benefit of such entity's creditors or (D) take any action that might cause such entity to become insolvent;

(vi)	has remained and intends to remain solvent and has maintained and intends to maintain adequate capital in light of its contemplated business operations;
(vii)	has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;
(viii)	has maintained and will maintain its books, records, resolutions and agreements as official records;
(ix)	except with regard to the other Borrowers, has not commingled and will not commingle its funds or assets with those of any other Person;
(x)	has held and will hold its assets in its own name;
(xi)	has conducted and will conduct its business in its name,
(xii)
will maintain its financial statements, accounting records and other entity documents separate from any other Person except as permitted by GAAP or tax basis accounting; provided, however, that any such consolidated financial statement shall contain a note indicating that its separate assets and liabilities are neither available to pay the debts of the consolidated Person nor constitute obligations of the consolidated Person;

(xiii)	will pay its own liabilities, including the salaries of its own employees, out of its own funds and assets;
(xiv)	has observed and will observe all limited liability company formalities;
(xv)
except for loans incurred prior to the date hereof to finance or refinance any Property that have been repaid in full and the obligations under which have been fully and finally extinguished has maintained and except as permitted by the Loan Agreement, will maintain an arm's-length relationship with its Affiliates;

(xvi)
except for loans incurred prior to the date hereof to finance or refinance any Property that have been repaid in full and the obligations under which have been fully and finally extinguished, has not and will not have any indebtedness other than Permitted Indebtedness;

(xvii)
except for loans incurred prior to the date hereof to finance or refinance any Property which have been discharged in full, has not and except as permitted in the Loan Agreement, will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person and will not permit any Affiliate to assume or guarantee or become obligated for its debts;

(xviii)	has not and will not acquire obligations or securities of its partners, members or shareholders;
(xix)	will allocate fairly and reasonably shared expenses, including shared office space, and uses separate stationery, invoices and checks;
(xx)
except in connection with the Loan and except to any prior unaffiliated lender in connection with any prior loan that has been repaid in full and the obligations under which have been fully and finally extinguished, has not pledged and except as permitted by the Loan Agreement will not pledge its assets for the benefit of any other Person;

(xxi)	has held itself out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other Person;
(xxii)	has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;
(xxiii)	has not made and will not make loans to any Person and has not permitted and will not permit any Affiliate to make any loans to it;
(xxiv)	has not identified and will not identify its members or any Affiliate of any of them, as a division or part of it;
(xxv)
except for loans incurred prior to the date hereof to finance or refinance any Property that have been repaid in full and the obligations under which have been fully and finally extinguished, has not entered into or been a party to, and except as permitted by the Loan Agreement, will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arm's-length transaction with an unrelated third party;

(xxvi)
has and will have no obligation to indemnify its partners, officers, directors, members or Special Members, as the case may be, or has such an obligation that is fully subordinated to the Debt and will not constitute a claim against it if cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation;

(xxvii)	has and will have an express acknowledgment in its organizational documents that Lender is an intended third-party beneficiary of the "special purpose" provisions of such organizational documents;
(xxviii)	will consider the interests of its creditors in connection with all limited liability company actions;
(xxix)	has maintained and will maintain its accounts, books and records separate from any other person;
(xxx)
has and will have an operating agreement which provides that at all times such entity will have at least one (1) duly appointed Independent Manager, and the entity will not take any action requiring the unanimous affirmative vote of 100% its members, managers, officers and/or directors, as applicable, unless, at the time of such action there is at least one (1) Independent Manager, and all of the members, managers, officers and/or directors and all Independent Managers shall have participated in such vote;

(xxxi)
has and will have an operating agreement which provides that, as long as any portion of the Debt remains outstanding, (A) upon the occurrence of any event that causes Sole Member to cease to be a member of Borrower (other than (x) upon an assignment by Sole Member of all of its limited liability company interest in Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of Borrower and the Loan Documents, or (y) the resignation of Sole Member and the admission of an additional member of Borrower, if permitted pursuant to the organizational documents of Borrower and the Loan Documents), the person acting as an Independent Manager of Borrower shall, without any action of any Person and simultaneously with Sole Member ceasing to be a member of Borrower, automatically be admitted as the sole member of Borrower (the "Special Member") and shall preserve and continue the existence of Borrower without dissolution or division, (B) no Special Member may resign or transfer its rights as Special Member unless (x) a successor Special Member has been admitted to Borrower as a Special Member, and (y) such successor Special Member has also accepted its appointment as an Independent Manager, (C) no Independent Manager may be removed or replaced without Cause and unless the company provides Lender with not less than three (3) Business Days' prior written notice of (a) any proposed removal of an Independent Manager, together with a statement as to the reasons for such removal, and (b) the identity of the proposed replacement Independent Manager, together with a certification that such replacement satisfies the requirements set forth in the organizational documents for an Independent Manager except in the event of death or legal incapacity of an Independent Manager, (D) to the greatest extent permitted by law, except for duties to Borrower (including duties to the members of Borrower solely to the extent of their respective economic interest in Borrower and to Borrower's creditors), such Independent Manager shall not owe any fiduciary duties to, and shall not consider, in acting or otherwise voting on any matter for which their approval is required, the interests of (i) the members of Borrower, (ii) other Affiliates of Borrower, or (iii) any group of Affiliates of which Borrower is a part); provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing and (E) except as expressly permitted pursuant to the terms of this Agreement, Sole Member may not resign and no additional member shall be admitted to Borrower; and

(xxxii)
has and will have an operating agreement which provides that, as long as any portion of the Debt remains outstanding, (A) Borrower shall be dissolved, and its affairs shall be wound up only upon the first to occur of the following: (x) the termination of the legal existence of the last remaining member of Borrower or the occurrence of any other event which terminates the continued membership of the last remaining member of Borrower in Borrower unless the business of Borrower is continued in a manner permitted by its operating agreement, the Delaware Limited Liability Company Act (as the same may be amended, modified or replaced, the "Delaware Act") or the Nevada Limited‑Liability Company Act (as the same may be amended, modified or replaced, the "Nevada Act") or (y) the entry of a decree of judicial dissolution under Section 18‑802 of the Delaware Act or under Section 86.495 of the Nevada Act, as applicable; (B) upon the occurrence of any event that causes the last remaining member of Borrower to cease to be a member of Borrower or that causes Sole Member to cease to be a member of Borrower (other than (x) upon an assignment by Sole Member of all of its limited liability company interest in Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of Borrower and the Loan Documents, or (y) the resignation of Sole Member and the admission of an additional member of Borrower, if permitted pursuant to the organizational documents of Borrower and the Loan Documents), to the fullest extent permitted by law, the personal representative of such member shall be authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in Borrower, agree in writing to continue the existence of Borrower and to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower, effective as of the occurrence of the event that terminated the continued membership of such member in Borrower; (C) the bankruptcy of Sole Member or a Special Member shall not cause such member or Special Member, respectively, to cease to be a member of Borrower and upon the occurrence of such an event, the business of Borrower shall continue without dissolution; (D) in the event of dissolution of Borrower, Borrower shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of Borrower in an orderly manner), and the assets of Borrower shall be applied in the manner, and in the order of priority, set forth in Section 18‑804 of the Delaware Act or Section 86.521 of the Nevada Act, as applicable; (E) to the fullest extent permitted by law, each of Sole Member and the Special Members shall irrevocably waive any right or power that they might have to cause Borrower or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of Borrower, to compel any sale of all or any portion of the assets of Borrower pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, division, liquidation, winding up or termination of Borrower and (F) Borrower shall be prohibited from effectuating a division (whether pursuant to Section 18-217 of the Delaware Act or otherwise).

(III) "Cause" shall mean, with respect to an Independent Director or Independent Manager, (i) acts or omissions by such Independent Director or Independent Manager, as applicable, that constitute willful disregard of, or gross negligence with respect to such Independent Director's or Independent Manager's, as applicable, duties, (ii) such Independent Director or Independent Manager, as applicable, has engaged in or has been charged with or has been indicted or convicted for any crime or crimes of fraud or other acts constituting a crime under any law applicable to such Independent Director or Independent Manager, as applicable, (iii) such Independent Director or Independent Manager, as applicable, has breached its fiduciary duties of loyalty and care as and to the extent of such duties in accordance with the terms of the Borrower's organizational documents, (iv) there is a material increase in the fees charged by such Independent Director or Independent Manager, as applicable, or a material change to such Independent Director's or Independent Manager's, as applicable, terms of service, (v) such Independent Director or Independent Manager, as applicable, is unable to perform his or her duties as Independent Director or Independent Manager, as applicable, due to death, disability or incapacity, (vi) such Person no longer meets the criteria provided in the definition of Independent Director or Independent Manager, as applicable or (vii) the death or legal incapacity of such Independent Director or Independent Manager.
(IV) "Independent Director" or "Independent Manager" means a natural person selected by Borrower (a) with prior experience as an independent director, independent manager or independent member, (b) with at least three (3) years of employment experience, (c) who is provided by a Nationally Recognized Service Company (defined below), (d) who is duly appointed as an Independent Director or Independent Manager and is not, will not be while serving as Independent Director or Independent Manager (except pursuant to an express provision in Borrower's operating agreement providing for the appointment of such Independent Director or Independent Manager to become a "special member" upon Sole Member ceasing to be a member of Borrower) and shall not have been at any time during the preceding five (5) years, any of the following:
(i) a stockholder, director (other than as an Independent Director), officer, employee, partner, attorney or counsel of Borrower, any Affiliate of Borrower or any direct or indirect parent of Borrower;
(ii) a customer, supplier or other Person who derives any of its purchases or revenues from its activities with Borrower or any Affiliate of Borrower;
(iii) a Person or other entity Controlling or under Common Control with any such stockholder, partner, customer, supplier or other Person; or
(iv) a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other Person.
A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (i) by reason of being the Independent Director or Independent Manager of a "special purpose entity" affiliated with Borrower shall be qualified to serve as an Independent Director or Independent Manager of Borrower, provided that the fees that such individual earns from serving as Independent Director or Independent Manager of affiliates of Borrower in any given year constitute in the aggregate less than five percent (5%) of such individual's annual income for that year.
A natural person who satisfies the foregoing definition other than clause (ii) shall not be disqualified from serving as an Independent Director or Independent Manager of Borrower if such individual is an independent director, independent manager or special manager provided by a Nationally Recognized Service Company that provides professional independent directors, independent managers and special managers and also provides other corporate services in the ordinary course of its business.
(V) "Nationally Recognized Service Company" means any of CT Corporation, Corporation Service Company, National Registered Agents, Inc., Sorensen Entity Services LLC, Wilmington Trust Company, National Corporate Research, Ltd. or such other nationally recognized company that provides independent director, independent manager or independent member services and that is reasonably satisfactory to Lender, in each case that is not an Affiliate of Borrower and that provides professional independent directors and other corporate services in the ordinary course of its business.

Schedule 6

Allocated Loan Amounts

Hawaii Property
$13,500,000

City Park Property
$7,200,000

Washington Street Property
$3,400,000

New Orleans Property
$5,300,000

Raider Park Property
$7,400,000

Milwaukee Property
$2,700,000
 (of which $388,035.00 is expressly allocated to the parcel acquired by MVP Milwaukee from the Redevelopment Authority of the City of Milwaukee pursuant to that certain Agreement for Sale dated May 9, 2018)

Schedule 7

Rent Roll

I certify that this rent roll is true, correct, accurate, and complete.
/s/ Brandon Welch
Brandon Welch, Interim CFO

I certify that this rent roll is true, correct, accurate, and complete.
/s/ Brandon Welch
Brandon Welch, Interim CFO

I certify that this rent roll is true, correct, accurate, and complete.
/s/ Brandon Welch
Brandon Welch, Interim CFO

Rent Roll - ISOM Maintenance Company (Non-TTU Premises)

Type	Tenant	Monthly Rent	Annual Rent	Parking Spaces	Rentable Square Feet	Options	Commencement Date	Lease Exp. Date	Revenue Participation	Notes
Parking	APKSHV Lubbock, LP	$23,890.00	$286,680.00	500	N/A	6 x 10 yr	8/1/2011	7/31/2051		25twenty apartments parking, adjustments for GDP Deflator Index. 500 spaces @$47.78/space/month = $23,890/month for remainder of lease
Suite 101 (Rooftop)	Raider Park Restaurant Group, LP	6% of gross sales	$ 50,493.97		5,003	2 x 5 yr	10/1/2017	12/31/2024		Rooftop bar, Lease amendment 3 to lease dated 5/15/11
SE Wallscape	Cebridge Acquisition, LP d/b/a Suddenlink Communications	$16,971.12	$203,653.44		1,300		11/1/2012	11/1/2022		10/1/18-9/30/19 $17,395.40; 10/1/19-9/30/20 $17,830.29; 10/1/20-9/30/21 $18,276.05; 10/1/21-11/1/22 $18,732.95
Antenna	Sprint Spectrum L.P.	$ 2,500.00	$ 30,000.00		N/A		3/15/2018	3/14/2023		Antennas. Rent increases 3% per year beginning year 2 of the lease.
Antenna + Server Room	Pavlov Media, Inc.	$ 725.00	$ 8,700.00		N/A		2/1/2015	1/6/2020		Antennas, server room
SW Wallscape	Group 1 Automotive	$ 8,000.00	$ 96,000.00	100	N/A		5/5/2017	10/25/2022		SW Wallscape. Sign completed 10/26/2017, official Completion Date/Rent Commencement began Nov 10, 2017
Suite 102 (Restaurant)	VACANT				5,683					
East retail/office 1	ISOM Maintenance Company		See Raider Park Rent Roll		3,000					Currently vacant, expected occupancy early 2019
East retail/office 2	VACANT				1,600					
South retail/office	VACANT				3,799					
New Billboard	VACANT									$100,000 forecasted rent per year beginning 2019
	Parking General		$ 5,845.00							
	SUBTOTAL				20,385					
	Total Isom revenue for % rent calculation		$681,372.41							
	Percentage rent		$ 39,460.69							
	Total rent (Isom/TTU + Isom base + percentage rent)		$839,460.61							
	2018E Expenses		$129,687.00							
	2018E NOI		$709,773.61							
	2018E Cap Rate		6.45%

I certify that this rent roll is true, correct, accurate, and complete.
/s/ Brandon Welch
Brandon Welch, Interim CFO

Hawaii Marks Garage Rent Roll

Dated 10/30/18

Type	Tenant	Space	Monthly Rent	Square Feet	Monthly Rent/SqFt	Options	Occupancy Date	Commencement Date	Lease Exp. Date	Term	Revenue Participation	Notes
Parking	SP+	Parking	$ 78,833.33	N/A	N/A	1 x 5 years	6/21/2018	6/21/2018	6/21/2023	5 years	75% > $1,250,000	
Storage	Makana Music, LLC	B-01	$ 665.60	512	$ 1.30		6/1/2015	1/1/2018		MTM		
Storage	Elizabeth Marks Stack	B-02	$ 1,999.40	1538	$ 1.30		1/1/1985	1/1/2018		MTM		
	VACANT	B-03										
	VACANT	B-04										
Storage	Elizabeth Marks Stack	B-05	$ 707.20	544	$ 1.30		5/1/1990	1/1/2018		MTM		
Storage	Colliers International Real Estate Management Services	B-06	$ 3,250.00	2500	$ 1.30		6/1/2008	1/1/2018	12/31/2020	3 years		
	VACANT	B-07										
Storage	Hawaii Academy of Performing aarts	B-08	$ 85.80	66	$ 1.30		1/15/2012	1/1/2018		MTM		
Storage	VACANT	B-09		292								
Storage	Hawaii Academy of Performing aarts	B-10	$ -	1000	$ -		12/1/2000	1/1/2018		MTM		
	VACANT	B-11		500								
Storage	Elizabeth Marks Stack	B-12	$ 269.00	207	$ 1.30		7/8/1999	1/1/2018		MTM		
Storage	VACANT	B-13										
Retail	Jane Murau dba haul2hi	G01A	$ 5,000.00	2504	$ 2.00		8/1/2016	8/1/2016	7/31/2019			$5,000 per month 10/1/18-7/31/19
Retail	Andis Wines, LLC	G01B	$ -	250	$ -		11/1/2017	5/1/2018	6/30/2023	5 years		
Retail	Daniel Ng dba Blank Canvas	G02	$ 3,656.50	1592	$ 2.30		10/1/2016	10/1/2016	7/31/2021	4 years, 10 months		3% annual escalators beginning 1/1/18
Retail	Sandra Pohl	G03	$ 1,600.00	1536	$ 1.04		3/1/2011	1/1/2018		MTM		
Retail	Valia Honolulu, Inc.	G04	$ 2,203.50	1130	$ 1.95		11/1/2018	12/1/2018	10/31/2019	1 year		
Retail	Cindy Yokoyama	G05	$ 2,500.00	1050	$ 2.38		10/1/2013	1/1/2018		MTM		
Retail	Hawaii Academy of Performing aarts	G06	$ 4,050.00	4200	$ 0.96		5/1/2011	1/1/2018	12/31/2020	3 years		
Retail	Bradley Rhea dba Barrio Vintage	G07	$ 1,285.47	480	$ 2.68		8/1/2014	8/1/2016	7/31/2020	4 years		$1,330.46 per month 8/1/19-7/31/20
	VACANT	G08										
Retail	Joshua Moore, Bo's Auto Detailing	G09, G09A, G09A1	$ 5,000.00	1688	$ 2.96		9/16/2013	10/16/2017	10/15/2020	3 years		
	VACANT	G10		437								
	TOTAL RETAIL/STORAGE		$ 32,272.47

I certify that this rent roll is true, correct, accurate, and complete
/s/ Brandon Welch
Brandon Welch, Interim CFO

Schedule 8

Intellectual Property/Websites

None

Schedule 9

REA

1.	Reciprocal Easements and Covenants Agreement dated as of August 11, 2005, and recorded on August 17, 2005, in the Official Records of Marion County, Indiana as Instrument Number 2005-0135354.

2.	Grant of Easements Agreement dated as of March 8, 2006, and recorded on March 10, 2006, in the Official Records of Marion County, Indiana as Instrument Number 2006‑0033250.

Schedule 10

Schedule of Up-Front Reserves

Reserve:	Up-Front Reserve Amount:
Required Repairs	$87,500.00
Property Taxes	$22,000.00
Free Rent Reserve	$3,750.00

Schedule 11-1

Annual Reports Officer's Certificate

[Borrowers Letterhead]

OFFICER'S CERTIFICATE
Date:
To:
From: Name, Title
Re: [Loan Name and Loan Number Dated xx/xx/xx")]

Dear [Servicer Name]:

Reference is hereby made for all purposes to that certain Loan Agreement (the "Agreement") dated as of [_______], between [Lender] ("Lender") and [Borrowers] ("Borrowers").  Capitalized terms used herein and not otherwise defined shall have the definition attributed to such term in the Agreement.
Borrowers hereby submit certain financial reports required under the terms and conditions set forth in Agreement.

Borrowers certify that financial reports delivered herewith to Lender pursuant to Section 6.3.2 of the Agreement (collectively, the "Financial Reports") are satisfactory to Borrowers and each of the following conditions are true, correct and complete:

1.
To Borrowers' knowledge, The Financial Reports are true, correct, accurate and complete and fairly present the financial condition and results of the operations of Borrowers and the Properties in accordance with GAAP.

2.
[No Default or Event of Default exists or remains uncured as of this date][The following Defaults and/or Events of Default exist as of the date hereof and attached hereto is a description of the nature thereof, the period of time it has existed and the action then being taken to remedy it];

3.
As of the date hereof, no litigation exists involving Borrowers or any Property in which the amount involved is $250,000 (in the aggregate) or more or in which all or substantially all of the potential liability is not covered by insurance[, or, if so, specifying such litigation and the actions being taken in relation];

4.
Operating expenses incurred by Borrowers for the period covered by this certificate were [greater than] [less than] the operating expenses reflected in the applicable Annual Budget in the amount of $[________].

5.	All representations and warranties of Borrowers as set forth in the Loan Documents remain true and complete in all material respects as of this date;
6.	Each vendor has been paid in full as of this date; and
7.	No indebtedness has been incurred other than an indebtedness permitted under the terms and conditions set forth in the Agreement.

Please contact the undersigned if you have any questions regarding this matter.

[Borrowers' Signature Block]

Schedule 11-2

Monthly/Quarterly Reports Officer's Certificate

[Borrowers Letterhead]

OFFICER'S CERTIFICATE
Date:
To:
From: Name, Title
Re: [Loan Name and Loan Number Dated xx/xx/xx")]

Dear [Servicer Name]:

Reference is hereby made for all purposes to that certain Loan Agreement (the "Agreement") dated as of [_______], between [Lender] ("Lender") and [Borrowers] ("Borrowers").  Capitalized terms used herein and not otherwise defined shall have the definition attributed to such term in the Agreement.
Borrowers hereby submit certain financial reports as required under the terms and conditions set forth in Agreement.

Borrowers certify that financial reports delivered herewith to Lender pursuant to Section 6.3.3 of the Agreement (collectively, the "Financial Reports") are satisfactory to Borrowers and each of the following conditions are true, correct and complete:

1.
To Borrowers' knowledge, the Financial Reports are true, correct, accurate and complete and fairly present the financial condition and results of the operations of Borrowers and the Properties in accordance with GAAP (subject to normal year-end adjustments).

2.
[No Default or Event of Default exists or remains uncured as of this date][The following Defaults and/or Events of Default exist as of the date hereof and attached hereto is a description of the nature thereof, the period of time it has existed and the action then being taken to remedy it];

3.
As of the date hereof, no litigation exists involving Borrowers or any Properties in which the amount involved is $250,000 (in the aggregate) or more or in which all or substantially all of the potential liability is not covered by insurance[, or, if so, specifying such litigation and the actions being taken in relation];

4.
Operating expenses incurred by Borrowers for the period covered by this certificate were [greater than] [less than] the operating expenses reflected in the applicable Annual Budget in the amount of $[________].

5.	All representations and warranties of Borrowers as set forth in the Loan Documents remain true and complete in all material respects as of this date;
6.	Each vendor has been paid in full as of this date; and
7.	No indebtedness has been incurred other than an indebtedness permitted under the terms and conditions set forth in the Agreement.

Please contact the undersigned if you have any questions regarding this matter.

[Borrowers' Signature Block]

Schedule 11-3

Compliance Certificate

Sample Form of Compliance Certificate

Quarterly Debt Service Coverage Calculation

	1st preceding quarter ending:	2nd preceding quarter ending:
Date:

Revenue
Less:
Rents from BK Tenants
Rents from Dark Tenants
Non-recurring Income

Total Revenue	$	$

Approved Management Fees (Based on Management Fee Cap set forth in Loan Agreement.)
Expenses

NOI (NOI for purposes of this certificate only, shall be as reasonably calculated by Borrower.)	$	$

CapEx Reserve Deposits

NCF (NOI minus deposits.)	$	$

Debt Service	$	$

Outstanding Loan Balance	$	$

Debt Yield	0.0%	0.0%

** The corresponding operating statements must be attached **

The above statement is true, correct, complete and accurate:

Insert Following Definitions (or functional equivalents) and defined terms used therein:
• Debt Service • Debt Yield • Management Fee Cap • Net Operating Income